UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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Securities Exchange Act of 1934
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Cousins Properties Incorporated

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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Cousins

2025 PROXY STATEMENT

and Notice of Annual Meeting of Stockholders

1	COUSINS 2025 PROXY STATEMENT

Our history of success is a testament to both the quality of our buildings and the quality of the teams who develop, lease, and manage them.

Cousins

LETTER FROM OUR CEO	2
LETTER FROM OUR CEO
March 18, 2025
Dear Stockholders,
2024 was a productive and successful year for Cousins. We advanced our Sun Belt lifestyle office strategy while maintaining a best-in-class balance sheet. Throughout the year, we saw an increase in leasing activity and the Company had strong financial results. As Cousins marks its 67th year, we are well-positioned for growth.
STRATEGY
At Cousins, we have a simple and compelling strategy - build the preeminent Sun Belt office REIT. Importantly, this strategy benefits from two powerful long-term trends: 1) the migration to the Sun Belt and 2) the Flight to Quality. With these tailwinds at our back, the Company is positioned to thrive during all phases of the economic cycle.
As we execute our strategy, we remain mindful of our four key operating principles. First, assemble the premier lifestyle office portfolio in dynamic markets like Atlanta, Austin, Tampa, Charlotte, Phoenix, Dallas, and Nashville. Second, remain disciplined about capital allocation while focusing on investment opportunities where Cousins has a competitive advantage. Third, maintain a fortress balance sheet. Lastly, leverage our strong local operating platforms while taking an entrepreneurial approach in our high-growth markets.
At Cousins, our priority is to drive long-term earnings growth while maintaining a strong balance sheet. We have pursued that goal over the last 13 years by aggressively executing our intentional strategy.
Some of the highlights of 2024 included:
•Leased approximately 2.0 million square feet with a 8.5% cash rent roll-up on second generation net rent per square foot, with new and expansion leases accounting for 70% of overall leasing activity during the year.
•Acquired two mezzanine loans for $27.2 million, with a weighted average spread over SOFR of 8.68%.
•Acquired a 20% interest in a newly formed joint venture that purchased Proscenium, a 525,000 square foot office building in Midtown Atlanta, for a gross purchase price of $83.3 million.
•Acquired Vantage South End, a 639,000 square foot lifestyle office property in South End Charlotte, for a purchase price of $328.5 million.
•Acquired Sail Tower, an 804,000 square foot lifestyle office property in Downtown Austin, for a purchase price of
$521.8 million.
•Issued 15,500,000 shares of common stock, generating proceeds of $468.9 million.
•Issued $500.0 million of 5.875% public unsecured senior notes, generating net proceeds of $498.5 million.
•Issued $400.0 million of 5.375% public unsecured senior notes, generating net proceeds of $397.9 million.
Our remarkable 2024 achievements continue to highlight the strength and resiliency of our leading Sun Belt lifestyle office portfolio and best-in-class balance sheet.

3	COUSINS 2025 PROXY STATEMENT

LETTER FROM OUR CEO
March 18, 2025
CORPORATE RESPONSIBILITY
Our corporate responsibility initiatives are at the foundation of what we do and how we operate our business. They are rooted in a commitment to contributing positive economic outcomes for our customers, stockholders, employees, and the communities in which we live and work.
In 2024, we published our sixth Corporate Responsibility report. I am pleased we continued to make progress on our sustainability goals, including our ongoing goal of improving energy efficiency from our first reporting year of 2018.  As outlined in that report, our overall strategy is to create and maintain a resilient portfolio of high-quality office buildings, while also minimizing operational costs and the potential external impacts on the environment.
We also seek to make a positive social impact in our workplace and in our communities through philanthropy, volunteerism, and maintaining a healthy company culture. Through a combination of financial support and lending our expertise and time with industry and nonprofit organizations, we encourage good corporate citizenship. Throughout
2024, our employees were actively engaged in Company-wide initiatives that delivered value and positively impacted the communities we serve, from volunteer initiatives to internship programs to career days, to name a few.
LOOKING AHEAD
As we enter into 2025, we are in an advantageous position. We are in the right Sun Belt markets. We own a trophy lifestyle portfolio with modest near-term lease expirations. Our 2024 transaction activity highlights the creativity of our team and openness to a wide variety of opportunities at this point in the cycle, including debt, structured transactions, joint ventures, and property acquisitions. We have a fortress balance sheet with minimal near-term debt maturities, and we have a well-covered dividend. Over the long term, Cousins is uniquely well-positioned.
Thank you to our team and our dedicated Board of Directors, who serve our customers and our stockholders with their strategic vision, skills, and experience. It is an honor to lead Cousins and I appreciate your guidance and confidence throughout the years.

President and Chief Executive Officer

NOTICE OF 2025 ANNUAL MEETING OF STOCKHOLDERS	4
NOTICE OF 2025 ANNUAL MEETING
OF STOCKHOLDERS
The 2025 Annual Meeting of Stockholders of Cousins Properties Incorporated will be held:

Date	Time	Location
Tuesday, April 29, 2025	12:00 PM Local Time	3344 Peachtree Road, Suite 1800 Atlanta, Georgia 30326

	Proposal	For More Information	Board Recommendation
Proposal 1	Election of nine nominees named in the proxy statement as Directors, each for a term of one year.	Page 24	For each nominee

Proposal 2	Consideration of an advisory vote to approve executive compensation.	Page 94	For approval

Proposal 3	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2025.	Page 95	For ratification
Stockholders of record of Cousins common stock (NYSE: CUZ) at the close of business on February 27, 2025 are entitled to vote at the meeting and any postponements or adjournments of the meeting.
YOUR VOTE IS IMPORTANT
Please vote as promptly as possible by using any of the following methods:

VOTE BY INTERNET	PHONE	MAIL	AT ANNUAL MEETING
You can scan this QR code to
vote with your mobile phone,
utilize the Proxy Vote Mobile
App, or visit
www.proxyvote.com.
You will need the 16-digit
number included in your proxy
card, voter instruction form, or
notice.
	Call 1-800-690-6903 or the number on your voter instruction form. You will need the 16-digit number included in your proxy card, voter instruction form, or notice.	Send your completed and signed proxy card or voter instruction form to the address on your proxy card or voter instruction form.	See next page regarding in- person attendance at the Meeting.

5	COUSINS 2025 PROXY STATEMENT
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 29, 2025:
The proxy statement and 2024 Annual Report are available at www.proxyvote.com.
ATTENDANCE AT THE MEETING
To attend the meeting, you must be a stockholder on the record date. You will be able to attend the Annual Meeting as well as vote during the meeting in person.
Participation in the meeting may be limited due to the physical capacity of the host location, in which case access to the meeting will be accepted on a first-come, first-served basis. Physical entry to the meeting will begin at 11:30 a.m. local time, and the meeting will begin promptly at 12:00 p.m. local time.
We encourage stockholder participation in our Annual Meeting, which we have designed to promote stockholder engagement. Stockholders will be permitted to ask questions on the ballot items during the meeting and on other subjects during a question and answer session that will begin at the conclusion of the meeting. Stockholders will be able to review the Rules of Conduct for the meeting upon physical entry to the Annual Meeting.
By Order of the Board of Directors.
Pamela F. Roper
Corporate Secretary, Atlanta, Georgia
March 18, 2025

Cousins Properties Incorporated (3344 Peachtree Road NE, Suite 1800, Atlanta, Georgia 30326) is providing you with this proxy statement relating to its 2025 Annual Meeting of Stockholders. We began mailing a notice on March 18, 2025 containing instructions on how to access this proxy statement and our annual report online, and we also began mailing a full set of the proxy materials to stockholders who had previously requested delivery of the materials in paper copy. References to “the Company”, “Cousins” or
“our” in this proxy statement refer to Cousins Properties Incorporated and, as applicable, its consolidated subsidiaries.

TABLE OF CONTENTS	6

TABLE OF CONTENTS

07	PROXY SUMMARY
18	GENERAL INFORMATION
24	PROPOSAL 1 - ELECTION OF DIRECTORS
	28	Meetings of the Board of Directors and Director Attendance at Annual Meetings
	28	Director Independence
	29	Board Leadership Structure
	29	Executive Sessions of Independent Directors
	30	Committees of the Board of Directors
	34	Corporate Governance
	34	Board’s Role in Risk Oversight
	37	Board’s Role in Corporate Strategy
	37	Majority Voting for Directors and Director Resignation Policy
	38	Selection of Nominees for Director
	39	Management Succession Planning
	40	Board Refreshment and Board Succession Planning
	40	Board and Committee Evaluation Process
	41	Hedging, Pledging, and Insider Trading Policy
	41	Stockholder Engagement and Outreach
	43	Sustainability & Corporate Responsibility
47	EXECUTIVE COMPENSATION
	47	Compensation Discussion & Analysis
	47	Executive Summary
	51	Compensation Practices
	53	Say-on-Pay Results
	53	Compensation Philosophy and Competitive Positioning
	53	Compensation Review Process
	54	Role of Management and Compensation Consultants
	55	Components of Compensation
		56	Base Salary
		57	Annual Incentive Cash Award
		64	Long-Term Incentive Equity Awards
		67	LTI Grant Practices
		69	Other Compensation Items
	70	Benefits and Perquisites
	71	Incentive-Based Compensation Recoupment or “Clawback” Policy
		71	Stock Ownership Guidelines and Stock Holding Period

	73	Severance Policy, Retirement, and Change in Control Agreements
	74	Assessment of Compensation-Related Risks
	75	Committee Report on Compensation
76	SUMMARY COMPENSATION TABLE FOR 2024
78	GRANT OF PLAN-BASED AWARDS IN 2024
80	OUTSTANDING EQUITY AWARDS AT 2024 FISCAL YEAR-END
81	STOCK VESTED IN 2024
82	POTENTIAL PAYMENTS UPON TERMINATION, RETIREMENT, OR CHANGE IN CONTROL

86	PAY VS PERFORMANCE
89	CEO PAY RATIO
91	DIRECTOR COMPENSATION
	92	2024 Compensation of Directors
93	COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

93	EQUITY COMPENSATION PLAN INFORMATION
94	PROPOSAL 2 ADVISORY APPROVAL OF EXECUTIVE COMPENSATION

95	PROPOSAL 3 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

	95	Summary of Fees to Independent Registered Public Accounting Firm

97	REPORT OF THE AUDIT COMMITTEE
98	CERTAIN TRANSACTIONS
98	SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

98	FINANCIAL STATEMENTS
99	STOCKHOLDERS PROPOSALS FOR 2026 ANNUAL MEETING OF STOCKHOLDERS

99	EXPENSES OF SOLICITATION
99	INFORMATION ABOUT VOTING AND THE MEETING

101	STOCK OWNERSHIP
103	APPENDIX A

7	COUSINS 2025 PROXY STATEMENT
PROXY SUMMARY
This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.
BUSINESS HIGHLIGHTS
Cousins is a fully integrated, self-administered, and self-managed real estate investment trust, based in Atlanta, Georgia.
Founded in 1958 by Tom Cousins, we have extensive expertise in the development, acquisition, leasing, and property management of Class A office buildings.
When it comes to strategy, Cousins keeps it simple:
•assemble the premier portfolio of trophy, lifestyle office assets in high-growth Sun Belt markets,
•maintain a disciplined approach to capital allocation, while focusing on investment opportunities where Cousins has a competitive advantage,
•maintain our fortress balance sheet, and
•leverage our strong local operating platforms, while taking an entrepreneurial approach in our high-growth markets.
At the end of December 2024, Cousins managed a 20.6 million square foot trophy office portfolio primarily in the high-growth markets of Atlanta, Austin, Tampa, Charlotte, Phoenix, Dallas, and Nashville.

2024 HIGHLIGHTS
•	Leased 2.0 million square feet of office space, including 1.4 million square feet of new and expansion space
•	Maintained a simple and strong balance sheet, with $895.0 million of liquidity as of December 31, 2024.
•	Increased second generation net rent per square foot by 8.5% on a cash-basis.
•	Issued $500.0 million aggregate principal amount of 5.875% public unsecured senior notes, and $400.0 million aggregate principal amount of 5.375% public unsecured senior notes.
•	Acquired Vantage South End, a 639,000 square foot lifestyle office property in South End Charlotte, for $328.5 million.
•	Acquired Sail Tower, an 804,000 square foot lifestyle office property in Downtown Austin, for $521.8 million.
•	Issued 15.5 million shares of common stock, generating aggregate proceeds of $468.9 million.
•	Stable and experienced leadership team, with more than 20 years of average tenure in the real estate industry and 14 years at Cousins.

PROXY SUMMARY	8

COMPENSATION HIGHLIGHTS
The Compensation & Human Capital Committee (the “Compensation Committee”) approved the 2024 compensation arrangements for our named executive officers (“NEOs”). Below are highlights of our 2024 compensation arrangements for our NEOs from the Compensation Discussion & Analysis (the “CD&A”) section of this proxy statement:
No Structural Changes to our Executive Compensation
• In 2024, total CEO target compensation was 90% “at risk” or “performance based” compensation. Only base salary is a fixed amount. The other components are based on performance and/or stock price.

10%
11%
14%
25%
40%
Base Salary
LTI-Performance RSU
Annual Bonus
LTI-Restricted Stock
LTI-Market RSU

At risk:
90%
• As indicated in the chart above, 76% of the compensation was granted in the form of long-term equity awards.
The Long-term equity awards were granted to our NEOs using a mix of 42% market-conditioned restricted stock units (“RSUs”), 18% performance-conditioned RSUs, and 40% time-vested restricted stock. The market-
conditioned RSUs (“Market RSUs”) are earned only upon meeting market performance goals relating to total stockholder return (relative to a peer group comprised of the members of the FTSE Nareit Equity Office Index)
(“TSR”), and the performance-conditioned RSUs (“Performance RSUs”) are earned only upon meeting Company performance goals relating to aggregate Funds From Operations (“FFO”) each over a three-year period from
2024 through 2026. The time-vested restricted stock vests ratably over a three-year service requirement, and the Market RSUs and Performance RSUs cliff vest only if the performance conditions and service requirement are satisfied.
• The Compensation Committee, at its February 2024 meeting, discussed potential performance goals for the
2024 annual incentive cash award, including the components and relative weighting. As part of this review and discussion, the Compensation Committee considered the Company’s financial and non-financial initiatives and objectives. The Compensation Committee also included non-financial corporate responsibility metrics within our annual incentive goals, with four separate goals representing, in aggregate, 10% of the 2024 annual incentive compensation goals.

9	COUSINS 2025 PROXY STATEMENT

PROXY SUMMARY	10

CORPORATE RESPONSIBILITY HIGHLIGHTS
22
Years
Above-average
Green Street
Governance
Scores
9
Consecutive
Years
Rated Green Star
by GRESB

Since 1958, Cousins has recognized that a commitment to
thoughtful and responsible operations, with a sustainable model that values corporate social responsibility, creates meaningful value for all stakeholders.
In 2024, we issued our sixth Corporate Responsibility report. Our
Corporate Responsibility initiatives are at the foundation of what we do and how we operate our business. Cousins is committed to developing and acquiring high-quality, lifestyle office assets, operating them responsibly, and seizing innovative improvements wherever feasible.
Highlights of our building certifications are noted below, with each percentage reflecting the percentage of eligible square footage within the portfolio (as of December 31, 2024) that has the relevant certification. More information regarding these certifications can be found on page 44.

88%	95%	74%	62%
LEED® or AEGB Certified Buildings (see p. 44 for additional info on AEGB)	ENERGY STAR Certification	BOMA 360 Certified Buildings	Fitwel® Certified Buildings

CONTINUED PURSUIT OF HEALTHY BUILDINGS CERTIFICATIONS
In 2024, we earned additional Fitwel® certifications for our buildings, bringing our portfolio total to 35 certifications. Fitwel uses scorecards that include more than 55 evidence-based design and operational strategies to enhance buildings by addressing a broad range of health behaviors and risks, including impact on surrounding community health, increasing physical activity, promotion of occupant safety, and instilling feelings of well-being.

11	COUSINS 2025 PROXY STATEMENT
We recognize that our achievements and progress on our corporate strategy are made possible by the attraction, development, and retention of our dedicated employees. We are also committed to fostering and maintaining a healthy company culture, through adherence to our Code of Business Conduct and Ethics (the “Code”) and upholding of our
Core Values, which include the embrace of diversity in the backgrounds, cultures, interests, and experiences within our
Company. Our Code and Core Values are available on our website at www.cousins.com.

EMPLOYEE COMPOSITION SNAPSHOT

PROXY SUMMARY	12

EMPLOYEE ENGAGEMENT

2024 Top Workplaces Winner

Awarded by the Atlanta Journal-Constitution and
Top Workplaces USA.  In 2024, we were recognized
for excellence in the following areas: employee
appreciation, leadership, innovation, purpose and
values, compensation and benefits, employee well-
being, professional development, and work-life
flexibility.

Training
Extensive training, including over 3,000 online safety and human resource training courses completed in 2024 by our employees.

Culture Club
Includes employees from all divisions of our corporate headquarters with a focus on work-day events to encourage engagement and belonging throughout the Company.

PHILANTHROPY

Community Contributions

Community involvement is one of Cousins’ core values.
In 2024, Cousins focused its philanthropy around five
areas: promotion of real estate careers, education,
affordable housing, community spaces, and parks.

CuzWeCare Week

In 2024, Cousins continued its CuzWeCare Week, a
philanthropic program supporting in-person volunteer
activities and community involvement among our
employees. Teams across the company supported 8
non-profit organizations with a day of volunteerism and
raised $84,700 in financial support.

13	COUSINS 2025 PROXY STATEMENT
GOVERNANCE HIGHLIGHTS
We also recognize the importance of best in class governance practices. Below are some highlights of our practices:

FOR MORE INFORMATION
Annual election of all Directors	Page 16

Independent Chair of the Board	Page 28

No shareholder rights plan or “poison pill”	Page 34

Vendor code of conduct	Page 34

Corporate governance guidelines	Page 34

Majority voting standard for Director elections	Page 37

Robust annual board evaluation	Page 40

Balanced tenure among Board of Directors	Page 40

Year-round shareholder engagement	Page 41

Anti-hedging and anti-pledging policies	Page 41

Comprehensive mandatory training	Page 41

Cap on incentive award payouts	Page 61

PROXY SUMMARY	14

Compensation clawback policy	Page 71

Robust share ownership requirements	Page 71

Holding periods for executive and director stock awards	Page 71

Policy against tax “gross-ups” for executives	Page 74

15	COUSINS 2025 PROXY STATEMENT
2025 ANNUAL MEETING INFORMATION

Date and Time	Location

APRIL 29, 2025	IN PERSON
12:00 P.M.	3344 PEACHTREE ROAD, SUITE 1800
LOCAL TIME	ATLANTA, GEORGIA 30326

Record Date	Voting

February 27,	Holders of our common stock are entitled to one vote per share.
2025

VOTING MATTERS AND BOARD RECOMMENDATIONS

	Proposal	For More Information	Board Recommendation
Proposal 1	Election of nine nominees named in the proxy statement as Directors, each for a term of one year.	Page 24	For each nominee

Proposal 2	Consideration of an advisory vote to approve executive compensation.	Page 94	For approval

Proposal 3	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2025.	Page 95	For ratification

PROXY SUMMARY	16

ELECTION OF DIRECTORS
The Board of Directors (the “Board”) of Cousins Properties Incorporated (“we,” “our,” “us,” the “Company,” or
“Cousins”) is asking you to elect nine directors (the “Directors”). The table below provides summary information about the nine Director nominees. All of the nominees currently serve on the Board. Our Bylaws provide for majority voting in uncontested Director elections. Therefore, a nominee will only be elected if the number of votes cast for the nominee’s election is greater than the number of votes cast against that nominee.
For more information about the nominees, including information about the qualifications, attributes, and skills of the nominees, see page 24.

				Board Committees
Name	Age	Director Since	Primary Occupation	Audit	Compensation & Human Capital	Nominating/ Governance	Sustainability	Executive

Charles T. Cannada	66	2016	Private Investor

Robert M. Chapman	71	2015	Chair of the Board of Cousins; Chief Executive Officer of CenterPoint Properties Trust

M. Colin Connolly	48	2019	President and Chief Executive Officer of Cousins

Scott W. Fordham	57	2019	Former Chief Executive Officer of TIER REIT, Inc.

Susan L. Givens*	48	2025	Former executive with Blackstone

R. Kent Griffin Jr.	55	2019	Managing Director of PHICAS Investors

Donna W. Hyland	64	2014	President and Chief Executive Officer of Children’s Healthcare of Atlanta

Dionne Nelson	53	2021	Chief Executive Officer of Laurel Street

R. Dary Stone	71	2018	President and Chief Executive Officer of R.D. Stone Interests
*Ms. Givens was elected to the Board by the Board effective April 1, 2025. If re-elected by
Cousins’ shareholders, the Board will consider her committee memberships at its next regular meeting.
= Committee member
= Committee Chair

17	COUSINS 2025 PROXY STATEMENT
ADDITIONAL PROPOSALS
APPROVE EXECUTIVE COMPENSATION
The Board is asking you to approve executive compensation for our NEOs for 2024 on an advisory basis. Pay that reflects performance and alignment of pay with the long-term interests of our stockholders are key principles that underlie our compensation program. Stockholders have the opportunity to vote, on an advisory basis, on the compensation of our executive officers. This agenda item is often referred to as a say-on-pay, and it provides you the opportunity to cast a vote with respect to our 2024 executive compensation programs and policies and the compensation paid to the NEOs as disclosed in this proxy statement.
For more information, see page 94.
At our 2024 annual meeting, stockholders approved our say-on-pay vote on 2023 executive compensation with approval by 90.83% of votes cast.
For more information, see page 53.
RATIFY THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board is asking you to ratify the selection of Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for the year ending December 31, 2025.
For more information, see page 95.

GENERAL INFORMATION	18

GENERAL INFORMATION
WHY IS THIS PROXY STATEMENT BEING MADE AVAILABLE?
Our Board of Directors has made this proxy statement available to you because you owned shares of our common stock at the close of business on February 27, 2025, and our Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting. This proxy statement describes issues on which we would like you to vote at our Annual Meeting. It also gives you information on these issues so that you can make an informed decision, in accordance with the rules of the
Securities and Exchange Commission (“SEC”), and is designed to assist you in voting.
WHAT IS A PROXY?
A proxy enables a shareholder to vote without physically attending the meeting. Technically, it is your legal designation of another person to vote the stock you own. That other person is called a proxy. The document in which you designate that person is called a proxy or a proxy card. Two of our Directors have been designated as proxies for the 2025 Annual
Meeting of Stockholders. These Directors are M. Colin Connolly and Robert M. Chapman.
WHY DID I RECEIVE A NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS IN THE MAIL
INSTEAD OF A PRINTED SET OF PROXY MATERIALS?
Pursuant to rules adopted by the SEC, we are permitted to furnish our proxy materials over the internet to our stockholders by delivering a Notice of Internet Availability of Proxy Materials in the mail. The Notice of Internet
Availability of Proxy Materials instructs you on how to access and review the proxy statement and 2024 Annual Report to
Stockholders over the internet. The Notice of Internet Availability of Proxy Materials also instructs you on how you may submit your proxy over the internet at www.proxyvote.com. We believe that this e-proxy process expedites shareholders’
receipt of proxy materials, while also lowering our costs and reducing the environmental impact of our annual meeting.
We have used this e-proxy process to furnish proxy materials to certain of our stockholders over the internet.
If you received a Notice of Internet Availability of Proxy Materials in the mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting these materials provided in the Notice of Internet
Availability of Proxy Materials.
If you received a paper copy of this proxy statement by mail and you wish to receive a Notice of Internet Availability of
Proxy Materials of next year’s proxy statement whereby, you can elect to receive an e-mail message that will provide a link to these documents. By opting to receive the notice of availability and accessing your proxy materials online, you will save the Company the cost of producing and mailing documents to you, reduce the amount of mail you receive, and help preserve environmental resources. To sign up for electronic delivery, please follow the instructions on the Notice of
Internet Availability of Proxy Materials, using the Internet and, when prompted, indicate that you agree to receive or access materials electronically in future years.
WHO IS ENTITLED TO VOTE?
Holders of our common stock at the close of business on
February 27, 2025 are entitled to receive notice of the meeting and to vote at the meeting and any postponements or
adjournments of the meeting. February 27, 2025 is referred to as the “record date.”

19	COUSINS 2025 PROXY STATEMENT
TO HOW MANY VOTES IS EACH SHARE OF COMMON
STOCK ENTITLED?
Holders of our common stock are entitled to one vote per share.
HOW DO I VOTE?
Common stockholders of record may vote:
•via the Proxy Vote Mobile App, which is available for download through the Apple App Store or Google Play
Store;
•over the internet at www.proxyvote.com, as noted in the Notice of Internet Availability of Proxy Materials or your proxy card (if you received a proxy card);
•by telephone at 1-800-690-6903, as shown on your proxy card (if you received a proxy card);
•by signing and dating your proxy card (if you received a proxy card) and mailing it in the postage-paid and addressed envelope enclosed therewith to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New
York 11717; or
•by attending the Annual Meeting and voting in person.
If you have internet access, we encourage you to vote via the internet. It is convenient, more environmentally friendly, and saves us significant postage and processing costs. In addition, when you vote by proxy via the internet or by phone prior to the meeting date, your proxy vote is recorded immediately and there is no risk that postal delays will cause your proxy vote to arrive late and, therefore, not be counted.
If voting by mobile app, internet, telephone or mail, your vote must be received not later than April 28, 2025.
WHAT IS THE DIFFERENCE BETWEEN A STOCKHOLDER OF RECORD AND A STOCKHOLDER
WHO HOLDS COMMON STOCK IN “STREET NAME?”
If your shares of common stock are registered in your name, you are a stockholder of record. If your shares are in the name of your broker or bank, your shares are held in “street name.”
If you hold your shares of common stock are held in a street name, please refer to the instructions provided by your broker or bank regarding how to vote your shares or to revoke your voting instructions. The availability of telephone and internet voting depends on the process of the broker, bank, or other nominee. Street name holders may vote in person only if they have a legal proxy to vote their shares as described above (see "What is a Proxy").
WHAT IF I CHANGE MY MIND AFTER I RETURN MY PROXY?
You may revoke your proxy and change your vote at any time before the polls close at the Annual Meeting. You may do this by:
•sending written notice of revocation to our Corporate Secretary at 3344 Peachtree Road NE, Suite 1800, Atlanta,
Georgia 30326-4802;
•submitting a subsequent proxy via mobile app, internet, or telephone or executing a new proxy card with a later date; or
•voting in person at the Annual Meeting.
Written notice of revocation or submission of a subsequent proxy must be received not later than April 28, 2025 to be valid. Attendance at the meeting will not by itself revoke a proxy; revocation of a proxy during attendance at the Annual
Meeting must occur prior to the close of balloting.

GENERAL INFORMATION	20

ON WHAT ITEMS AM I VOTING?
You are being asked to vote on three items:
•to elect nine Directors nominated by the Board of Directors;
•to approve, on an advisory basis, the compensation of the Named Executive Officers as disclosed in this proxy statement; and
•to ratify the appointment of Deloitte as our independent registered public accounting firm for the year ending
December 31, 2025.
No cumulative voting rights are authorized, and dissenters’ rights are not applicable to these matters.
HOW MAY I VOTE FOR THE NOMINEES FOR ELECTION OF DIRECTORS, AND HOW MANY VOTES MUST
THE NOMINEES RECEIVE TO BE ELECTED?
With respect to the election of Directors, you may:
•vote FOR the nine nominees for Director;
•vote AGAINST the nine nominees for Director;
•vote FOR certain of the nominees for Director and vote AGAINST the remaining nominees; or
•ABSTAIN from voting on one or more of the nominees for Director.
Our Bylaws provide for majority voting in uncontested Director elections. Under the majority voting standard, Directors are elected by a majority of the votes cast, which means that the number of shares voted for a Director must exceed the number of shares voted against that Director. Abstentions are not considered votes cast for or against the nominee under a majority voting standard, and abstentions and broker non-votes will have no effect on the outcome of the vote.
WHAT HAPPENS IF A NOMINEE IS UNABLE TO STAND FOR ELECTION?
If a nominee is unable to stand for election, the Board may, by resolution, provide for a lesser number of Directors or designate a substitute nominee. If the Board designates a substitute nominee, shares represented by proxies voted for the nominee unable to stand for election will be voted for the substitute nominee. In no event may proxies be voted for more than nine Directors at the Annual Meeting.
HOW MAY I VOTE ON THE PROPOSAL TO APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION
OF THE NAMED EXECUTIVE OFFICERS FOR 2024 AS DISCLOSED IN THIS PROXY STATEMENT, AND
HOW MANY VOTES MUST THE PROPOSAL RECEIVE TO PASS?
With respect to this proposal, you may:
•vote FOR the proposal;
•vote AGAINST the proposal; or
•ABSTAIN from voting on the proposal.
The proposal is approved if the votes cast favoring the proposal exceed the votes cast opposing the proposal.
Abstentions and broker non-votes will have no effect on the outcome of the vote.

21	COUSINS 2025 PROXY STATEMENT
HOW MAY I VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM FOR 2025, AND HOW MANY VOTES MUST THE PROPOSAL
RECEIVE TO PASS?
With respect to the proposal to ratify the independent registered public accounting firm, you may:
•vote FOR the proposal;
•vote AGAINST the proposal; or
•ABSTAIN from voting on the proposal.
The proposal is approved if the votes cast favoring the proposal exceed the votes cast opposing the proposal.
Abstentions and broker non-votes will have no effect on the outcome of the vote.
HOW DOES THE BOARD OF DIRECTORS RECOMMEND THAT I VOTE?
The Board recommends a vote:
•FOR the nine Director nominees;
•FOR the approval, on an advisory basis, of executive compensation; and
•FOR the ratification of the appointment of the independent registered public accounting firm for 2025.
WHAT HAPPENS IF I SIGN AND RETURN MY PROXY CARD BUT DO NOT PROVIDE VOTING
INSTRUCTIONS?
If you return a signed proxy card but do not provide voting instructions, your shares of common stock will be voted:
•FOR the nine Director nominees;
•FOR the approval, on an advisory basis, of executive compensation; and
•FOR the ratification of the appointment of the independent registered public accounting firm for 2025.
I HAVE RECEIVED MY PROXY CARD, BUT I HAVE NOT YET VOTED. WILL I BE ALLOWED TO ATTEND
THE ANNUAL MEETING?
Yes. All shareholders as of the Record Date may attend the Annual Meeting. Please bring two (2) valid forms of identification and your proxy card when attending. In addition to registering for the meeting, stock holders who hold their shares in a street name that wish to vote at the meeting must obtain a legal proxy from their bank, broker, or other nominee prior to the meeting. You will need to have an electronic image (such as a PDF file or scan) of the legal proxy with you if you are voting at the meeting.

GENERAL INFORMATION	22

WILL MY SHARES BE VOTED IF I DO NOT SIGN AND RETURN MY PROXY CARD, VOTE BY PHONE OR
VOTE OVER THE INTERNET?
If you are a common stockholder and you do not sign and return your proxy card, vote by phone, vote over the internet, or vote in person at the Annual Meeting, your shares will not be voted and will not count in deciding the matters presented for stockholder consideration in this proxy statement.
If your shares of common stock are held in “street name” through a broker or bank and you do not provide voting instructions before the Annual Meeting, your broker or bank may vote your shares on your behalf under certain limited circumstances, in accordance with New York Stock Exchange (“NYSE”) rules that govern the banks and brokers. These circumstances include voting your shares on “routine matters,” including the ratification of the appointment of our independent registered public accounting firm described in this proxy statement. Therefore, with respect to this proposal, if you do not vote your shares, your bank or broker may vote your shares on your behalf or leave your shares unvoted.
The remaining proposals — the election of Directors and the advisory vote on executive compensation — are not considered routine matters under NYSE rules relating to voting by banks and brokers. When a proposal is not a routine matter and the brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm cannot vote the shares on that proposal. This is called a “broker non-vote.” Broker non-votes that are represented at the Annual Meeting will be counted for purposes of establishing a quorum, but not for determining the number of shares voted for or against the non-routine matter.
We encourage you to provide instructions to your bank or brokerage firm by voting your proxy. This action ensures your shares will be voted at the meeting in accordance with your wishes.
HOW MANY VOTES DO YOU NEED TO HOLD THE ANNUAL MEETING?
Shares of our common stock are counted as present at the Annual Meeting if the stockholder either attends in person at the Annual Meeting or properly submitted a proxy. As of the record date, 167,910,024 shares of our common stock were outstanding and are entitled to vote at the Annual Meeting. Holders of a majority of the outstanding shares entitled to vote as of the record date, as to each proposal, must be represented at the Annual Meeting either by attending in person or by proxy in order to hold the Annual Meeting and conduct business. This is called a quorum. Abstentions and broker non-votes will be counted for purposes of establishing a quorum at the meeting.
IF I SHARE MY RESIDENCE WITH ANOTHER STOCKHOLDER, HOW MANY COPIES OF THE NOTICE OF
INTERNET AVAILABILITY OF PROXY MATERIALS OR OF THE PRINTED PROXY MATERIALS WILL I
RECEIVE?
In accordance with SEC rules, we are sending only a single Notice of Internet Availability of Proxy Materials or set of the
printed proxy materials to any household at which two or more stockholders reside if they share the same last name or we reasonably believe they are members of the same family, unless we have received instructions to the contrary from any stockholder at that address. This practice, known as “householding,” reduces the volume of duplicate information received at your household and helps us reduce costs.
Each stockholder subject to householding that requests printed proxy materials will receive a separate proxy card or voting instruction card. We will deliver promptly, upon written request, a separate copy of the annual report or proxy statement, as applicable, to a stockholder at a shared address to which a single copy of the document was previously delivered. If you received a single set of these documents for this year, but you would prefer to receive your own copy, you may direct requests for separate copies to our Transfer Agent through their Shareholder Central portal at
www.equiniti.com or at the following address:  EQ, Attn: Shareholder Services, 55 Challenger Rd Suite 2008, 2nd Floor,

23	COUSINS 2025 PROXY STATEMENT
Ridgefield Park, New Jersey 07660, or you may call (800) 937-5449 (within the U.S.) or (718) 921-8124 (outside of the
U.S.) or email HelpAST@equiniti.com.
If you are a stockholder who receives multiple copies of our proxy materials, you may request householding by contacting us in the same manner and requesting a householding consent form.
WHAT IF I CONSENT TO HAVE ONE SET OF MATERIALS MAILED NOW BUT CHANGE MY MIND LATER?
You may withdraw your householding consent at any time by contacting our Transfer Agent at the address, telephone number, and/or email address provided above. We will begin sending separate copies of stockholder communications to you within 30 days of receipt of your instruction.
THE REASON I RECEIVE MULTIPLE SETS OF MATERIALS IS BECAUSE SOME OF THE SHARES BELONG
TO MY CHILDREN. WHAT HAPPENS IF THEY MOVE OUT AND NO LONGER LIVE IN MY HOUSEHOLD?
When we receive notice of an address change for one of the members of the household, we will begin sending separate copies of stockholder communications directly to the stockholder at his or her new address. You may notify us of a change of address by contacting our Transfer Agent at the address, telephone number, and/or email address provided above.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE 2025 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 29, 2025:
The proxy statement and annual report on Form 10-K for the year ended December 31, 2024 are available at
www.proxyvote.com. As permitted by SEC rules, to save money and help conserve natural resources, we are making this proxy statement and our 2024 Annual Report, including a copy of our annual report on Form 10-K and financial statements for the year ended December 31, 2024, available to our stockholders electronically via the Internet instead of mailing them. On or about March 18, 2025, we began mailing to many of our stockholders a Notice of Internet
Availability of Proxy Materials (“Notice”) containing instructions on how to access this proxy statement and our annual report online, as well as instructions on how to vote. Also on or about March 18, 2025, we began mailing printed copies of these proxy materials to stockholders that have requested printed copies. If you received a Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you request a copy.
If you would like to receive a printed copy of our proxy materials, you may (1) visit www.proxyvote.com (2) call
1-800-579-1639, or (3) send an email to sendmaterial@proxyvote.com. If requesting by email, please note that you will need to enter the 16 digit control number (included in the Notice referenced above) in the subject line. Unless requested by one of the foregoing methods, you will not otherwise receive a paper copy of our proxy materials.

PROPOSAL 1 – ELECTION OF DIRECTORS	24

PROPOSAL 1 - ELECTION OF DIRECTORS
The Board has nominated the nine individuals named below for election at the Annual Meeting. Our
Directors are elected annually by the shareholders to serve until the next Annual Meeting of Stockholders and until their respective successors are elected.
Our longstanding practice has been to conduct annual elections of directors, with each director being elected for only one-year terms. Each of the Director nominees are currently members of the Board and were elected by the stockholders at the Annual Meeting in 2024, except Ms. Givens, who was elected by the Board, effective April 1, 2025. Each Director nominee has consented to serve as a Director if so elected at the Annual Meeting.
Lillian C. Giornelli has served as an independent Director since May 1999. In February 2025, Ms. Giornelli announced her decision not to seek re-election as a Director, and accordingly she will retire from the Board on April 29, 2025. The Board is thankful for Ms. Giornelli’s service to the Company and tenure, during which the Company achieved a remarkable transformation.
Biographical information about our nominees for Director, including business experience for at least the past five years, age, year he or she began serving as our Director, and other public companies for which he or she has served on the board of directors for at least the past five years is provided below. In addition, the experience, qualifications, attributes, and skills considered by our Nominating & Governance Committee (“Nominating Committee”) and the Board in
determining to nominate the Director are provided below.

☑	OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE NOMINEES FOR DIRECTOR

Nominee	Information About Nominee
Charles T. Cannada

Private investor and advisor with extensive background in the telecommunications industry. From 1989 to
2000, held various executive management positions at MCI (previously WorldCom and earlier LDDS
Communications), including chief financial officer from 1989 to 1994 and senior vice president in charge of corporate development and international ventures and alliances from 1995 to 2000. Director for First
Commercial Bank Inc. (chairman of its audit committee and a member of its executive committee, compensation committee, and investment/asset liability management committee). Trustee (and member of the executive committee) of Belhaven University. Member of the audit and investment committees of the University of Mississippi’s Foundation Board. From 2010 until the merger of the Company with
Parkway Properties, Inc. (“Parkway”) (formerly traded on the NYSE as “PKY”), Mr. Cannada served as director of Parkway, and chairman of its board from December 2011 to December 2013.
In deciding to nominate Mr. Cannada, the Nominating Committee and the Board considered his extensive experience in the areas of accounting, finance, mergers and acquisitions, capital markets, and governance of public companies has equipped him with distinct skills that are beneficial to the Company. As a successful entrepreneur and a board member in several non-public entities, he also brings a non-real estate perspective to the management and strategic planning areas of the Company.

•Director Since 2016 •Independent Director •Compensation Committee •Audit Committee ◦Financial Expert •Age 66

There are no family relationships among our Directors or executive officers.

25	COUSINS 2025 PROXY STATEMENT
PROPOSAL 1 – ELECTION OF DIRECTORS

Nominee	Information About Nominee
Robert M. Chapman

Since 2013, chief executive officer of CenterPoint Properties Trust, a company focused on the development, acquisition, and management of industrial property and transportation infrastructure. From
August 1997 to November 2009, served in various positions with Duke Realty Corporation, including chief operating officer from August 2007 to November 2009. From 1992 to 1997, served as senior vice president of RREEF Management Company. Since 2012, advisor to First Century Energy Holdings, Inc., and director of Rock-Tenn Company from 2007 to 2015.
In deciding to nominate Mr. Chapman, the Nominating Committee and the Board considered his broad managerial experience in real estate acquisitions and development, along with his track record of sound judgment and achievement, as demonstrated by his leadership positions as chief executive officer of a real estate company. In addition, his prior service as a director of another public company provides him perspective and broad experience on governance issues facing public companies.

•Director Since 2015 •Independent Director •Chair of the Board •Chair of Executive Committee •Age 71

M. Colin Connolly

Since January 2019, President and Chief Executive Officer of Cousins. From July 2017 to December 2018,
President and Chief Operating Officer of Cousins. From July 2016 to July 2017, Executive Vice President
and Chief Operating Officer of Cousins. From December 2015 to July 2016, Executive Vice President and
Chief Investment Officer of Cousins. From May 2013 to December 2015, Senior Vice President and Chief
Investment Officer of Cousins.
In deciding to nominate Mr. Connolly, the Nominating Committee and the Board considered his position as our President and Chief Executive Officer, his experience in real estate investment and capital markets, and his track record of achievement and leadership as demonstrated during a more than 20-year career in the real estate industry.

•Director Since 2019 •President and CEO of Cousins •Sustainability Committee •Executive Committee •Age 48

Scott W. Fordham

Private investor with extensive background in the real estate industry. From 2014 until its merger with the
Company, chief executive officer and director for TIER. From 2013 to 2018, president of TIER. From 2008 to 2013, various roles within TIER’s predecessor company. Prior to joining TIER, various executive positions with real estate companies, including Prentiss Properties Trust and its successor, Brandywine
Realty Trust, along with Apartment Investment and Management Company.
In deciding to nominate Mr. Fordham, the Nominating Committee and the Board considered his significant years of experience in real estate investment and capital markets, including his demonstrated track record of sound judgment and achievement through his service as a chief executive officer of a publicly-traded REIT, along with his broad experience in the areas of accounting, finance, capital markets, and real estate operations. In addition, his prior service as director of publicly-traded real estate companies provides him perspective and broad experience on issues facing public companies.

•Director Since 2019 •Independent Director •Chair of Sustainability Committee •Audit Committee ◦Financial Expert •Age 57

There are no family relationships among our Directors or executive officers.

PROPOSAL 1 – ELECTION OF DIRECTORS	26

PROPOSAL 1 – ELECTION OF DIRECTORS

Nominee	Information About Nominee
Susan L. Givens

Private investor with extensive background in the real estate industry. From 2022 through 2024, senior managing director, real estate, at Blackstone, with a most recent focus on Blackstone Real Estate Income
Trust (“BREIT”), and prior service leading asset management for Blackstone’s US student housing investments, single-family rental investments, and other residential investments in Blackstone’s portfolio.
From 2014 until its sale to Ventas, Inc. (NYSE: VTR) in 2021, chief executive officer and a member of the board of directors of New Senior Investment Group (NYSE: SNR), a healthcare REIT. Previously, Ms.
Givens was a managing director in the private equity group at Fortress Investment Group, where she spent more than 13 years, and (in addition to her service for SNR while it was externally managed by
Fortress) where she also served as the chief financial officer and treasurer of New Residential Investment
Corp (NYSE: NRZ), a mortgage REIT, and she was responsible for various real estate, healthcare, financial services, infrastructure and leisure investments during her tenure. Prior to joining Fortress, she held various private equity and investment banking roles at Seaport Capital and Deutsche Bank. Ms. Givens previously served as a member of the board of trustees of Urban Edge Properties (NYSE: UE).
In deciding to nominate Ms. Givens, the Nominating Committee and the Board considered her substantial experience in real estate investment and capital markets, including her demonstrated track record of sound judgment and achievement through her service as chief executive officer and chief financial officer of externally-managed REITs and chief executive officer of a publicly-traded REIT, along with her broad experience in capital markets, investments, asset management, and real estate operations. In addition, her prior service as a director of publicly-traded real estate companies provides her perspective and broad experience on issues facing public companies.

•Director Since 2025 •Independent Director •Age 48 •If Ms. Givens is re- elected by the shareholders, the Board will consider her committee memberships at its next regular meeting.

R. Kent Griffin, Jr.

Since 2016, Managing Director of PHICAS Investors, providing investment and capital strategy advisory services to public and private companies. From 2008 to 2015, president and chief operating officer of
BioMed Realty. From 2006 to 2010, chief financial officer of BioMed Realty. Previously, investment banker for J.P. Morgan and Raymond James and auditor and advisor for Arthur Andersen as part of their real estate services group. Director of Healthpeak Properties, a member of its investment and finance committee and chair of its audit committee. Director of Charleston Waterkeeper and board chair of the
South Carolina Coastal Conservation League. Member of the board of advisors for the Leonard W. Wood
Center for Real Estate Studies, and chair of the board of visitors for the Wake Forest University School of
Business.
In deciding to nominate Mr. Griffin, the Nominating Committee and the Board considered his significant years of experience in real estate investment, mergers and acquisitions, and capital markets, including his demonstrated track record of sound judgment and achievement through his service as a president and chief operating officer of a publicly-traded REIT, along with his broad experience in the areas of accounting, finance, and real estate operations. In addition, his current and prior service as director of publicly-traded real estate companies provides him perspective and broad experience on issues facing public companies.

•Director Since 2019 •Independent Director •Chair of Compensation Committee •Nom / Gov Committee •Executive Committee •Age 55

There are no family relationships among our Directors or executive officers.

27	COUSINS 2025 PROXY STATEMENT
PROPOSAL 1 – ELECTION OF DIRECTORS

Nominee	Information About Nominee
Donna W. Hyland

President and chief executive officer of Children’s Healthcare of Atlanta since June 2008; chief operating officer of Children’s Healthcare of Atlanta from January 2003 to May 2008; chief financial officer of
Children’s Healthcare of Atlanta from February 1998 to December 2002. Director of Genuine Parts
Company and chair of its compensation & human capital committee. Director of the advisory boards of
Truist Bank and Stone Mountain Industrial Park, Inc., a privately-held real estate company.
In deciding to nominate Ms. Hyland, the Nominating Committee and Board considered her track record of sound judgment and achievement, as demonstrated by her leadership positions as chief executive officer, chief operating officer, and chief financial officer of a large, integrated health services organization and her leadership positions in a number of significant charitable organizations, as well as the skills and experience that qualify her as an audit committee financial expert. In addition, her service as a director of another public company provides her perspective and broad experience on governance issues facing public companies.

•Director Since 2014 •Independent Director •Compensation Committee •Chair of Audit Committee ◦Financial Expert •Executive Committee •Age 64

Dionne Nelson

President and chief executive officer of Laurel Street Residential, a private mixed-income development company since 2011. From 2007 to 2011, senior vice president of Crosland. Previously, an investment manager at NewSchools Venture Fund and EARNEST Partners, and a consultant with McKinsey &
Company. Director for the Federal Reserve Bank of Richmond — Charlotte Branch. Trustee of the Urban
Land Institute (ULI). Member of the national advisory board for ULI’s Terwilliger Center for Housing and the Low Income Investment Fund Board of Directors. Member of the Charlotte Executive Leadership
Council, Real Estate Executive Council (REEC), Commercial Real Estate Women (CREW), and the advisory board of the University of North Carolina at Charlotte’s Childress Klein Center for Real Estate and
Renaissance West Community Initiative.
In deciding to nominate Ms. Nelson, the Nominating Committee and the Board considered her significant knowledge of the real estate industry, especially in North Carolina, and her track record of sound judgment and achievement, as demonstrated by her leadership positions in real estate, investment and banking institutions.

•Director Since 2021 •Independent Director •Audit Committee ◦Financial Expert •Sustainability Committee •Age 53

R. Dary Stone

President and chief executive officer of R.D. Stone Interests. Director of Cousins from 2011 to 2016 and from 2001 to 2003. From February 2003 to March 2011, Vice Chairman of Cousins; from January 2002 to
February 2003, President of Cousins’ Texas operations; from February 2001 to January 2002, President and Chief Operating Officer of Cousins. Chairman of the board of AIMCO (NYSE:AIV). Former director of
Tolleson Wealth Management, Inc., a privately-held wealth management firm, and Tolleson Private Bank
(former chair of its audit committee). Former regent of Baylor University (Chairman from June 2009 to
June 2011). Former director of Hunt Companies, Inc., Parkway, Inc. (NYSE:PKY), and Lone Star Bank.
Former chairman of the Banking Commission of Texas.
In deciding to nominate Mr. Stone, the Nominating Committee and the Board considered his significant knowledge of the real estate industry, especially in Texas and the southeastern U.S., and his track record of sound judgment and achievement, as demonstrated by his leadership positions in investment and banking institutions and as demonstrated during his career with Cousins, including as Vice Chairman and
Director.

•Director Since 2018 •Independent Director •Chair of Nom / Gov Committee •Sustainability Committee •Age 71

There are no family relationships among our Directors or executive officers.

PROPOSAL 1 – ELECTION OF DIRECTORS	28

MEETINGS OF THE BOARD OF DIRECTORS AND DIRECTOR ATTENDANCE AT ANNUAL
MEETINGS
Our Board held six meetings during 2024. Each Director who has been nominated for re-election attended at least 75%
of all of the meetings of the Board and any committees on which he or she served that occurred while he or she served on the Board or its committees.
We typically schedule a Board meeting in conjunction with our Annual Meeting and expect that our Directors will attend both, absent a valid reason. Each of our current Directors who were nominated for election at last year’s Annual Meeting attended that Annual Meeting.
Under the Company’s Corporate Governance Guidelines, each Director is expected to dedicate sufficient time, energy, and attention to ensure the diligent performance of his or her duties, including by attending annual and special meetings of the shareholders of the Company, and meetings of the Board and committees of which he or she is a member.
DIRECTOR INDEPENDENCE
In order to evaluate the independence of each Director, our Board has adopted a set of Director Independence
Standards as part of our Corporate Governance Guidelines. The Director Independence Standards can be found on the
Investor Relations page of our website at www.cousins.com.
The Board has reviewed Director independence under NYSE Rule 303A.02(a) and our Director Independence Standards.
In performing this review, the Board considered all transactions and relationships between each Director and our
Company, subsidiaries, affiliates, senior executives, and independent registered public accounting firm, including those reported under the section “Certain Transactions.” As a result of this review, the Board affirmatively determined that eight of the nine nominees for Director are independent. The independent Directors are reflected in the chart below:

Name	Independent
Charles T. Cannada	✓

Robert M. Chapman	✓

M. Colin Connolly*

Scott W. Fordham	✓

Susan L. Givens	✓

R. Kent Griffin, Jr.	✓

Donna W. Hyland	✓

Dionne Nelson	✓

R. Dary Stone	✓

* President & CEO of Cousins

29	COUSINS 2025 PROXY STATEMENT
As noted, all but one of our Directors are independent. Mr. Connolly is not an independent Director because of his employment as our President and Chief Executive Officer (“CEO”).
Our Audit Committee, our Compensation & Human Capital Committee (the “Compensation Committee”), and our
Nominating & Governance Committee (the “Nominating Committee” or the “Governance Committee,” as the context requires) are comprised solely of independent Directors. We believe that the number of independent, experienced
Directors that comprise our Board, along with the independent oversight of the Board by the non-executive Chair, benefits our Company and our stockholders.
BOARD LEADERSHIP STRUCTURE
We operate under a board leadership structure where one of our independent Directors, Mr. Chapman, serves as the non-executive Chair of the Board. The non-executive Chair presides at all executive sessions of “non-management”
Directors, as defined under the NYSE Listed Company Manual. The powers and duties of our non-executive Chair reflect corporate governance best practices. Among other duties, our non-executive Chair provides input on meeting agendas, presides over all Board meetings, and chairs executive sessions of the independent Directors to discuss certain matters without members of management present. In addition, our non-executive Chair attends all Board-level committee meetings. Pursuant to our Corporate Governance Guidelines, our non-executive Chair is responsible for ensuring that the role between board oversight and management operations is respected, providing the medium for informal dialogue with and between independent Directors and allowing for free and open communication with that group. In addition, our non-executive Chair serves as a communication conduit for third parties who wish to communicate with the Board.
We believe this current board leadership structure is appropriate for our Company and our stockholders. We believe this structure promotes efficiency and provides strong leadership for our Board, while also positioning our CEO, with the consultation of our Chair of the Board, as the leader of the Company in the eyes of our business partners, employees, stockholders, and other interested parties.
EXECUTIVE SESSIONS OF INDEPENDENT DIRECTORS
Our independent Directors meet without management present at least four times each year. Mr. Chapman, as our non-
executive Chair, is responsible for presiding at meetings of the independent Directors.
Any stockholder or interested party who wishes to communicate directly with the Chair or the independent Directors as a group may do so by writing to: Non-executive Chair, Cousins Properties Incorporated, c/o Corporate Secretary, 3344
Peachtree Road NE, Suite 1800, Atlanta, GA 30326-4802, or by sending an email in care of
CorporateSecretary@cousins.com.

PROPOSAL 1 – ELECTION OF DIRECTORS	30

COMMITTEES OF THE BOARD OF DIRECTORS
Our Board has five standing committees: the Audit Committee, the Compensation Committee, the Nominating
Committee, the Sustainability Committee, and the Executive Committee.
The membership and function of each of these committees, and the number of meetings held during 2024, are described below:
AUDIT COMMITTEE

Members	The Audit Committee’s responsibilities include:

Donna W. Hyland (Chair)
•providing oversight of the integrity of the Company’s financial statements, the Company’s accounting and financial reporting processes, and the Company’s system of internal controls;
•sole authority to appoint, retain, or terminate our independent registered public accounting firm;
•reviewing the independence of the independent registered public accounting firm;
•reviewing the audit plan and results of the audit engagement with the independent registered public accounting firm;
•reviewing the scope and results of our internal auditing procedures, risk assessment, and the adequacy of our financial reporting controls;
•considering the reasonableness of and, as appropriate, approving the independent registered public accounting firm’s audit and non-audit services;
•reviewing, approving, or ratifying related party transactions, if any;
•providing oversight of our guidelines and policies which govern the process by which the
Company’s exposure to risk (including insurable property damage and liability risk and cybersecurity risk) is assessed and managed; and
•performing such other oversight functions as may be requested by our Board of Directors from time to time.
Each current and proposed member of the Audit Committee is independent within the meaning of the regulations promulgated by the SEC, the listing standards of the NYSE, and our Director Independence Standards. All of the current members of the Audit Committee are financially literate, and four of the five current members are financial experts, all in accordance with the meaning of the SEC regulations, the listing standards of the NYSE, and the Company’s Audit Committee Charter. Additionally, the Board has determined that Ms.
Givens and Messrs. Griffin and Stone, if appointed by the Board to the Audit Committee, would all qualify as financial experts.
For additional disclosures regarding the Audit Committee, including the Audit Committee
Report, see “Proposal 3: Ratification of Appointment of the Independent Registered Public
Accounting Firm” beginning on page 95.

Charles T. Cannada
Lillian C. Giornelli (retiring as of April 29, 2025)
Dionne Nelson
Scott W. Fordham
Number of Meetings in 2024: 4
Financial Expertise:
Our Board determined that Mmes. Hyland and Nelson and Mssrs. Cannada and Fordham each qualify as an “audit committee financial expert” as that term is defined in the rules of the SEC.

31	COUSINS 2025 PROXY STATEMENT
COMPENSATION & HUMAN CAPITAL COMMITTEE

Members	The Compensation Committee’s responsibilities include:

R. Kent Griffin, Jr. (Chair)
•overseeing the administration of the Company’s compensation programs, including setting and administering our executive compensation;
•overseeing the administration of our incentive and equity-based plans;
•reviewing and approving those corporate goals and objectives that are relevant to the compensation of the CEO and all other executive officers and evaluating the performance of the CEO and the other executive officers in light of those goals and objectives;
•reviewing our incentive compensation arrangements to confirm that incentive compensation does not encourage excessive risk-taking, and periodically considering the relationship between risk management and incentive compensation;
•reviewing and making recommendations to the full Board of Directors regarding the compensation of non-employee Directors;
•considering results of stockholder advisory vote on executive compensation;
•reviewing and discussing with management the compensation discussion and analysis, and recommending to our Board its inclusion in the annual proxy statement;
•oversight of all human capital management, including culture, talent acquisition, retention, employee satisfaction, engagement, and succession planning; and
•performing such other functions and duties as may be required by our Board of Directors from time to time.
None of the members of the Compensation Committee is an employee of Cousins Properties and each of them is an independent director under the NYSE rules.
The Compensation Committee makes all compensation decisions for all executive officers. The
Compensation Committee reviews and approves all equity awards for all employees and delegates limited authority to the CEO to make equity grants to employees who are not executive officers.
The Compensation Committee has retained Ferguson Partners Consulting (together with its predecessors, “FPC”), an independent human resources consulting firm, since 2014 to provide advice regarding executive compensation, including for our NEOs listed in the compensation tables in this proxy statement. FPC advised the Compensation Committee with respect to compensation trends, best practices, and plan design, including among office REITs, equity
REITs generally, and the broader market. FPC provided the Compensation Committee with relevant market data, advice regarding the interpretation of such data, and alternatives to consider when making decisions regarding executive compensation, including for our executive officers. Information concerning the nature and scope of FPC’s assignments and related disclosure is included under “Compensation Discussion and Analysis” beginning on page 47.
The Compensation Committee Report is included in this proxy statement on page 75.

Charles T. Cannada
Donna W. Hyland

Number of Meetings in 2024: 5

PROPOSAL 1 – ELECTION OF DIRECTORS	32

NOMINATING & GOVERNANCE COMMITTEE

Members	The Nominating Committee’s responsibilities include:

R. Dary Stone (Chair)
•identifying individuals qualified to become Board members, consistent with criteria established by the Nominating Committee, and recommending to the Board director nominees for election at each annual meeting of stockholders;
•recommending to the Board the directors for appointment to its committees;
•establishing a policy with regard to the consideration by the Nominating Committee of director candidates recommended by a stockholder;
•establishing procedures to be followed by stockholders submitting such recommendations and establishing a process for identifying and evaluating nominees for our Board of
Directors, including nominees recommended by stockholders;
•making recommendations regarding composition and size of the Board, together with coordination of succession planning by the Board of Directors;
•overseeing the annual Board and committee evaluation process;
•reviewing and recommending to the Board corporate governance principles and policies that should apply to the Company;
•reviewing codes of conduct and enforcement procedures in place, at least annually; and
•performing such other functions and duties as may be requested by our Board of Directors from time to time.
The Nominating Committee is also responsible for annually reviewing our Corporate
Governance Guidelines and recommending any changes to our Board of Directors. A copy of the Corporate Governance Guidelines is available on the Investor Relations page of our website at www.cousins.com.
Each member of the Nominating Committee is an independent director under the NYSE rules.

R. Kent Griffin, Jr.
Lillian C. Giornelli (retiring as of April 29, 2025)

Number of Meetings in 2024: 4

33	COUSINS 2025 PROXY STATEMENT
SUSTAINABILITY COMMITTEE

Members	The Sustainability Committee’s responsibilities include:

Scott W. Fordham (Chair)
•reviewing and evaluating real estate industry sustainability best practices;
•in consultation with management, developing, overseeing, and reviewing (and recommending changes to) the Company’s environmental performance goals (energy, emissions, water, and waste) and initiatives related to climate action and resilience;
•monitoring and evaluating the Company’s progress toward achieving its sustainability goals and commitments, as well as relevant independent sustainability evaluations;
•reporting to and advising our Board as appropriate on the Company’s sustainability strategy and objectives, along with the Company’s progress toward achieving its sustainability goals and commitments;
•periodically reviewing legal, regulatory, and compliance matters that may have a material impact on the implementation of the Company’s sustainability objectives, and making recommendations to our Board and management, as appropriate, with respect to the
Company’s response to such matters;
•assisting our Board in fulfilling its oversight responsibility by identifying, evaluating, and monitoring the environmental and climate trends, issues, risks, and concerns that affect or could affect the Company’s business activities and performance;
•advising our Board on significant stakeholder concerns or communications related to sustainability; and
•performing such other functions and duties as may be requested by our Board of Directors from time to time.
The Sustainability Committee is also responsible for reviewing, providing oversight regarding, and approving our annual Corporate Responsibility reports, which can be found at
www.cousins.com/sustainability.

M. Colin Connolly
Dionne Nelson
R. Dary Stone

Number of Meetings in 2024: 3

EXECUTIVE COMMITTEE

Members	The Executive Committee’s responsibilities include:

Robert M. Chapman (Chair)
•exercising all powers of the Board in the management of our business and affairs, except for those powers expressly reserved to the Board; and
•exercising such powers as are expressly delegated by the Board to the Executive
Committee, with previous delegations including:
◦approving adjustments to the Board-approved minimum disposition price and maximum acquisition price for a real estate asset; and
◦acting as a pricing committee in connection with public stock issuances.
Our Board believes that its duties are best exercised through discussion and participation by all members of the full Board. Accordingly, the Executive Committee rarely exercises its delegated powers, with action commonly limited to circumstances where the full Board has approved broad corporate action and delegated narrower, specific authority to the Executive Committee.
The Executive Committee took no action in 2024.

M. Colin Connolly
R. Kent Griffin Donna W. Hyland

Number of Meetings in 2024: 0

PROPOSAL 1 – ELECTION OF DIRECTORS	34

CORPORATE GOVERNANCE
Our Board has adopted a set of Corporate Governance Guidelines. The Corporate Governance Guidelines are available on the Investor Relations page of our website at www.cousins.com. The charters of the Audit Committee, the
Compensation Committee, the Nominating Committee, and the Sustainability Committee are also available on the
Investor Relations page of our website.
Our Board has adopted a Code of Business Conduct and Ethics (the “Ethics Code”), which applies to all officers,
Directors, and employees. This Ethics Code reflects our long-standing commitment to conduct our business in accordance with the highest ethical principles. The Ethics Code includes a Vendor Code of Conduct, which describes our expectations of how vendors, consultants, and independent contractors engaged in providing products and services to us will conduct business, including through compliance with this Vendor Code of Conduct. Our Ethics Code is available on the Investor Relations page of our website at www.cousins.com. Copies of our Corporate Governance Guidelines, committee charters, and Ethics Code are also available upon written request to Cousins Properties Incorporated, 3344
Peachtree Road NE, Suite 1800, Atlanta, Georgia 30326-4802, Attention: Corporate Secretary or via email addressed to
CorporateSecretary@cousins.com.
Any stockholder or interested party who wishes to communicate directly with our Board, or with an individual member of our Board, may do so by writing to Cousins Properties Incorporated Board of Directors, c/o Corporate Secretary, 3344
Peachtree Road NE, Suite 1800, Atlanta, Georgia 30326-4802 or via email addressed to
CorporateSecretary@cousins.com. At each regular Board meeting, the Corporate Secretary will present a summary of any communications received since the last meeting (excluding any communications that consist of advertising, solicitations, or promotions of a product or service) and will make the communications available to the Directors upon request.
In addition, all known or possible instances of non-compliance with our Ethics Code may be reported anonymously using the Company’s ethics hotline at www.cousins.ethicspoint.com or by calling toll-free 1-844-862-7983. This ethics hotline is an independent, professional reporting service retained by the Company to assist with receiving reports of compliance concerns and suspected violations, and it is available 24 hours a day, 7 days a week. You are welcome to make any such reports anonymously, but we prefer you identify yourself so that we may contact you for additional information if necessary or appropriate.

35	COUSINS 2025 PROXY STATEMENT
BOARD’S ROLE IN RISK OVERSIGHT
Our Board is responsible for overseeing our risk management. The Board delegates some of its risk oversight role to each of the Audit Committee, the Compensation Committee, the Nominating Committee, and the Sustainability
Committee.
•Audit Committee Risk Oversight: Under its charter, the Audit Committee is responsible for oversight of our financial risk, including oversight of the internal audit function. Additionally, the Audit Committee charter charges the Audit
Committee with oversight of the Company’s guidelines and policies to govern the process by which the Company’s exposure to risk is assessed and managed. This oversight includes management of the Company’s insurance programs (including property, general liability, executive liability, and other lines of coverage) and cybersecurity concerns (including data privacy risk management). As part of this oversight, the Audit Committee oversees the planning and execution of an annual risk assessment that is designed to identify and analyze risks to achieving the
Company’s business objectives. The results of the risk assessment are then discussed with management and used to develop the Company’s annual internal audit plan.
•Compensation Committee Risk Oversight: Under its charter, the Compensation Committee is responsible for oversight of the Company’s incentive compensation arrangements to confirm that incentive compensation does not encourage excessive risk-taking and to periodically consider the relationship between risk management and incentive compensation. As part of this oversight, the Compensation Committee, together with its independent compensation consultant, FPC, annually reviews the Company’s executive compensation, including benchmarking of the level, type, and mix of compensation, the components of performance goals, and the appropriateness of each in relation to the Company’s strategy and portfolio.
•Nominating Committee Risk Oversight: Under its charter, the Nominating Committee is responsible for oversight of the Company’s governance principles and policies that should apply to the Company, along with reviewing the
Company’s Corporate Governance Guidelines, Ethics Code, Insider Trading Compliance Policy, and Vendor Code of
Conduct. This review includes policies related to director and executive officer stockholding requirements, potential conflict of interests, and expectations for Board members.
•Sustainability Committee Risk Oversight: Under its charter, the Sustainability Committee is responsible for oversight of the Company’s sustainability and social responsibility initiatives, goals, and reporting, along with evaluating and monitoring environmental and climate trends, issues, risks, and concerns that affect or could affect the Company’s business activities and performance.
In addition, our full Board regularly engages in discussions of the most significant risks that the Company is facing and how these risks are being managed. In particular, our Board of Directors administers its risk oversight function through:
•the review and discussion of regular periodic reports to our Board of Directors and its committees on topics relating to the risks that the Company faces, including, among others:
•market conditions;
•tenant concentrations and credit worthiness;
•leasing activity and expirations;
•the status of current and anticipated development projects;
•compliance with debt covenants;
•management of debt maturities;
•access to debt and equity capital markets;
•existing and potential legal claims against the Company;

PROPOSAL 1 – ELECTION OF DIRECTORS	36

•climate change, resilience, and sustainability;
•potential cybersecurity incidents, along with the processes and policies applicable to our cybersecurity incident response plan;
•public health crises, pandemics, and epidemics;
•existing and proposed regulations that might be applicable to the Company;
•ethics and compliance training for Company employees, including cybersecurity training; and
•various other matters relating to the Company’s business;
•the required approval by our Board of Directors (or a committee thereof) of significant transactions and other decisions, including, among others:
•significant acquisitions and dispositions of property;
•commencement of significant development projects; and
•new commitments for significant corporate-level borrowings;
•the direct oversight of specific areas of the Company’s business by the Audit Committee, the Compensation
Committee, the Nominating Committee, and the Sustainability Committee; and
•regular periodic reports from the Company’s independent registered public accounting firm and other outside consultants regarding various areas of potential risk, including, among others, those relating to the qualifications of the Company as a REIT for tax purposes and the Company’s internal control over financial reporting.
The Board relies on management to bring significant matters impacting the Company to its attention. The Board believes that the work undertaken by its committees, together with the work of the full Board and management, enables the Board to effectively oversee the Company’s risk management function.
With respect to cybersecurity risk, the day-to-day management of cybersecurity is the responsibility of our Senior Vice
President, Chief Information Officer, who oversees our Technology team. The Chief Information Officer reports directly to the Chief Financial Officer. Our Board provides oversight of risks from cybersecurity threats, in coordination with our management team and our Audit Committee. Our Board relies on management to bring significant matters impacting the Company to its attention, including with respect to material risks from cybersecurity threats. Our Chief Information
Officer reports on cybersecurity strategy, status of cybersecurity risk control efforts, and third-party cybersecurity risk assessments of our information technology security processes and implemented technologies to the General Counsel,
Chief Accounting Officer, Chief Financial Officer, Chief Executive Officer, and our Audit Committee. Our full Board has access to these Audit Committee presentations, including any provided materials. In the event of any material cybersecurity incidents, these presentations would also include information regarding those incidents, including status of mitigation and remediation. Our Audit Committee provides an additional layer of cybersecurity oversight and is responsible for discussing cybersecurity concerns (including data privacy risk management) and the steps management has taken to monitor and control such exposures with management. As part of this oversight, the Audit Committee reviews the results of a biannual risk assessment designed to identify and analyze risks to achieving the Company’s business objectives, including material risks from cybersecurity threats. The results of the biannual risk assessment are discussed with management and used to develop the Company’s internal audit plan. More information regarding the
Company’s management of cybersecurity, including our cybersecurity incident response plan, along with our management of risks related to cybersecurity incidents, is set forth in Item 1.C. of our Annual Report on Form 10-K filed for the year ending December 31, 2024.
As one component of the Board’s management of risk, the Company has established a hotline that is available for the anonymous and confidential submission of complaints relating to any matter to encourage the reporting of questionable activities directly to our senior management and the Audit Committee. See “Corporate Governance” on page 34 for more information.

37	COUSINS 2025 PROXY STATEMENT
BOARD’S ROLE IN CORPORATE STRATEGY
Our Board is responsible for assisting management in developing and evaluating our corporate strategy. As part of a comprehensive review of our existing portfolio and opportunities for acquisition, disposition, and development, our management team reviews and discusses with the Board the current corporate strategy, including allocation among our target markets, potential new markets, and the degree to which the assets within our portfolio and potential opportunities are aligned with that strategy. The topics of corporate strategy discussions among Board and members of management include capital allocation (including investment in development opportunities, value-add acquisition or re-
development opportunities, and opportunities to acquire core assets), balance sheet targets (including leverage and overhead ratios), market and sub-market concentration, characteristics of high quality assets, and the characteristics of our tenants (including industry concentration).
Our Board periodically conducts special meetings to review and discuss our corporate strategy, including perceived macro threats and opportunities in the office sector, our portfolio characteristics, the strengths and challenges of our target markets, anticipated opportunities for improvement of the portfolio, and our financial philosophy. Such reviews include discussion of our strategic goals and the status of our progress against the same.
Our corporate strategy is summarized as follows:
•Premier Lifestyle Sun Belt Office Portfolio. We prioritize investment in trophy lifestyle office building concentrations in the best-located and most highly-amenitized submarkets within some of the most attractive office markets in the
Sun Belt, including Atlanta, Austin, Tampa, Charlotte, Phoenix, Dallas, and Nashville. We focus on appropriate distribution of investments among those markets, and we regularly review opportunities to expand selectively in additional office markets in the Sun Belt which offer strong long-term growth characteristics, including supply constraints and strong transportation infrastructure.
•Disciplined Capital Allocation. We pursue acquisition and development opportunities where we believe our expertise in leasing and development will provide a strong base for generating attractive risk-adjusted returns and maintaining or upgrading the quality of our portfolio.
•Fortress Balance Sheet. We maintain a simple, flexible, and low-levered balance sheet, appropriately sized to obtain benefits of scale, with a preference for limitations on the use of joint ventures (unless they bring strategic considerations other than funding).
•Strong Local Operating Platforms. Local leadership leads our markets. They have direct responsibility for local operations and identifying new opportunities, supported by centralized corporate functions that can be shared across the portfolio while maintaining appropriate general and administrative expenses.
The Board continues to review and discuss our corporate strategy with management, making prudent adjustments as appropriate given current market conditions.
MAJORITY VOTING FOR DIRECTORS AND DIRECTOR RESIGNATION POLICY
Our Bylaws and Corporate Governance Guidelines provide for majority voting in uncontested Director elections. Under the majority voting standard, Directors are elected by a majority of the votes cast, which means that the number of shares cast for a Director must exceed the number of shares cast against that Director. Under our Corporate Governance
Guidelines, if a Director fails to receive a sufficient number of votes for re-election at an annual meeting, the Director must offer to tender his or her resignation to the Board. The Board will determine whether or not to accept such resignation.

PROPOSAL 1 – ELECTION OF DIRECTORS	38

Our Bylaws provide that the Nominating Committee will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the Nominating Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results. Any Director who tenders his or her resignation in accordance with the Bylaw provision will not participate in the Nominating Committee’s recommendation or Board action regarding whether to accept such resignation. However, if each member of the Nominating Committee was not elected at the same election, then the independent Directors who were elected will appoint a committee among themselves to consider such resignations and recommend to the Board whether to accept them. However, if the only Directors who were elected in the same election constitute three or fewer Directors, all Directors may participate in the action regarding whether to accept such resignations.
SELECTION OF NOMINEES FOR DIRECTOR
Our Directors take a critical role in guiding our strategic direction and overseeing our management. Our Board has delegated to the Nominating Committee the responsibility for reviewing and recommending nominees for membership on the Board. Candidates are considered based upon various criteria and must have integrity, accountability, sound judgment, and perspective. In addition, candidates are chosen based on their leadership and business experience, as well as their ability to contribute toward governance, oversight, and strategic decision-making. In identifying nominees for Director, the Nominating Committee considers individuals it believes to be qualified to become Board members, with the goal of ensuring that the Board consists of a diversified group of individuals with strong business experience, good judgment, and high integrity who adhere to a high standard in performing the duties of the Board and who possess the willingness and ability to devote adequate time and resources to diligently perform Board duties. In considering nominees for Director, the Nominating Committee considers the entirety of each candidate’s credentials in the context of these standards and, from time to time, will review the experience and characteristics appropriate for
Board members and director candidates in light of the Board’s composition at the time. The Board is committed to a diverse membership, in terms of both the individuals involved and their various experiences, skills, backgrounds and areas of expertise. While we do not have a formal policy with respect to diversity, when searching for potential new candidates for Board membership, the Governance Committee endeavors to include candidates who reflect diverse backgrounds. For purposes of Board composition, “diversity” includes, but is not limited to, differences in business experience, age, gender, ethnicity, race, national origin, and geographic background.
The Nominating Committee considers the demands of the candidate’s primary occupation and any concurrent service on other public company boards or other commitments. Our Board encourages directors to limit the number of other boards on which they serve, given their time commitment to the Company’s Board and its committees, to avoid any impact of “over-boarding.” Under our Corporate Governance Guidelines, non-executive directors may not serve on more than three other boards of publicly traded companies in addition to the Company’s Board (for a total of four public company boards, and the CEO of the Company may not serve on the board of more than one other public company (for a total of two public company boards). Members of the Audit Committee may not serve on more than two other public company audit committees (for a total of three public company audit committees). The foregoing considerations apply to existing Directors as the Nominating Committee considers whether to recommend to the Board that it nominate each for re-election at the next Annual Meeting.
The Nominating Committee is responsible for recommending nominees for election to the Board at each Annual
Meeting and for identifying one or more candidates to fill any vacancies that may occur on the Board. The Nominating
Committee uses a variety of sources to identify new candidates. New candidates may be identified through recommendations from independent Directors or members of management, search firms, discussions with other persons

39	COUSINS 2025 PROXY STATEMENT
who may know of suitable candidates to serve on the Board, and stockholder recommendations. Evaluations of prospective candidates typically include a review of the candidate’s background, experience, credentials, and other qualifications by the Nominating Committee (in light of the standards set forth above), interviews with the Nominating
Committee as a whole, one or more members of the Nominating Committee, or one or more other Board members, and discussions of the Nominating Committee and the full Board. The Nominating Committee then recommends candidates to the full Board, with the full Board selecting the candidates to be nominated for election by the stockholders or to be elected by the Board between annual meetings.
As previously discussed, Lillian C. Giornelli, who has served as a Director on our Board since May 1999, elected not to stand for re-election at this Annual Meeting. Ms. Giornelli will retire from the Board, effective as of the Annual Meeting.
We are grateful for Ms. Giornelli’s distinguished service and many contributions to the Company.
As part of the Board’s ongoing review of Board composition and succession planning, the Nominating Committee retained a professional search firm to significantly increase the pool of potential candidates, reflecting the standards outlined above. With the assistance of the search firm, the Nominating Committee conducted a thorough process, including conducting multiple private meetings with and consideration of multiple potential candidates. The Nominating
Committee carefully reviewed the background and qualifications of each potential candidate and the alignment of the same with the director standards, the strategic goals of the Company, and its governance values. At the culmination of such process, the Nominating Committee recommended to the Board that it elect Susan L. Givens to the Board, in light of her extensive background in real estate and capital markets, including her leadership roles at Blackstone, her prior experience as a chief executive officer of a publicly-traded REIT, her prior experience as chief executive officer and chief financial officer of externally-managed REITs, as well as her service as an independent non-executive director on the board of directors of a publicly-traded REIT. After reviewing Ms. Givens’ background and qualifications, and the alignment of the same with our director standards, the Board elected Ms. Givens as a Director, effective April 1, 2025.
The Nominating Committee will consider Director nominees proposed by stockholders on the same basis as recommendations from other sources. Any stockholder who wishes to recommend a prospective nominee for consideration by the Nominating Committee may do so by submitting the candidate’s name and qualifications in writing to Cousins Properties Incorporated Nominating & Governance Committee, c/o Corporate Secretary, 3344 Peachtree
Road NE, Suite 1800, Atlanta, Georgia 30326-4802, or via email addressed to CorporateSecretary@cousins.com.
MANAGEMENT SUCCESSION PLANNING
The Nominating Committee is also responsible for the oversight of the Company’s succession planning, including overseeing a process to evaluate the qualities and characteristics of an effective CEO and conducting advance planning for contingencies, such as the departure, death, or disability of the CEO or other senior members of management. The
CEO periodically reviews the management development and succession planning with the Nominating Committee. The succession plan is also reviewed with the full Board from time to time, which considers ensuring thoughtful, seamless, and effective transitions of leadership to be a primary responsibility of the Board. Potential leaders are given exposure and visibility to the Board members through formal presentations and informal events.

PROPOSAL 1 – ELECTION OF DIRECTORS	40

BOARD REFRESHMENT AND BOARD SUCCESSION PLANNING
Succession planning is not limited to management. We also consider the long-term make-up of our Board and how the members of our Board change over time. We aim to strike a balance between the knowledge that comes from longer-
term service on the Board with the new ideas and energy that can come from adding members to the Board. We also consider the long-term needs of our Board and the expertise that is needed for our Board as our business strategy evolves and the marketplace in which we do business evolves. The Board does not believe that it should limit the number of terms for which an individual may serve as a director. Directors who have served on the Board for an extended period of time are able to provide valuable insight into the operations and future of the Company, based on their experience with and understanding of the Company’s history, policies, objectives, and industry over a significant period of time. The Board believes that, as an alternative to term limits, it can ensure that the Board continues to evolve and adopt new viewpoints through the evaluation and nomination process described in our Corporate Governance
Guidelines and this Proxy. The Board maintains a retirement policy that indicates that no person will be eligible for nomination for election or re-election as a director if he or she will be 75 or older upon his or her election or re-election, unless the Board, upon the recommendation of the Nominating Committee, determines that due to unique or extenuating circumstances, it is in the best interests of the Board and its stockholders to waive such limitation.
We believe the average tenure for our Directors reflects the balance that the Board seeks between the different perspectives brought by long-serving Directors and new Directors. The graph below summarizes the tenure of our 2025
Director nominees.
1 Director
< 3 years
4 Directors
3-6 years
3 Directors
7-10 years
1 Director
> 10 years
Average Tenure 7 Years
BOARD AND COMMITTEE EVALUATION PROCESS
The Board has established a robust self-evaluation process. Our Corporate Governance Guidelines require the Board to evaluate its own performance annually. In addition, each of the Committee charters requires an annual performance evaluation. The Nominating & Governance Committee (for purposes of this discussion, the “Governance Committee”)
oversees the annual self-assessment process on behalf of the Board. The formal self-evaluation may be in the form of written or oral questionnaires, which may serve as a starting point for a more extensive discussion, in either case administered by Board members, management, or third parties. Each year, our Governance Committee discusses and considers the appropriate approach and approves the form of the evaluation.

41	COUSINS 2025 PROXY STATEMENT
In 2024, Mr. Stone, as Chair of our Governance Committee, conducted individual interviews with each member to review and discuss the following: Board structure, size, and composition, including variety and diversity of skills, experience, tenure, geography, and other attributes among the current membership; committee structures, size, composition, and leadership; effectiveness of communications with management, including written materials; director engagement;
effectiveness of communications among Directors; succession planning for management; performance of Director
Connolly as CEO; performance of Chairs of Board and committees; effectiveness of oversight by Board, including risk management and strategic planning; and effectiveness, duration, and frequency of meetings. These discussions utilized a detailed questionnaire as a prompt. Mr. Stone prepared a verbal report with details regarding the discussions to the
Executive Chair and the CEO. In February 2025, Mr. Stone also provided verbal summaries of the discussions with the
Governance Committee and with the full Board.
We intend to periodically conduct similar evaluations in the future, and we may utilize the services of a third-party consultant for this purpose, as our Board deems appropriate as part of our standard annual performance evaluation and self-assessment process.
HEDGING, PLEDGING, AND INSIDER TRADING COMPLIANCE POLICY
We maintain an Insider Trading Compliance Policy governing the purchase, sale, and/or other dispositions of our securities by our Directors, officers and employees, as well as by the Company, that we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations, and the exchange listing standards applicable to
us. A copy of our Insider Trading Compliance Policy was filed as an Exhibit 19 to our Annual Report on Form 10-K for the
year ended December 31, 2024.
Our Insider Trading Compliance Policy also prohibits our employees, officers, and Directors from hedging their ownership of our securities, including a prohibition on short sales, buying or selling of puts and calls, and purchasing our stock on margin. None of our executive officers or Directors hold any of our stock subject to pledge. Additionally, our
Insider Trading Compliance Policy prohibits trading in securities of any other company about which an employee, officer, or Director learns material, non-public information in the course of performing his or her duties for the Company.
At least annually, our employees are required to confirm they have reviewed and understood the Insider Trading
Compliance Policy. Additionally, our regular compliance training for all employees includes training on insider trading.
Our regular cadence of equity grants to officers, key employees, and Directors is structured so that the dollar value of the grants is determined in advance, with the actual number of shares under the grant determined based on the closing stock price of a future date that is at least two trading days after release of our quarterly earnings report (and otherwise not while the Company is in possession of material non-public information). It is also the policy of the Company to comply with all applicable securities laws when transacting in its own securities.
STOCKHOLDER ENGAGEMENT AND OUTREACH
Our commitment to understanding the interests and perspectives of our stockholders is a key component of our corporate governance strategy and compensation philosophy. Throughout the year, we regularly meet with our investors to share our perspective and to solicit their feedback on a variety of topics, such as our strategy and performance, corporate governance, compensation practices, market conditions, and sustainability goals and achievements.
Additionally, frequent topics include general trends and performance of the office sector, Sun Belt market fundamental conditions and opportunities, Company financial performance and guidance, and actual and potential investment opportunities. As is increasingly common among all public companies, including REITs, a substantial portion of our stockholders are considered passive investors and generally do not engage with issuers. While we welcome all opportunities for meaningful stockholder engagement, most of our successful engagement efforts are focused on our

PROPOSAL 1 – ELECTION OF DIRECTORS	42

active institutional investors. Approximately 57% of our outstanding shares are represented by active investors. We met with representatives of 76% of those shares to solicit their input on a variety of topics, including market conditions, executive compensation, corporate strategy, corporate governance practices, and other matters, including topics related to Corporate Responsibility. The CEO and/or Chief Financial Officer personally led these meetings. Members of our executive management team typically participate in multiple investor conferences. Periodically, we hold investor days where members of our management team meet with stockholders to discuss our strategy and performance, provide tours of our properties, and respond to questions. We also consider the input received from our stockholders through individual meetings, property tours, telephone calls, and/or written communications. We plan to continue our engagement with our stockholders in 2025 and beyond, as we believe the perspectives provided by our stockholders provide valuable information to be considered in our decision-making process.

Active vs. Passive Shareholders

57%
43%
Active Investors
Passive Investors

Engagement with Active Investors

76%
24%
Met With Investors
No Engagement

43	COUSINS 2025 PROXY STATEMENT
SUSTAINABILITY & CORPORATE RESPONSIBILITY
At Cousins, we believe that true value creation results not only from positive stock performance, but also from a commitment to sustainability. For us, sustainability means creating and maintaining resilient buildings that are operated in an environmentally and socially responsible manner. This approach not only encourages office users to select us for their corporate operations, but it also enhances the communities where our buildings are located. We believe making a positive impact in the communities in which we operate is supportive of our overall success. Our community focus is strengthened by our operating structure, including having local leadership in each of our key markets, an entrepreneurial mindset, and participation in our local communities. We have long focused on responsibly building and operating the highest quality assets and emphasizing best-in-class projects, including incorporating environmentally sustainable design, construction, and operational components. We are focused on creating healthy workspaces and high-
performance properties while simultaneously mitigating operational costs and the potential external impacts of energy and water consumption, waste production, and greenhouse gas emissions. This focus leads to strong customer satisfaction and interest from potential customers, which in turn drives portfolio occupancy and promotes positive returns for our stockholders.
COMMITMENT TO SUSTAINABILITY AND REPORTING
At Cousins, we pride ourselves on investing in trophy lifestyle office buildings located in high-growth Sun Belt markets and managing these properties in a first-class manner while achieving outstanding operational efficiency. Our financial strategy of prioritizing investment in high-quality real estate assets complements our efforts to improve our portfolio’s average resiliency, as we develop and acquire newer and more efficient buildings and redevelop older assets to meet higher efficiency and operational standards. In evaluating new acquisition and re-development opportunities, we focus carefully on the existing performance of the building in consumption of energy and water resources and the mitigation of resource consumption through recycling and other efforts. We also incorporate climate assessments into the acquisition due diligence process, including the likelihood of increased operating costs or insurance premiums resulting from the potential impact of climate change on the assets under review. We evaluate the opportunities for improvement in these areas on a near- and long-term basis, along with the predicted cost-effectiveness of those opportunities. In recognition that a lifestyle office building requires more than a high-quality building, we carefully evaluate the proximity to transit options, with a strong preference for nearby bus and rail transit. When planning new development projects, we take all the foregoing into account, along with the anticipated impact to the environment and local biodiversity of our development and the likelihood of increased construction costs resulting from the potential impact of climate change, and we strive to design highly-sustainable buildings, generally taking advantage of the U.S. Green Building Council’s
Leadership in Energy and Design (“LEED”) green building program. For our operational buildings and our buildings under development or re-development, we emphasize the importance of environmentally sustainable design, construction, and operations. During 2024, we continued to prioritize the pursuit of healthy building certifications, including Fitwel, which reassure our customers and employees of our focus on providing healthy working environments.
Over the long term, we believe properties that reflect these priorities will remain attractive to office users and investors, and as a result, we anticipate that this philosophy will continue to generate new and renewal leasing activity, driving portfolio occupancy and high-quality returns for our stockholders.

PROPOSAL 1 – ELECTION OF DIRECTORS	44

The effectiveness of our sustainable and responsible development and operations is evidenced by the recognition our properties have received from some of the most respected third-party organizations that benchmark property efficiency and sustainability practices:

51 of our buildings, representing 88% of our LEED eligible square footage, are LEED
Certified (LEED for Building Operations and Maintenance for our operating buildings and/or
LEED for Building Design and Construction: Core and Shell for our newly developed buildings)
and/or satisfy the standards of Austin Energy Green Building (“AEGB”). The U.S. Green
Building Council’s Leadership in Energy and Environmental Design (“LEED”) rating system is the most widely used green building rating system, and it provides a framework for healthy, efficient, and cost-saving green buildings. We intend to maintain and renew (when appropriate)
these certifications of our properties and to continue to evaluate our portfolio to identify and pursue additional opportunities to enhance the value and appeal of our properties through
LEED certification. AEGB is a higher standard than (and fully encompasses) the LEED requirements. Accordingly, we generally do not pursue LEED certification for the buildings that achieve the AEGB certification.

LEED Certified 88%

43 of our buildings, representing 74% of our BOMA 360 eligible square footage, have achieved the elite BOMA 360 certification. This certification recognizes excellence in building operations and management, and it benchmarks performance in six key areas, including energy, environment, and sustainability. We intend to maintain certifications of our properties and to continue to evaluate our portfolio to identify and pursue additional opportunities to enhance the value and appeal of our properties through BOMA 360 certification.

BOMA 360 Certified 74%
ENERGY STAR Certified 95%
53 of our buildings, representing 95% of our ENERGY STAR eligible square footage, are
ENERGY STAR-certified for superior energy efficiency, responsible water usage, and reduced greenhouse emissions. We integrate ENERGY STAR Portfolio Manager as an essential component of our energy management program to track individual building performance in energy consumption, greenhouse gas emissions, water consumption, and waste production.
Additionally, we utilize ENERGY STAR for benchmarking against comparable assets. We intend to continue tracking our portfolio through ENERGY STAR and to maintain and/or pursue certification for all properties for which it is feasible.

35 of our buildings, representing 62% of our Fitwel eligible square footage, are Fitwel
One-Star or Two-Star certified. Fitwel uses scorecards that include more than 55 evidence-
based design and operational strategies to enhance buildings by addressing a broad range of health behaviors and risks. We intend to maintain certifications of our properties and to continue to evaluate our portfolio to identify and pursue additional opportunities to enhance the value and appeal of our properties through Fitwel certification.

62%

In 2024, the Company earned its ninth consecutive “Green Star” recognition from the
Global Real Estate Sustainability Benchmark (“GRESB”) assessment. GRESB is an investor-
driven evaluation system for measuring the sustainability performance of property companies and real estate funds. The Company also achieved an overall score of an “A” on the GRESB
Public Disclosure assessment. The 2024 performance score was in line with the peer average and significantly above the GRESB average, and the disclosure score is again above the GRESB average.

Green Star

45	COUSINS 2025 PROXY STATEMENT
The Company’s management-level Sustainability Team is comprised of the VP-Internal Audit & Sustainability, the EVP-
Development, the EVP-Operations, the EVP & General Counsel, and the SVP-Operations. Our Sustainability Team
collaborates with other representatives from the operations group and outside sustainability consultants to further our sustainability efforts. In consultation with the CEO and the Board-level Sustainability Committee, the Sustainability Team establishes the policies addressing environmental and social issues, reviews recent performance metrics, sets goals for sustainability improvements for individual buildings, and endeavors to include sustainability efforts as a core value in all material design, development, investment, and operational decisions. In addition, representatives of this Sustainability
Team regularly review and discuss with the broader management team and with the Sustainability Committee the status of our sustainability efforts, including planned strategic initiatives, recent accomplishments, and progress against our goals.
In addition to our long-standing participation in the annual GRESB assessment, we have published a stand-alone
Corporate Responsibility report for many years, beginning with our performance in 2018. In 2025, we intend to publish a
Corporate Responsibility report covering our 2024 performance and our progress toward our existing goals. This report will highlight many of our key performance indicators, including progress toward reductions in energy consumption, greenhouse gas emissions, and water consumption, along with our progress against our goals for building certifications.
The report’s approach, structure, and content will be aligned with Global Reporting Initiative (GRI) Standards and informed by the Taskforce on Climate-related Financial Disclosures (TCFD), and it will include an Independent Assurance
Statement from DNV for select performance indicators. Our Corporate Responsibility reports are available at
www.cousins.com/sustainability.
COMMITMENT TO HEALTHY COMPANY CULTURE
As part of our longstanding commitment to operating responsibly in our business activities, we are focused on maintaining a healthy Company culture. Our priorities include attracting, developing, and retaining the best talent, fostering an inclusive culture that emphasizes employee engagement, and having a positive social impact by supporting the communities in the markets we serve.
Key 2024 highlights include:
•We were again selected (for the fifth sequential year) as one of the “Top Workplaces” by the Atlanta Journal-
Constitution and Top Workplaces USA. In 2024, we were recognized for excellence in the following areas:

•employee appreciation	•leadership	•innovation	•purpose and values
•compensation and benefits	•employee well- being	•professional development	•work-life flexibility
•We held quarterly “town hall” events for all employees where we provide updates on recent accomplishments and key initiatives.
•Our employee-led “culture club,” comprised of individuals from all divisions of our corporate headquarters, organized regular work-day events that delivered an opportunity for cross-discipline engagement and fun.
•We have maintained a workforce that reflects the demographics of the markets we serve:
◦As of December 31, 2024, 41% of the workforce were women (with women comprising 46% of the supervisors, 33% of the executive team, and 33% of the Board of Directors); and
◦As of December 31, 2024, 41% of the workforce self-identified as a minority (with minorities comprising 26%
of the supervisors and 11% of the Board of Directors).

PROPOSAL 1 – ELECTION OF DIRECTORS	46

•For the fifth sequential year, we welcomed students to the commercial real estate industry through internships offering experience with the investments, asset management, and development teams, while also offering exposure to our leasing teams.
COMMITMENT TO COMMUNITY
We believe that Cousins should be a good corporate citizen, paying our “civic rent” through our philanthropic commitments. Our employees regularly donate to local causes, participate in annual fundraising for local nonprofits, and are actively involved in community-building activities such as Habitat for Humanity. This occurs not just at the corporate office, but also at the property level, where we are actively involved in each community within which the Company has made a significant investment. Together with our comprehensive wellness program and our commitment to a fair and respectful workplace, we believe this commitment to service and integrity offers our employees many opportunities for meaningful engagement and collaboration.
Community involvement is one of Cousins’ core values, and we are committed to giving back to our local communities where we live and work. In 2024, Cousins focused its philanthropic activity around four key areas: providing an introduction or overview to the real estate industry for high school and college students; education; affordable housing;
and community spaces. Our Company’s support was centered around CuzWeCare Week, a new initiative that supported in-person volunteer activities and community involvement across our markets. Teams across the Company supported 8 non-profit organizations with a day of volunteerism and raised $84,700 in financial support. In 2024, Cousins employees spent over 5,790 hours volunteering and giving back to our communities.
We are committed to providing transparent disclosure regarding our corporate social responsibility efforts, which are integrated into our annual Corporate Responsibility reports.  More detailed information, including our sustainability strategy, key performance indicators, achievements, and historical corporate responsibility reports are available on our website at www.cousins.com/sustainability.
Except for the documents specifically incorporated by reference into our Annual Report on Form 10-K, information contained on our website or that can be accessed through our website is not incorporated by reference into our Proxy
Statement or our Annual Report on Form 10-K.

47	COUSINS 2025 PROXY STATEMENT
EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION & ANALYSIS
The Compensation & Human Capital Committee (the “Compensation Committee”) is responsible for establishing the underlying policies and principles of our compensation program. This Compensation Discussion and Analysis section describes our executive compensation programs for 2024. It states how and why the Compensation Committee made its decisions regarding 2024 compensation for our Named Executive Officers (“NEOs”) detailed in the tables that follow.
Our NEOs for 2024 are:

Named Executive Officers	Title
M. Colin Connolly	President and Chief Executive Officer

Gregg D. Adzema	Executive Vice President and Chief Financial Officer

Kennedy Hicks	Executive Vice President, Chief Investment Officer and Managing Director

Richard G. Hickson IV	Executive Vice President - Operations

John S. McColl	Executive Vice President - Development
EXECUTIVE SUMMARY
OVERVIEW OF 2024 BUSINESS PERFORMANCE
Our strategy is to create value for our stockholders through ownership of the premier urban lifestyle office portfolio in the Sun Belt markets of the United States, with a particular focus on Atlanta, Austin, Tampa, Charlotte, Phoenix, Dallas, and Nashville. This strategy is based on a disciplined approach to capital allocation that includes opportunistic acquisitions, selective development, and timely disposition of non-core assets, with a goal of maintaining a portfolio of newer and more efficient properties with lower capital expenditure requirements. To implement this disciplined approach, we maintain a simple, flexible, and low-leveraged balance sheet, which allows us to pursue compelling growth opportunities at the most advantageous points in the cycle. We utilize our strong local operating platforms within each of our major markets to implement this strategy.
In 2024, we executed on this strategy with strategic transactions, including key investment, leasing, and capital markets transactions, along with continuing development on two projects. In implementing our strategy, we had goals for 2024 that included FFO, gross office leasing volume, net effective rent performance on that leasing volume, and non-financial corporate responsibility metrics. We were successful in meeting these goals.

Executive Compensation	48

TOTAL STOCKHOLDER RETURN
Our stockholders realized a negative 19.44% total return for the three-year period ended December 31, 2024, in comparison to the FTSE Nareit Equity Office Index and the FTSE Nareit Equity indices, realized total returns of negative
22.7% and negative 14.12%, respectively.
INVESTMENTS AND BUSINESS STRATEGY
Our strategy is to provide the most advantageous investments for our stockholders, and we are continuously striving for opportunistic acquisitions, selective developments, and timely dispositions of non-core assets, with a goal of maintaining a portfolio of newer and more efficient properties with lower capital expenditure requirements. Since 2019, we completed the merger with TIER REIT, Inc., resulting in the acquisition of 5.8 million square feet of operating properties, acquired 4.2 million square feet of additional operating properties for $2.0 billion in gross purchase price, completed 2.2 million square feet of development at total project costs of $858 million, and sold 5.5 million square feet of operating properties for $1.3 billion in gross sales price.
2024 ACTIVITIES
During 2024, we completed several investment transactions and financing and equity markets transactions, consistent with our strategy of operating the premier urban lifestyle office portfolio, while maintaining a flexible and low-leveraged balance sheet. The following is a summary of our significant 2024 activities:
INVESTMENT ACTIVITY
•Acquired Vantage South End, a 639,000 square foot lifestyle office property in South End Charlotte, for a purchase price of $328.5 million.
•Acquired Sail Tower, a 804,000 square foot lifestyle office property in Downtown Austin, for a purchase price of
$521.8 million.

49	COUSINS 2025 PROXY STATEMENT
•Acquired a 20% interest in a joint venture for $16.7 million that acquired Proscenium, a 525,000 square foot office property in Midtown Atlanta, for a gross purchase price of $83.3 million.
•Acquired multiple investments in real estate debt, including two mezzanine real estate loans for $27.2 million, which are subordinated to the first priority mortgage loans and secured by pledges of equity interests, and one mortgage loan at par for $138.0 million, which was secured by the Saint Ann Court office property in Dallas.
FINANCING AND EQUITY MARKETS ACTIVITY
•Issued $500.0 million of 5.875% public unsecured senior notes, generating net proceeds of $498.5 million.
•Issued $400.0 million of 5.375% public unsecured senior notes, generating net proceeds of $397.9 million.
•Issued 6,000,000 shares of common stock, generating net proceeds of $186.1 million.
•Issued 9,500,000 shares of common stock, generating net proceeds of $282.8 million.
•Repaid in full the $70.9 million remaining principal balance on the mortgage secured by our Domain 10 property in
Austin.
DEVELOPMENT ACTIVITY
•Continued development and commenced initial operations of Neuhoff, a mixed-use property in Nashville that consists of 450,000 square feet of office and retail space and 542 apartments. The project is being developed by a
50%-owned joint venture, and our share of the total expected project costs is $295 million.
•Commenced operations at our Domain 9 development, a 338,000 square foot office property in Austin. The total expected project cost of this wholly-owned property is $147 million.
PORTFOLIO ACTIVITY
•Leased or renewed 2 million square feet of office space.
•Ended 2024 with our office portfolio of 91.6% leased.
•Increased second generation net rent per square foot by 8.5% on a cash-basis.
•Increased same property net operating income by 4.8% on a cash-basis.
KEY COMPENSATION DECISIONS FOR 2024
The Compensation Committee made the following key decisions with respect to the 2024 compensation for our NEOs:
•Annual cash incentive awards were approved at 142.3% of target, based on achievement of Company performance goals relating to FFO, gross office leasing volume, net effective rent performance on office leasing activity, and non-
financial corporate responsibility metrics.
•Long-term equity award performance was granted to our NEOs in the form of restricted stock units (“RSUs”) and restricted stock using a mix of 42% market-conditioned RSUs (“Market RSUs”), 18% performance-conditioned RSUs
(“Performance RSUs”), and 40% time-vested restricted stock. The market-conditioned RSUs are earned only upon meeting performance goals relating to total stockholder return (“TSR”), calculated relative to the FTSE Nareit Equity
Office Index, and the Performance RSUs are earned only upon meeting Company performance goals relating to aggregate FFO, each over a three-year period from 2024 through 2026. The time-vested restricted stock vests ratably on the grant date anniversary over a three-year service requirement. The Market RSUs and Performance RSUs cliff vest only if the performance conditions and service requirement are satisfied.

Executive Compensation	50

51	COUSINS 2025 PROXY STATEMENT

COMPENSATION PRACTICES
We believe that our compensation program encourages executive decision-making that is aligned with the long-term interests of our stockholders by tying a significant portion of pay to Company performance over a multi-year period.
Below, we highlight our compensation practices that support these principles.

What We Do
Mitigate Undue Risk
We provide a balanced mix of cash and equity-based compensation, including annual and long-term incentives which have market or Company performance metrics that we believe mitigate against excessive risk-taking by our management.

Significant Portion of Equity Awards are Market or Company Performance-Based
In 2024, 60% of the regular equity awards granted to our executive officers are market or
Company performance-based and require that we achieve market goals relating to TSR or
Company performance goals relating to FFO, in each case over a three-year period for the awards to be earned.

Incentive Cash Awards are Based on Achievement of Performance Goals, but Provide for Compensation Committee Discretion
Since 2009, payouts under our cash incentive plan have ranged from 0% to 150%, reflecting the Company’s performance under the relevant goals for each year. The Compensation
Committee sets performance goals under our annual incentive cash award plan that it believes are reasonable in light of past performance and market conditions. Our plan permits the Compensation Committee to exercise discretion in making final cash incentive award determinations so as to take into account changing market conditions and broad corporate strategic initiatives, along with overall responsibilities of the executives, in making formal award determinations. This approach allows our executive officers to focus on the long-term health of our Company rather than an “all or nothing” approach to achieving short-term goals.

Cap on Incentive Awards
Our Compensation Committee has established 200% as the maximum percentage for performance calculation of any individual component of the incentive cash award, with 150%
of the target cash award as the overall maximum payout that can be earned by each of the executive officers under the annual incentive cash award plan for any year.

Clawback Policy
We have adopted, in accordance with applicable laws and NYSE listing standards, a robust recoupment or “clawback” policy pursuant to which we will seek to recover incentive-based compensation from any current or former executive officer to the extent of receipt of incentive-based compensation based on financial reporting measures, if we are required to restate those financial reporting measures within any previously issued financial statements.
This policy applies to incentive-based compensation that was received during the three years prior to the requirement for preparation of the accounting restatement in excess of the amount that otherwise would have been received if it had been determined on the restated
amounts.

Double Trigger Change in Control Agreements
We have entered into change in control agreements with our executive officers to ensure that the executives are focused on the interests of our stockholders in the event of a potential strategic acquisition, merger, or disposition. The agreements require a “double trigger,” both a change in control and a termination of employment, for the payout of benefits.

Independent Compensation Consultant	The Compensation Committee determined that its compensation consultant is independent pursuant to applicable NYSE listing standards.

Executive Compensation	52

What We Do
Share Ownership Guidelines
We have stock ownership guidelines for our executive officers and Directors, including a target ownership of four times annual base salary for our Chief Executive Officer, two times annual base salary for our Executive Vice Presidents, and five times the annual cash retainer for our Directors.

Holding Period on Stock Awards	We have adopted a policy requiring our executive officers to hold 50% of the after-tax number of shares of stock awarded as compensation for a period of 24 months following vesting.

Prohibition of Hedging and Pledging of Company Stock
Our insider trading policy prohibits our Directors and executive officers from engaging in any short sales with respect to our stock or buying or selling puts or calls with respect to our stock. We also prohibit our Directors and executive officers from purchasing our stock on margin. None of our Directors or executive officers holds any of our stock subject to pledge.

Long Term Incentive Awards Settled in Stock	Our Market RSUs and Performance RSUs settle in stock, rather than cash, increasing the alignment with shareholders.

What We Don’t Do

No Employment Agreements	We do not have employment agreements with any of our executive officers. All of our executive officers are employed “at-will.”

No Perquisites
We generally do not provide perquisites above the reporting threshold to our executive officers. In 2024, we did not provide any perquisites to our executive officers above the reporting threshold, except for personal security services to our President and Chief
Executive Officer. The costs related to these personal security measures are set forth in the
“All Other Compensation” column in our Summary Compensation Table.

No Pension Plans, Deferred Compensation Plans, or Supplemental Executive Retirement Plans
We do not provide any defined benefit pension plans, deferred compensation plans, or supplemental executive retirement plans to our executive officers. Our executive officers are eligible to participate in our 401(k) plan and our Employee Stock Purchase Plan on the same basis as all of our employees.

No Single-Trigger Severance or Acceleration	Our change in control arrangements do not provide for payment on a change in control without a qualifying termination of employment.

No Dividend Equivalent Units on Unearned Performance Awards
No dividend equivalent units (“DEUs”) are paid on Market RSUs or Performance RSUs during the performance period. DEUs are paid only if and to the extent the shares underlying Market RSUs or Performance RSUs are earned.

No Tax Gross-Up Provisions in Change in Control Agreements
Our change in control agreements with our executive officers do not include Section 280G tax gross-up provisions. We have committed that we will not enter into a new agreement to include a tax gross-up provision.

No Option Repricing
Although the 2019 Omnibus Incentive Stock Plan permits granting of stock options as part of a compensation program, we do not intend to grant any stock options as part of our executive or director compensation programs. If we were to grant stock options, we would prohibit repricing of any granted stock options.

53	COUSINS 2025 PROXY STATEMENT

SAY-ON-PAY RESULTS
At our 2024 annual meeting, stockholders approved our say-on-pay vote with approval by 90.8% of votes cast. During the period from 2019-2024, our average “say-on-pay” vote approval was 92.7%.
We believe our compensation programs are effectively designed, are in alignment with the interests of our stockholders, and are instrumental in achieving our business strategy. The Compensation Committee will continue to consider stockholder feedback when designing and implementing our compensation programs.
COMPENSATION PHILOSOPHY AND COMPETITIVE POSITIONING
The success of our business strategy depends significantly on the performance of our executives, requiring a more diverse skill set than if we were a passive real estate investor and allowing us to underwrite and execute on acquisition, development, re-development, and other investment opportunities, in addition to ongoing portfolio operations, disposition, joint venture, and financing activities. In assessing the compensation of our executives, including our NEOs, we consider strategies designed to attract and retain talented executives in a competitive and dynamic real estate marketplace.
In making compensation decisions for the executive officers, the Compensation Committee typically examines a range of data, with the median data point typically used as an initial reference point, and thereafter the Compensation Committee applies its judgment to adjust individuals based on their performance, tenure or experience in the role, value contributed to the Company, retention concerns, market data for competitive positions, and other relevant considerations, including the assessment of achievement of the Company’s strategic and tactical plans.
Additionally, we seek to align the compensation of our executive officers with the Company’s strategy and business objectives for creating long-term value for our stockholders without encouraging unnecessary or excessive risk-taking.
Our overall structure, design, and components of the executive compensation program have been consistent over the last several years, as we seek to provide incentives to achieve key corporate goals by formulaically linking annual cash incentive awards to the achievement of these goals, while factoring in individual performance. We seek to provide longer-term performance incentives by providing a majority of the target total direct compensation opportunity in the form of LTI equity awards (a majority of which are performance-based or market).
COMPENSATION REVIEW PROCESS
MARKET DATA AND PEER GROUP
The Compensation Committee evaluates NEO compensation by reviewing available competitive data, representing organizations of varying sizes (measured by market capitalization) and varying operating strategies. For purposes of making decisions regarding 2024 compensation, the Compensation Committee engaged FPC to, among other things:
(1) review the methodology of peer group creation and propose a peer group of public REITs to be used for the 2024 compensation targets; (2) benchmark our executive compensation against our peers and assist in developing compensation objectives; (3) analyze trends in compensation in the marketplace generally and among our peers specifically; and (4) recommend the components and amounts of compensation for our NEOs. As discussed in Director
Compensation on page 91, FPC also provided consulting services with respect to compensation for our Directors.
With assistance from FPC, the Compensation Committee undertook a comprehensive review to develop an appropriate peer group of companies to review with the goal of evaluating the competitiveness of the Company’s executive compensation program. Although the Compensation Committee endeavors to maintain consistency in the selected peer group from year to year, changes in company size, classification, industry consolidation, and other factors may impact the appropriateness of the peer group utilized for the prior year’s compensation program evaluation. The peer group for

Executive Compensation	54
2024 was selected based on various criteria considered by the Compensation Committee, including industry (office-
focused publicly-traded REITs), size (defined by equity market capitalization), and portfolio scale (defined by number of properties and/or total square footage). As a result of this peer group review and evaluation, while being mindful of best practices for selecting a peer set, the Compensation Committee selected the peer group shown below.
The peer group recommended by the compensation consultant and approved by the Compensation Committee consists of 11 public real estate companies that focus on office properties and those that are similar in size to us in terms of equity market capitalization (market value of common and preferred stock and partnership units convertible into stock). This peer group was used because public real estate companies of similar size have similar characteristics to our Company with respect to the demands and complexity of managing a similar portfolio, a significant development and acquisition pipeline, and extensive capital market activities. The Compensation Committee prefers to select companies so that our equity market capitalization approximates the median, without requiring that this characteristic outweigh the other important peer group considerations.The study was conducted by FPC in July 2023, relying on publicly-available data as of May 2023, which indicated that this peer group had equity market capitalization ranging from $669 million to $3.2 billion. As of that time, our equity market capitalization of $3.0 billion was above the peer group median (96th percentile), and our total market capitalization of $5.5 billion was also above the peer group median (60th percentile). This peer group was comprised of the following companies, which reflects no changes from the peer group utilized for the 2023 compensation program evaluations:

Brandywine Realty Trust	(NYSE: BDN)	JBG Smith Properties	(NYSE: JBGS)

Corporate Office Properties Trust	(NYSE: OFC)	Kilroy Realty Corporation	(NYSE: KRC)

Douglas Emmett, Inc.	(NYSE: DEI)	Paramount Group, Inc.	(NYSE: PGRE)

Empire State Realty Trust, Inc.	(NYSE: ESRT)	Piedmont Office Realty Trust	(NYSE: PDM)

Highwoods Properties, Inc.	(NYSE: HIW)	Vornado Realty Trust	(NYSE: VNO)

Hudson Pacific Properties, Inc.	(NYSE: HPP)
The below table represents the equity market capitalization of the Company and each of the companies in the peer group as of May 31, 2023.
ROLE OF MANAGEMENT AND COMPENSATION CONSULTANTS
The Compensation Committee evaluates Company and individual performance when making compensation decisions with respect to our NEOs. In making decisions regarding NEO compensation, the Compensation Committee considers recommendations from our CEO with respect to the performance and contributions of each of the other NEOs but retains the right to act in its sole and absolute discretion. Representatives of the Compensation Committee’s independent compensation consultant, FPC, will from time to time attend Compensation Committee meetings and provide guidance regarding interpreting the competitive compensation data and trends in the marketplace.

55	COUSINS 2025 PROXY STATEMENT

In 2024, the Compensation Committee considered the independence of FPC in accordance with NYSE listing standards.
The Committee requested and received a letter from FPC addressing the consulting firm’s independence, including the following factors: (1) other services provided to us by the consultant; (2) fees paid by us as a percentage of the consulting firm’s total revenue; (3) policies or procedures maintained by the consulting firm that are designed to prevent a conflict of interest; (4) any business or personal relationships between the individual consultants involved in the engagement and a member of the Compensation Committee; (5) any Company stock owned by the individual consultants involved in the engagement; and (6) any business or personal relationships between our executive officers and the consulting firm or the individual consultants involved in the engagement. The Committee discussed these considerations and concluded that
FPC is independent and that the work of the consultant did not raise any conflict of interest.
As part of the benchmarking analysis performed each year by FPC described above, FPC analyzes and reviews the overall target total remuneration (along with the individual components, and the relative weighting of each) against that of the peer group for the executive team as a whole and on a weighted average basis for the NEOs, along with providing comparable analysis and review for each individual executive (including our NEOs). FPC’s analysis in October
2023 indicated that the target total remuneration of our NEOs, as a percentage of both our total market capitalization and our equity market capitalization, was in the bottom quartile when compared to the same ratio for each of the peer group constituents. When examining the relationship between the prior three-year average actual compensation for the
Company’s NEO (in aggregate) and that of the other constituents of the peer group, FPC concluded that the Company’s performance outweighed its pay. The Compensation Committee’s review also included the historical progression of target compensation for the NEOs over recent years, particularly for that of Mr. Connolly, who assumed the role of CEO in 2019 and whose compensation in this role had been consistently below median for the peer group. The
Compensation Committee’s annual review had resulted in annual adjustments to more closely approach median, in recognition of his increasing tenure and strong performance in the role, but FPC’s October 2023 review indicated that
Mr. Connolly’s base salary, target incentive compensation, and target total compensation remained significantly below the peer group median for his role.

Executive Compensation	56
COMPONENTS OF COMPENSATION

Component	Why We Pay It
Base Salary	Provides a fixed, competitive level of cash compensation that reflects the NEO’s leadership role and the relative market rate for the executive’s experience and responsibilities.

Annual Cash Incentive	Rewards NEOs for achievement of annual financial and strategic goals that drive stockholder value, thereby aligning our NEOs’ interests with those of our stockholders.

Long Term Incentive:	Aligns the interests of our NEOs with those of our stockholders.
• Market RSUs
Motivates, retains, and rewards NEOs to achieve multi-year strategic business objectives that drive relative TSR out-performance because the ultimate value of the award is directly tied to the market value of our stock upon vesting, while conditioned upon achievement of at least a threshold relative performance, with no guaranteed minimum vesting or payout.

• Performance RSUs
Motivates, retains, and rewards NEOs to achieve multi-year strategic business objectives that drive
FFO out-performance because the ultimate value of the award is directly tied to the market value of our stock upon vesting, while conditioned upon the achievement of FFO goals, with no guaranteed minimum vesting or payout.

• Restricted Stock
Motivates, retains, and rewards NEOs to achieve multi-year strategic business objectives because the ultimate value of the award is directly tied to the market value of our stock over the vesting period.

For our CEO, the mix of total direct compensation opportunity for 2024 (based on target values) is illustrated by the following chart:	For the NEOs, other than our CEO, the mix of total direct compensation opportunity for 2024 (based on target values) is illustrated by the following chart:

2024 CEO Compensation Mix	2024 Other NEO Compensation Mix

In 2024, total CEO compensation was 90% “At Risk” or “Performance Based” compensation.	In 2024, total other NEO compensation was 78% “At Risk” or “Performance Based” compensation.

10%
11%
14%
25%
40%
Base Salary
Annual Bonus
LTI-Market RSU
LTI-Performance RSU
LTI-Restricted Stock

22%
30%
8%
19%
21%
Base Salary
Annual Bonus
LTI-Market RSU
LTI-Performance RSU
LTI-Restricted Stock

57	COUSINS 2025 PROXY STATEMENT

BASE SALARY
The Compensation Committee makes base salary decisions based on the individual’s scope of responsibilities, experience, qualifications, individual performance, and contributions to the Company, as well as an analysis of the market data discussed previously. Following the benchmarking exercise described in Role of Management and
Compensation Consultants on page 54 above, the Compensation Committee reviewed base salaries of our NEOs for
2024 at its meeting in December 2023. The base salaries for each of our NEOs were increased for 2024, to remain competitive with market data and to reflect their respective contributions to the Company. Base salaries for the NEOs are as set forth below:

	2023 Base Salary	2024 Base Salary
M. Colin Connolly	$750,000	$768,750

Gregg D. Adzema	$510,000	$522,750

Kennedy Hicks	$427,000	$437,675

Richard G. Hickson IV	$442,000	$453,050

John S. McColl	$422,000	$432,550
ANNUAL INCENTIVE CASH AWARD
Our NEOs have an opportunity to earn an annual incentive cash award designed to reward annual corporate performance. Each year the Compensation Committee establishes a target annual incentive cash award opportunity for each of our NEOs following a review of their individual scope of responsibilities, experience, qualifications, individual performance, and contributions to the Company, as well as an analysis of the market data discussed previously. The targeted annual incentive cash award opportunity and the performance goals set by the Compensation Committee
(discussed below) are communicated to the NEOs at the beginning of each year.
In determining the actual annual incentive cash award paid to an executive officer, the Compensation Committee initially considers performance against the pre-established performance goals. The Compensation Committee, in exercising its judgment and discretion to adjust an award up or down, then considers all facts and circumstances when evaluating performance, including changing market conditions (which may include the impact of factors such as interest rates, general capital market availability, and market demand for office space) and broad corporate strategic initiatives, along with overall responsibilities and contributions of the executives, in making final award determinations. Our Compensation
Committee has established 200% as the maximum percentage for performance calculation of any individual component of the incentive cash award, with 150% of the target cash award as the overall maximum payout that can be earned by each of the executive officers under the annual incentive cash award plan for any year.
2024 Target Opportunity
The Compensation Committee established target annual incentive cash awards for our NEOs for 2024 at its meeting in
December 2023. None of the targeted percentage of base salary for each of our NEOs were increased from the prior year’s targeted percentages.

Executive Compensation	58
The annual incentive compensation target opportunities, as a percentage of base salary, are as set forth below:

	2023 Bonus Target %	2024 Bonus Target %
M. Colin Connolly	130%	130%

Gregg D. Adzema	100%	100%

Kennedy Hicks	95%	95%

Richard G. Hickson IV	90%	90%

John S. McColl	95%	95%
2024 Performance Goals
The Compensation Committee, at its February 2024 meeting, reviewed and discussed potential performance goals for the 2024 annual incentive cash award, in connection with a review of our annual business plan and budget for the year.
The Compensation Committee considered the importance to the Company of its initiatives surrounding corporate responsibility matters, including the assessments performed by unaffiliated third parties with respect to sustainability performance, employee engagement and satisfaction, and governance structure. The components of the 2024 annual incentive cash award performance goals were unchanged from those of 2022 and 2023, while the details for each component were adjusted appropriately (based on the Compensation Committee’s judgment) regarding goals that were considered to be achievable, but rigorous.
The annual incentive cash award performance goals for 2024, and their relative weighting, were as follows:
1. Funds From Operations Per Share Performance.
FFO is a non-GAAP financial measure that, when combined with the presentation of required GAAP measures, has improved the understanding of operating results of REITs among the investing public and has helped make comparisons of REIT operating results more meaningful. Management and the Board generally consider FFO per share to be a useful measure for understanding and comparing our operating results because, by excluding real

59	COUSINS 2025 PROXY STATEMENT

estate-related depreciation and amortization (which can differ across owners of similar assets in similar condition based on historical cost accounting and useful life estimates), impairment losses on depreciable real estate, and gains or losses associated with disposition activities, FFO and FFO per share can help investors compare the operating performance of a company’s real estate across reporting periods and to the operating performance of other companies. Our computation of FFO may not be comparable to FFO reported by other REITs or real estate companies. For purposes of measuring performance against this goal, the Compensation Committee exercises discretion to exclude the impact of unusual items, and the calculated FFO for purposes of goal performance may differ from the FFO reported in our annual report.
The FFO goal for 2024 included a target FFO per share (which would result in a 100% payout), a threshold FFO per share (at which there would be a 50% payout and below which there would be no payout), and a maximum FFO per share (which would result in a 200% payout). Payouts were to be mathematically linearly interpolated between the identified levels. The FFO Goal for 2024 was determined using the midpoint of Cousins’ 2024 FFO per share guidance, which was publicly announced to our investors in early February 2024 and represented an increase above the actual results from 2023, despite the ongoing challenges to the office industry in early 2024 from delayed return to office by many office users. Consistent with its approach of many years, the Company’s FFO guidance did not include any operating property acquisitions, operating property dispositions, or development starts, nor did it include any capital market transactions. This component was weighted at 40% of the overall goals.
2. Leasing Activity Volume.
The Committee selected this category because it is an objective measure fundamental to the Company’s short- and long-term success. We generate revenue and cash primarily by leasing our operating and development properties.
When making leasing decisions, we consider, among other things, the creditworthiness of the tenant, the term of the lease, the rental rate to be paid at inception and throughout the lease term, the costs of tenant improvements and other landlord concessions, current and anticipated operating expenses, real estate taxes, overall vacancy, anticipated rollover and expected future demand for the space, the impact of any expansion rights, and general economic factors. For purposes of calculating performance, this calculation excludes all leases of approximately one year or less, amenity leases, percentage rent leases, storage leases, intercompany leases, and residential leases.
The quantitative leasing goals differ from year to year, based on leasing activity the Committee determines is reasonably possible. The process of setting the leasing goals each year necessarily begins by analyzing the amount of currently vacant space within the Company’s portfolio and the amount of space covered by leases with near-term maturities, along with considering early indications of lease activity interest. In addition, the Committee factors the overall health of the economies in the regions in which the Company operates and the expected impact those conditions will have on leasing demand. The Committee then considers the totality of these factors when setting the leasing goals. For 2024, the Compensation Committee established a goal for us to lease 1.5 million square feet of office space, which represented an increase from the goal for 2023, but a decrease from the total leasing activity in
2023. This component was weighted at 25% of the overall goals. The Committee believes the consistent process by which it sets the leasing goals each year helps ensure that they are rigorous.
3. Net Effective Rent Performance.
The Committee selected this category because it drives the financial results from the Company’s gross leasing activity. Net Effective Rent is a calculation that deducts tenant allowance and other leasing expenses from the nominal total rental to be paid by a tenant over the initial term of the lease. Because these tenant concessions can significantly impact the economic value of the relevant lease, we view net effective rent as a reflection of the financial quality of our leasing performance.

Executive Compensation	60
For 2024, the Compensation Committee established a goal that the average net effective rent for all office leases executed in 2024 be not less than the budgeted net effective rent, with such calculation occurring with respect to each individual lease. The total calculation of performance would include the weighted average variance for all leases signed during the period, but only to the extent that net effective rent was used as a basis for lease approval.
The net effective rent performance goal was weighted at 25% of the overall goals.
4.Corporate Responsibility Performance.
For 2024, the Compensation Committee again approved the non-financial Corporate Responsibility metric it adopted in 2022 and 2023, representing 10% of the overall performance metric. This non-financial metric was comprised of four sub-components, each representing 2.5% of the overall performance goals:
a.GRESB Assessment Performance. As discussed in the “Commitment to Sustainability” on page 44, since
2015 the Company has participated in the annual GRESB assessment. The GRESB assessment is a standardized, globally recognized framework for REITs and other real estate developers, operators, and managers to assess their sustainability performance against industry benchmarks (including related governance structure), focusing on material issues in the sustainability performance of real asset investments and identifying areas for improvement. The assessments are aligned with international reporting frameworks, including the Global Reporting Initiative and the Task Force for Climate
Disclosure. Each assessment analyzes enterprise-, portfolio- and asset-level data for the prior full calendar year. GRESB assigns a numerical score as well as a number of “Stars,” based on performance relative to all participants. More information can be found at www.gresb.com.
We have consistently scored well above the GRESB average in the annual real estate assessments. The feedback we receive from the GRESB assessment process has assisted us to refine and improve our sustainability data gathering and the transparency of our sustainability data disclosure. At the time the
Compensation Committee established this goal component for 2024, the Company had been awarded
“Green Star” designation every year since 2016, with a designation in all but one of those years of four or five stars, indicating relative performance in the top 20% or 10%, respectively, among global participants, but with annual variations in the final score (and accordingly the resulting number of stars).
Recognizing that a significant portion of the final result of the assessment is impacted by the consumption and emission data of the Company’s portfolio, relative to those of its peer group, the
Compensation Committee determined that an assignment of Four Stars on the 2024 GRESB real estate assessment was necessary in order to achieve 100% performance on this component.
b.Fitwel Healthy Building Certification. Healthy building certifications from Fitwel demonstrate our commitment to providing healthy working environments for our customers and employees. Such certifications complement our existing extensive certifications for ENERGY Star, BOMA 360, and LEED.
The Fitwel certification is focused on the integration of wellness within individual projects. Fitwel uses scorecards that include more than 55 evidence-based design and operational strategies to enhance buildings by addressing a broad range of health behaviors and risks, including impact on surrounding community health, increasing physical activity, promotion of occupant safety, and instilling feelings of well-being. More information can be found at www.fitwel.org.
The Compensation Committee determined that the Company needed to achieve a Fitwel healthy building certification for 52% of the operating buildings in our portfolio, as of December 31, 2024, in order to achieve 100% performance on this component.

61	COUSINS 2025 PROXY STATEMENT

c.Sustain a Healthy Company Culture. A healthy company culture has many facets, including employee engagement, civic engagement, and responsiveness to known and unforeseen challenges. The
Compensation Committee determined that their assessment of the culture of our Company would be holistic in nature, with prioritization given by the Compensation Committee to available measurable metrics, including (but not limited to) third-party engagement surveys.
d.Green Street Governance Score. Green Street is a private real estate advisory firm and has conducted and provided research, analysis, and insights on publicly-traded REITs for more than 35 years. Green
Street also provides corporate governance rankings based on 10 key variables from their corporate governance model. Our governance ranking scores have consistently been well above the Green Street average ranking scores. The Compensation Committee required that the Company’s score on the Green
Street Governance Ranking in 2024 exceed the all-REIT average for the same ranking, in order to achieve 100% performance on this component.
The Compensation Committee approved only a target goal for each measure. In calculating performance, each component was capped at 200% of target, and total payouts were capped at 150% of overall target. At the time of approval of the 2024 performance goals, the Compensation Committee believed that the performance goals were aggressive and rigorous and the weighting of each performance goal for the 2024 annual incentive cash awards was appropriate given our business strategy, historic performance, and then-current real estate market. The Compensation
Committee retained the discretion to make adjustments in determining our performance against the goals to the extent it believed the adjustment would appropriate and in the best interests of the Company.
2024 Performance Against Goals
The Compensation Committee, at its meeting in January 2025, evaluated the Company’s actual performance against the
2024 goals and determined that we had achieved 142.3% of the overall goals, on a weighted basis, as described in detail below:
1. Funds From Operations Per Share Performance.
The Compensation Committee determined that we achieved adjusted FFO per share above the target, resulting in a calculated payout (for this component) of 174%. The Company’s out-performance was significantly impacted by key transactions in 2024, including the acquisitions of the joint venture interest in the entity owning Proscenium (in
Atlanta), of Sail Tower (in Austin), of Vantage South End (in Charlotte), of two mezzanine loans, and of a loan secured by an office building in Dallas. Our FFO performance also benefited from an out performance in leasing interest savings as a result of our Investment Grade Ratings assignment and lease termination or assignment fees.
2. Leasing Activity Volume.
The Compensation Committee determined that we achieved 135% of our goal related to office leasing activity for
2024. We increased the leased percentage of our office portfolio, with over 60% of our leasing activity occurring during the second half of 2024.
3. Net Effective Rent Performance.
The Compensation Committee determined that we achieved 115% of our goal related to net effective rent performance for 2024. This calculation excluded leasing activity for which no budgets existed for comparison purposes, along with leasing activity for which net effective rent was not used as the basis for approval. Our net effective rent for leases executed in 2024 increased by approximately 15% over the net effective rent for leases executed in 2023.

Executive Compensation	62
4.Non-Financial Corporate Responsibility Performance.
The Compensation Committee determined that we achieved against our non-financial Corporate Responsibility metrics as follows:
a.In the 2024 assessment (reviewing 2023 performance), the Company was assigned a Four Star rating from
GRESB, satisfying the  minimum number of Stars identified by the Compensation Committee. Accordingly, the
Compensation Committee determined that we had achieved 100% of our goal related to our GRESB Score in
2024.
b.We received or maintained Fitwel Certification for 56% of our portfolio (excluding the December 2024 acquisitions of Vantage South End and Sail Tower). The Compensation Committee determined that we had achieved 108% of our goal related to Fitwel Certification within the portfolio.
c.In 2024, Cousins was again recognized by The Atlanta Journal-Constitution as being among the “Top
Workplaces” in Atlanta, a recognition primarily based upon the results of anonymous surveys. This survey was conducted by a third party employment research and consulting firm, and it involved companies representing nearly 100,000 workers in the Atlanta region. Based on the scores within the applicable company size band, we received an award for Culture Excellence, with recognition in the following areas: employee appreciation, leadership, innovation, purpose and values, compensation and benefits, employee well-being, professional development, and work-life flexibility. Considering this and other factors, the Compensation Committee determined that we had achieved 100% of our goal related to healthy company culture.
d.Our 2024 Green Street governance score remained significantly above average, with an increase in our individual score. The Compensation Committee determined that we had achieved 100% of our goal related to
Green Street governance score.
Our actual performance against the 2024 goals are also reflected in the chart below.

63	COUSINS 2025 PROXY STATEMENT

The Compensation Committee reserves the discretion to adjust annual incentive cash awards up or down depending on individual and the Company’s performance. The Compensation Committee determined that no adjustments were appropriate to any components of the 2024 annual incentive cash awards.
The actual annual incentive cash award for the 2024 performance period for each NEO is set forth in the table below and is reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 76:

	2024 Target % of Base Salary	Target Opportunity	2024 Actual Award
M. Colin Connolly	130%	$999,375	$1,422,111

Gregg D. Adzema	100%	$522,750	$743,873

Kennedy Hicks	95%	$415,791	$591,671

Richard G. Hickson IV	90%	$407,745	$580,221

John S. McColl	95%	$410,923	$584,743
(1) Prior to 2023, the FFO component of our annual incentive cash award was based on our percentage achievement of an identified target amount of
FFO per share.  Beginning in 2023, the FFO per share payouts were mathematically linearly interpolated between identified threshold and maximum levels as described on page 58 in “Funds from Operations Per Share Performance.”

Executive Compensation	64
2025 PERFORMANCE GOALS
The Compensation Committee, at its January 2025 meeting, discussed potential performance goals for the 2025 annual incentive cash award, including the components and relative weighting. The Compensation Committee reaffirmed the three financial components and (except as noted below) the four non-financial Corporate Responsibility metrics from the
2024 annual performance goals, including the relative weighting.
The non-financial Corporate Responsibility metric represents 10% of the overall performance metric, and it is comprised of five sub-components.
The annual performance financial metrics of FFO per share performance, leasing activity volume, and NER performance, along with the Corporate Responsibility non-financial metrics are discussed above in connection with the evaluation of the 2024 annual performance metrics, including the various clarifications discussed on pages 58-61, regarding calculations of the individual goal components. The Fitwel sub-component has been further divided into two equally-
weighted sub-components related to total portfolio coverage and rigor of certification, respectively.  Actual goals for each component may vary from those of prior years, as the Compensation Committee considers changes in market conditions and broad corporate strategic initiatives, and their anticipated impact upon each of the individual goal components.
Although individual components may be achieved at up to 200% of target, the overall payout of the 2025 annual incentive performance awards is capped at 150%. At the time of the approval of the 2025 annual incentive award goals, the Compensation Committee considered the various targets included within the goals to be aggressive, rigorous, and appropriate, including the relative weighting of each performance goal, given our business strategy, historic performance, and the current real estate market. The Compensation Committee retained the discretion to make adjustments in determining our performance against the goals to the extent it believes the adjustment is appropriate and in the best interests of the Company.
LONG-TERM INCENTIVE EQUITY AWARDS
Our Long-Term Incentive (“LTI”) program is intended to provide incentives to our executives for the creation of value and the corresponding growth of our stock price over time. The ultimate goal of equity-based compensation is to encourage our executive officers to act as equity owners. We believe equity-based compensation plays an essential role in retaining and motivating our NEOs by providing incentives that are linked to our long-term success and increasing

65	COUSINS 2025 PROXY STATEMENT

stockholder value. The Compensation Committee believes that our equity-based long-term compensation program should provide an appropriate balance between retention and market and Company performance incentive awards.
For more information, see “Evolution of Composition of Equity Awards” on page 67.
2024 LTI Awards
In 2024, the Compensation Committee granted time-vested restricted stock (40% of the overall award), Market RSUs
(42% of the overall awards), and Performance RSUs (18% of the overall award) to the NEOs under our LTI program, following a structure conforming to that of prior years.
The Compensation Committee, at its February 2024 meeting, granted LTI awards (the “2024 LTI Awards”) to each of our
NEOs with a target grant date dollar value determined at its December 2023 meeting, following a review of the individual’s scope of responsibilities, experience, qualifications, individual performance, and contributions to the
Company, as well as an analysis of the market data through the benchmarking exercise discussed previously. The
Compensation Committee utilizes a dollar amount as the target value of each NEO’s LTI award, rather than an identified number of shares or RSUs, so as to minimize the impact of stock price volatility between the date of the Compensation
Committee’s annual review and the grant date of the LTI award. The target grant date dollar value of the 2024 LTI
Awards, as compared with those of the prior year, were increased for each of the NEOs, to be competitive with the market data and to reflect their respective contributions to the Company.
The 2024 LTI Targets are as set forth below:

	2023 LTI Target	2024 LTI Target
M. Colin Connolly	$4,100,000	$4,700,000

Gregg D. Adzema	$1,300,000	$1,450,000

Kennedy Hicks	$800,000	$925,000

Richard G. Hickson IV	$600,000	$700,000

John S. McColl	$650,000	$720,000
The 2024 LTI Awards were comprised of a mix of 40% time-vested restricted stock, 42% Market RSUs subject to a TSR condition, and 18% Performance RSUs subject to Company achievement of an FFO condition. The time-vested restricted stock vests ratably over three years, provided that the holder is continuously employed with us through each anniversary date. For the Market RSUs and Performance RSUs, the measurement period is three years, and the RSUs vest in full only upon satisfaction of the market conditions or performance conditions, as applicable, and (except in certain circumstances discussed below) if the holder is continuously employed with us through the full performance period.

Executive Compensation	66
The 2024 LTI Awards granted in February 2024 by the Compensation Committee to our NEOs are set forth in the table below:

	Target LTI Award Value	Number of Restricted Shares Granted	Number of Market (TSR) RSUs Granted	Number of Performance (FFO) RSUs Granted
M. Colin Connolly	$4,700,000	79,627	83,609	35,832

Gregg D. Adzema	$1,450,000	24,566	25,794	11,055

Kennedy Hicks	$925,000	15,671	16,455	7,052

Richard G. Hickson IV	$700,000	11,859	12,452	5,337

John S. McColl	$720,000	12,198	12,808	5,489
For purposes of determining the applicable number of shares of Restricted Stock to be granted and the number of
Market RSUs and Performance RSUs to be granted to each NEO, we divided the target grant date dollar value for each
NEO (as determined by the Compensation Committee in December 2023) by our closing stock price on the date of the grant (February 16, 2024), which was $23.61 per share. The actual grant to an NEO for each component of the 2024 LTI
Award was rounded to the nearest whole unit. The grant date fair value for financial reporting purposes for the 2024 LTI
Awards is set forth in the “Stock Awards” column of the Summary Compensation Table and was determined in accordance with applicable accounting rules and differs from the target value shown above.
2024 Market RSUs and Performance RSUs
The Market RSUs granted in 2024 require achievement of a total stockholder return (“TSR”) goal to vest, and the
Performance RSUs granted in 2024 require achievement of an FFO goal to vest. Each of these awards cliff vest at the end of the three-year performance period but are payable only if the performance conditions are met and if the holder has been continuously employed through such date (except in certain circumstances discussed below). The terms of the
2024 Market RSUs and Performance RSUs are summarized as follows:
•Market RSUs: 42% of the target value of the 2024 LTI Awards are comprised of Market RSUs that are subject to a performance condition based upon the TSR of our common stock over the three-year period beginning January
1, 2024 through December 31, 2026 relative to the TSR of the companies in the FTSE Nareit Equity Office Index during that performance period (the “2024 LTI Peer Group”). This goal is evaluated on a sliding scale. TSR below the 30th percentile of the 2024 LTI Peer Group would result in no payout; TSR at the 30th percentile would result in 35% payout; TSR at the 50th percentile would result in 100% payout; and TSR at or above the 75th percentile would result in 200% payout. Payouts are mathematically linearly interpolated between these stated levels, subject to the 200% maximum.
•Performance RSUs: 18% of the target value of the 2024 LTI Awards are comprised of Performance RSUs that are subject to a performance condition that our Company FFO per share during the period beginning January 1,
2024 through December 31, 2026 is at least equal to a defined dollar amount per common share (the “FFO
Target”). This goal is evaluated on a sliding scale. If FFO per share is 60% or less of the FFO Target, then there would be no payout. If FFO per share is equal to 100% of the FFO Target, then the payout would be 100%. If
FFO per share is 140% or greater of the FFO Target, the payout would be 200%. Payouts are mathematically linearly interpolated between these stated levels, subject to the 200% maximum. The Compensation Committee considers the FFO Target to be aggressive, rigorous, and appropriate, given our business strategy, historic performance, and the current real estate market.
The Compensation Committee retains the discretion to make adjustments to our performance in determining whether the vesting conditions are achieved under the 2024 Performance RSU awards. At its meeting in February 2024, the

67	COUSINS 2025 PROXY STATEMENT

Compensation Committee determined that for purposes of evaluating performance against the fixed FFO Target, and consistent with practice in prior years, it would adjust reported FFO to reflect any adjustments made to the FFO component of the annual incentive award goals for the corresponding years included in the 2024-2026 performance period.
DEUs are not paid on Market RSUs or Performance RSUs prior to full vesting. Upon satisfaction of the vesting conditions,
DEUs in an amount equal to all regular and special dividends declared with respect to our common stock during the performance period are determined and paid on a cumulative, reinvested basis over the term of the award, at the time the award vests and based on the number of shares that are earned. For example, if the payout of a Market RSU at vesting equaled 100% of target, the payout would include DEUs on shares at 100% of target on a reinvested basis over the three-year performance period. DEUs, to the extent earned, will be paid in cash.
LTI GRANT PRACTICES
Although we have typically granted LTI awards to our NEOs and other key employees at a regularly scheduled meeting of the Compensation Committee, which has been held in January or February in each of the last five years, beginning in
2023 we granted LTI awards to key employees on or about February 16 of each year. We do not have any program, plan, or practice that coordinates the grant of equity awards with the release of material information, but the adjusted grant date is anticipated to occur after the release of fourth quarter earnings each year. The actual grant date will be after at least two trading days have elapsed since our disclosure of material non-public information (including the release of the fourth quarter earnings).
The Compensation Committee views LTI awards as an essential component of annual compensation of our NEOs and, as a result, the Committee approves the target grant date value of these awards in connection with the benchmarking exercise that results in the approval of annual base salaries, target annual cash incentive (bonus) awards, and target LTI awards, with a review and approval of the structure and performance conditions occurring at a regularly scheduled meeting of the Compensation Committee in January or February. The number of shares awarded is calculated by dividing the target LTI award value by the closing price of our common stock on the grant date of an LTI award.
Evolution in Composition of Equity Awards
In furtherance of its goal to tie pay to performance and to ensure the long-term goals of retention and motivation, the
Compensation Committee regularly reviews the components and composition of the long-term incentive equity awards that it grants. During the period from 2009 to 2024, the composition of equity awards granted has moved from stock options and time-vested RSUs to a mix that is 42% comprised of Market RSUs (which are conditioned upon required total shareholder return, relative to a group of identified peer companies), 18% comprised of Performance RSUs (which are conditioned upon FFO performance over a three-year period), and 40% comprised of time-vested restricted stock. Since
2011, no stock options have been granted; and no options remain outstanding. Beginning in 2015, we increased the threshold for payout of the Market RSUs from the 25th percentile to 30th percentile; as a result, in the event that our three-year relative TSR performance is in the bottom quartile, no payout will occur for the Market RSUs. Beginning with the 2020 LTI awards, all newly-granted Market RSUs and Performance RSUs settle in stock, rather than cash. Beginning with the 2023 LTI awards, all NEO grants will occur on or about February 16, but after at least two trading days have elapsed since our disclosure of material non-public information.

Executive Compensation	68
The chart below reflects the composition of the long-term incentive equity awards granted to NEOs.

60%	42% Market RSUs
Relative TSR vs. TSR of the companies in the FTSE Nareit Equity Office Index
		Hurdles	Payout Levels
		30th percentile	Threshold (35%)
		50th percentile	Target (100%)
		75th percentile	Maximum (200%)

	18% Performance RSUs	FFO per Share

		Hurdles	Payout Levels
		60% of FFO Target	Threshold (2.5%)
		100% of FFO Target	Target (100%)
		140% of FFO Target	Maximum (200%)

VEST AT THE END OF THE THREE-YEAR PERFORMANCE PERIOD

40%
	Restricted Stock	VEST RATABLY OVER THREE YEARS
Restricted Stock Units
Each awarded RSU is a bookkeeping unit that is essentially the economic equivalent of one share of restricted stock. The
Market RSUs and Performance RSUs are settled in stock upon vesting, with the number of shares vested being determined by the respective market and performance conditions. These RSUs are granted under our 2019 Omnibus
Incentive Stock Plan.
Upon retirement of a participant, including an NEO, RSUs are potentially subject to accelerated vesting if the participant satisfies the “Rule of 65” (as described under “Compensation Discussion and Analysis—Severance Policy, Retirement,
and Change in Control Agreements” on page 73). In the case of Market RSUs and Performance RSUs, upon the retirement of a participant who satisfies the Rule of 65, the requirement of continued employment is waived but not the market or performance condition. In the case of service-conditioned RSUs, if any, upon the retirement of a participant who satisfies the Rule of 65, the requirement of continued employment is waived and the service-conditioned RSUs would be payable as of the date of retirement. The Compensation Committee has not adopted the Rule of 65 for restricted stock awards.
Restricted Stock
Time-vested full value awards, such as restricted stock, are used primarily as a retention tool. While time-vested full value equity awards do not reward stock price growth to the same potential as market or performance-conditioned awards or stock options, the Compensation Committee believes that full value awards are an effective compensation tool because the current value of the award is more visible to the executive. Additionally, full value awards create an interest that encourages executives to think and act like stockholders and serve as a competitive retention vehicle. The restricted stock granted in 2024 vests ratably over three years, provided that the holder is continuously employed with us through each anniversary date. The restricted stock was granted under our 2019 Omnibus Incentive Stock Plan. Holders of restricted stock receive all regular and special dividends declared with respect to our common stock, and the same are paid concurrently with payment of dividends to common stockholders. Holders of restricted stock also retain the right to vote with respect to the shares held, in connection with any matters presented for a vote in an annual or special meeting of stockholders.

69	COUSINS 2025 PROXY STATEMENT

OTHER COMPENSATION ITEMS
LTI Awards Granted in 2022
At its meeting in January 2025, the Compensation Committee evaluated the potential payout under the LTI Awards granted in January 2022. The Market RSUs were subject to market performance goals relating to relative TSR, and the
Performance RSUs were subject to Company performance goals relating to FFO. With respect to the Market RSUs, the target TSR performance over the period from January 1, 2022 to December 31, 2024 (the “2022 LTI Performance
Period”) was calculated at the 76.4th percentile relative to our 2022 LTI Peer Group. For purposes of approval of a suitable group of peers for the Market RSUs, the Compensation Committee, in consultation with FPC, determined to use the Nareit Office Index. As of December 31, 2024, the Nareit Office Index, and accordingly the peer group for the 2022
LTI performance period, consisted of the following companies (collectively the “2022 LTI Peer Group”):

Brandywine Realty Trust	(NYSE: BDN)	Franklin Street Properties Corp.	(NYSE: FSP)

BXP, Inc.	(NYSE: BXP)	Highwoods Properties, Inc.	(NYSE: HIW)

City Office REIT, Inc.	(NYSE: CIO)	Hudson Pacific Properties, Inc.	(NYSE: HPP)

COPT Defense Properties	(NYSE: CDP)	Kilroy Realty Corp.	(NYSE: KRC)

Creative Media & Community Trust Corp.	(NASD: CMCT)	Office Properties Income Trust	(NYSE: OPI)

Cousins Properties Incorporated	(NYSE: CUZ)	Paramount Group, Inc.	(NYSE: PGRE)

Douglas Emmett, Inc.	(NYSE: DEI)	Piedmont Office Realty Trust	(NYSE: PDM)

Easterly Government Properties, Inc.	(NYSE: DEA)	SL Green Realty Corp	(NYSE: SLG)

Empire State Realty Trust, Inc.	(NYSE: ESRT)	Vornado Realty Trust	(NYSE: VNO)
The Market RSUs performance was evaluated on a sliding scale based on the Company’s TSR performance during the
2022 LTI Performance Period, relative to the TSR performance for that period by the 2022 LTI Peer Group. TSR below the 30th percentile of the 2022 LTI Peer Group would result in no payout, TSR at the 30th percentile would result in 35%
payout, TSR at the 50th percentile would result in 100% payout, and TSR at or above the 75th percentile would result in
200% payout. Payouts are mathematically interpolated between these stated levels, subject to a 200% maximum. At its meeting in January 2025, the Compensation Committee determined that our TSR for the 2022 LTI Performance Period was at the 76.4th percentile relative to the companies in the 2022 LTI Peer Group and that the mathematical interpolation resulted in 200% of these Market RSUs being payable.
With respect to the Performance RSUs, the target performance required that we achieve a specified aggregate FFO
Target. This performance of the 2022 Performance RSUs was also evaluated on a sliding scale. If FFO per share were less than 60% of the FFO Target, then there would be no payout. If FFO per share were equal to 100% of the FFO Target, then the payout would be 100%. If FFO per share were 140% or greater of the FFO Target, then the payout would be
200%. Payouts would be interpolated between these stated levels, subject to the 200% maximum. At its meeting in
January 2025, the Compensation Committee determined that the aggregate FFO per share achieved for the 2022 LTI
Performance Period was 95% of the target, which resulted in an interpolated payout at 87.5% of target for this component.

Executive Compensation	70
The weighted average payout for the Market RSUs and Performance RSUs was 166.3% of target for the 2022 LTI awards
(200% for Market RSUs and 87.5% for Performance RSUs) compared to the five year weighted average achievement of
165%, as reflected in the following chart:
These Market RSUs and Performance RSUs were settled in stock, based on the respective performance for each type of
RSU. DEUs were paid as described on page 66 (under 2024 Market RSUs and Performance RSUs). Because the settlement for the 2022 Market RSUs and Performance RSUs occurred in 2025, these awards will be reflected in the Stock
Vested table in the 2026 proxy statement.
Consistent with the description of our practices set forth in “LTI Grant Practices,” above, during 2024, the Company did not grant LTI awards to any executive officer during any period beginning four business days before and ending one business day after the filing of any periodic report on Form 10-Q or Form 10-K, or the filing or furnishing of any current report on Form 8-K that disclosed material non-public information.
BENEFITS AND PERQUISITES
We provide health, dental, life, vision, and disability insurance benefits to all of our employees. Our NEOs are eligible to participate on the same basis as all other employees. We contribute to individual health savings accounts for all employees who successfully complete wellness initiatives, with the amount of the Company contribution tied to the level of initiatives completed by the employee in a given year. We maintain a 401(k) retirement savings plan (“Retirement
Savings Plan”) for all eligible employees, including our NEOs. In 2024, for each employee, including our NEOs, we provided an automatic contribution to the Retirement Savings Plan equal to 3% of eligible compensation, subject to statutory limits. We expect this program to continue in the future.
We also maintain an Employee Stock Purchase Plan, under which all eligible employees (including our NEOs) may contribute a portion of their eligible compensation to acquire shares of our common stock at a 15% discount.
We do not have a pension plan or deferred compensation program for any of our employees, including our NEOs.
Rather, we focus on providing short and long-term cash compensation and long-term equity-based awards in amounts necessary to retain our NEOs and to allow them to provide for their own retirement.
In 2024, we did not provide any perquisites to our NEOs above the reporting threshold except for personal  security services provided to our President and Chief Executive Officer as needed to address security concerns arising out of our business.

71	COUSINS 2025 PROXY STATEMENT

Our NEOs are eligible for benefits under change in control agreements only in certain “double trigger” circumstances.
These agreements are discussed below under “Severance Policy, Retirement, and Change in Control Agreements.”
INCENTIVE-BASED COMPENSATION RECOUPMENT OR “CLAWBACK” POLICY
In connection with the SEC’s and NYSE’s rules requiring adoption of a clawback policy applicable to incentive-based compensation for Section 16 officers of listed companies, in 2023 the Company adopted the Cousins Properties
Incorporated Clawback Policy, and the current executive officers of the Company have agreed in writing that their incentive compensation is subject to this policy. Under such policy, if the Company is required to restate its financial results (i) due to the Company’s material noncompliance (as determined by the Company) with any financial reporting requirement under the federal securities laws, including any required accounting restatement to correct an error in previously issued financial restatements that is material to the previously issued financial statements, or (ii) to correct an error that is not material to previously issued financial statements, but would result in a material misstatement if the error were not corrected during the current period or left uncorrected in the current period, then the Company will recoup any erroneously awarded incentive-based compensation from the Company’s current and former executive officers. The amount to be recovered from the executive officer will be based on the excess, if any, of the incentive-based compensation (whether cash or equity-based) paid to the executive officer (during the three-year period preceding the date on which the Company is required to prepare an accounting restatement), to the extent the same is based on the erroneous data over the incentive-based compensation that would have been paid to the executive officer if the financial accounting statements had been as presented in the restatement.
STOCK OWNERSHIP GUIDELINES AND STOCK HOLDING PERIOD
Our Corporate Governance Guidelines include stock ownership guidelines for our executive officers and Directors. With respect to our executive officers, the guidelines require ownership of our stock within five years of becoming an executive officer or from promotion to a new executive office, with a value equal to the multiple of his or her base salary corresponding to his or her officer title, as depicted below. In addition, each of our Directors is required to own stock with a value equal to five times the annual cash retainer for Directors. Directors generally must accumulate the required ownership within five years of joining the Board. Compliance with the ownership guidelines are measured as of March 1 of each year (for executive officers) and July 1 (for Directors). For purposes of these ownership guidelines, the market price of the common stock of the Company used to value such equity shall be the greater of (1) the market price on the date of purchase or grant of such equity; or (2) the market price as of the date of compliance, which shall be calculated as the average closing price of our common stock for the twenty business days prior to the measurement date.

Executive Compensation	72
As of July 1, 2024 and March 1, 2025, each of our Directors and executive officers, respectively, satisfied the stock ownership guidelines (calculated for this purpose based on the market price as of the date of compliance, as set forth above, and taking into account any period permitted to satisfy the guidelines, where applicable), as shown below:

Executive Officers and Non-Employee Directors	Multiple of Base Salary or Annual Director’s Cash Retainer	In Compliance?
Non-Employee Directors	5X	Yes

CEO	4X	Yes

President (if not also CEO)	3X	Yes

Executive Vice Presidents	2X	Yes

Senior Vice Presidents	1X	Yes

	Average Actual Multiple of Base Salary or Director’s Cash Retainer Actually Owned (includes unvested Restricted Stock and RSUs)	Average Actual Multiple of Base Salary or Director’s Cash Retainer (includes unvested Restricted Stock, but no RSUs)
Non-Employee Directors*	17X	17X

CEO	27X	15X

Executive Vice Presidents	9X	5X
*For purposes of this average calculation, Ms. Giornelli is excluded, but Ms. Givens is included. Ms. Givens currently owns no
Company stock, as her initial grant as a director will occur after the date of the filing of this Proxy Statement.
The guidelines are consistent with our belief that our executive officers’ and Directors’ interests should be aligned with those of our stockholders and our expectation that executive officers and Directors maintain a significant level of investment in our Company. The Chair of the Compensation Committee may approve exceptions to the guidelines from time to time as he or she deems appropriate. With respect to both executive officers and Directors, the following count toward the stock ownership requirements:
•shares purchased on the open market, or through our 2021 Employee Stock Purchase Plan (“ESPP”);
•shares owned outright by the officer, or by members of his or her immediate family residing in the same household, whether held individually or jointly, unless beneficial ownership is disclaimed by the executive officer or Director;
•restricted stock and RSUs received at target pursuant to our LTI plans, whether performance-, market-, or service-
based and whether or not vested; and
•shares held in trust for the benefit of the officer or his or her immediate family, or by a family limited partnership or other similar arrangement, unless beneficial ownership is disclaimed by the executive officer or Director.
Although our guidelines include unvested performance- and market-based RSUs (which are awarded to executive officers, but not Directors, as part of our compensation plan, as discussed above), if these were excluded from the

73	COUSINS 2025 PROXY STATEMENT

calculation, as of March 1, 2025, each of our executive officers would continue to satisfy the stock ownership guidelines
(taking into account any period permitted to satisfy the guidelines and the applicable valuation methodology, as discussed above).
Under our Corporate Governance Guidelines, our executive officers are required to hold 50% of the after-tax number of shares of shares of common stock that vest and are delivered under our compensation plans for a period of 24 months following vesting. Stock acquired under our ESPP or in the open market is not subject to any holding requirement.
Although stock options are not currently utilized in our compensation program, our executive officers would be required to hold 50% of the after-tax number of shares received as a result of exercise of any stock options which might be granted by us, for a period of 24 months following such stock option exercise.
SEVERANCE POLICY, RETIREMENT, AND CHANGE IN CONTROL AGREEMENTS
We have several arrangements that would provide for the payment of benefits in the event of a termination of one of our executive officers or a change in control of our Company.
Our executive officers are all “at will” employees, without the benefit of any employment agreements, other than the
Change in Control Agreements and other benefits described below.
General Severance Benefit for All Employees
We provide a general severance benefit to all employees, including our executive officers, following termination of employment by us other than for “cause.” In general, the severance benefit payable is an amount equal to the employee’s weekly pay times the sum of (i) the number of his or her years of service or, alternatively, in the context of certain reductions in force as designated by us, the years of service multiplied by 1.5, plus (ii) four. The calculation of the severance benefit payable to an employee, and the terms and conditions of the severance plan, are subject to change from time to time.
Equity Plans
The 2019 Omnibus Incentive Stock Plan (the “Equity Plan”) governs all outstanding awards of restricted stock and RSUs.
The Equity Plan generally provides for accelerated vesting of awards upon a “change in control” if the plan is not continued or assumed. Under the Equity Plan, even if one or both of these plans are continued or assumed, the awards vest if the employee is terminated without “cause” or resigns for “good reason” within two years following a “change in control” (each as described below). With respect to Market RSUs and Performance RSUs, if accelerated vesting occurs in connection with a qualifying termination following of a change in control, then the payout amount is at the target award amount. Our executive officers participate in the Equity Plan on the same terms as our other key employees. The
Compensation Committee believes that the “double-trigger” accelerated vesting of outstanding equity awards in connection with a qualifying termination following a change in control is a customary and reasonable component of an equity incentive program.
In general, an employee will forfeit any unvested LTI grants upon termination of employment for any reason other than following a change in control. However, service-conditioned RSUs, but not Market RSUs or Performance RSUs, vest upon retirement of the employee if the employee is at least 60 years of age and the sum of the employee’s whole years of age plus whole years of service equals at least 65 (collectively, the “Rule of 65”). The Compensation Committee adopted the
Rule of 65 to provide a further incentive for long-term employment, as well as to recognize that RSUs are part of annual compensation and, if an employee retires after satisfying certain age and service requirements, then he or she should get the benefit of outstanding RSUs. With respect to Market RSUs and Performance RSUs, the Rule of 65 applies to waive any continuing service requirement but does not waive any performance or market condition. Also, the Compensation
Committee did not adopt the Rule of 65 for restricted stock awards. The Compensation Committee believes that the

Executive Compensation	74
benefits available under the Rule of 65 are customary and reasonable components of our compensation program, and it retains discretion to modify the terms and conditions applicable to the Rule of 65, including by applying it to restricted stock awards. As of December 31, 2024, the only NEO that had satisfied the Rule of 65 is Mr. McColl.
Change in Control Agreements
Each of our executive officers is a party to a Change in Control Severance Agreement (the “Change in Control
Agreement”), which provides the executive officer with benefits in the event that his or her employment is terminated under certain circumstances following a change in control, often referred to as a “double trigger.” These agreements have been in place since 2007 for those employees who were executive officers at that time. The Compensation
Committee believes that the cash severance and other benefits provided under the Change in Control Agreement are customary and reasonable components of our compensation program that keep our executive officers focused on the interests of the stockholders in the event of a potential strategic transaction.
Each of our executive officers is party to a Change in Control Agreement that includes a “net best” provision instead of a tax gross-up provision. Our Change in Control Agreements also include non-competition clauses that prohibit the executive officer (without the prior written consent of the Company) to compete with the “Company’s Business” within a
15 mile radius of any of the Company’s projects for two years following termination of the executive officer’s employment following a change in control, with the definition of Company’s Business being those activities related to commercial office properties.
Severance and benefits under each of the Change in Control Agreements is subject to a “Protective Covenant
Agreement” and a “Change in Control Severance Agreement Waiver and Release.” If the executive officer declines to enter into either the Protective Covenant Agreement or the Change in Control Severance Agreement Waiver and
Release then the executive officer would forfeit his or her severance benefit.
ASSESSMENT OF COMPENSATION-RELATED RISKS
The Compensation Committee is responsible for overseeing the risks relating to the compensation policies and practices affecting our executive officers on an ongoing basis. The Committee believes that, because of the following factors, there is a low likelihood that our compensation policies and practices would encourage excessive risk-taking:
•our policies and programs are generally intended to encourage executives to focus on long-term objectives;
•overall compensation is maintained at levels that are competitive with the market;
•the mix of compensation rewards long-term performance with a significant at-risk component;
•annual cash bonuses for executives are linked to performance against goals in multiple categories, with specific weightings, and each executive has target and maximum bonus opportunities;
•all equity awards are subject to multi-year vesting;
•executive officers are subject to minimum stock ownership and holding period guidelines, as well as limitations on trading our securities, including prohibitions on hedging and pledging; and
•a clawback policy permits the Company to recoup compensation erroneously paid on the basis of financial results that are subsequently restated.

75	COUSINS 2025 PROXY STATEMENT

COMPENSATION COMMITTEE REPORT
The Compensation Committee is responsible for, among other things, setting and administering the policies that govern executive compensation, establishing the performance goals on which the compensation plans are based, and setting the overall compensation principles that guide the committee’s decision-making. The Compensation Committee has reviewed the Compensation Discussion and Analysis herein and discussed it with management. Based on the review and the discussions with management, the Compensation Committee recommended to the Board of Directors that the
Compensation Discussion and Analysis be included in this 2025 proxy statement for filing with the SEC.

COMPENSATION & HUMAN CAPITAL COMMITTEE

R. Kent Griffin, Jr., Chair

Charles T. Cannada

Donna W. Hyland

The foregoing report should not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or Securities Exchange Act of 1934 (the “Acts”), except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed filed under the Acts.

SUMMARY COMPENSATION TABLE FOR 2024	76
SUMMARY COMPENSATION TABLE FOR 2024
The following table sets forth information concerning total compensation for our NEOs for 2024, 2023, and 2022.

	Year	Salary	Stock Awards (1)	Non-Equity Incentive Plan Compensation (2)	All Other Compensation (3)	Total
M. Colin Connolly	2024	$768,750	$5,736,747	$1,422,111	$61,979	$7,989,587
President and	2023	$750,000	$4,602,915	$1,265,550	$37,956	$6,656,421
Chief Executive Officer	2022	$730,000	$3,828,832	$978,419	$35,428	$5,572,679

Gregg D. Adzema	2024	$522,750	$1,769,854	$743,873	$37,379	$3,073,856
Executive Vice President and	2023	$510,000	$1,459,483	$661,980	$37,723	$2,669,186
Chief Financial Officer	2022	$494,000	$1,323,201	$509,314	$35,042	$2,361,557

Kennedy Hicks	2024	$437,675	$1,129,035	$591,671	$20,155	$2,178,536
Executive Vice President -	2023	$427,000	$898,127	$526,534	$20,296	$1,871,957
Chief Investment Officer and Managing Director	2022	$414,200	$675,669	$405,688	$18,910	$1,514,467

Richard G. Hickson IV	2024	$453,050	$854,394	$580,221	$37,391	$1,925,056
Executive Vice President -	2023	$442,000	$673,576	$516,344	$37,806	$1,669,726
Operations	2022	$428,480	$619,357	$397,587	$35,428	$1,480,852

John S. McColl	2024	$432,550	$878,806	$584,743	$29,187	$1,925,286
Executive Vice President -	2023	$422,000	$729,729	$520,638	$29,183	$1,701,550
Development	2022	$409,760	$619,357	$401,339	$27,774	$1,458,230

(1)This column reflects the aggregate grant date fair value of restricted stock awards, Market RSUs, and Performance RSUs and service-conditioned
RSUs granted during the applicable year, computed in accordance with Financial Accounting Standards Board’s Accounting Standards
Codification Topic 718 (“ASC 718”).
For 2022, 2023, and 2024, the grant date fair value of the restricted stock awards and the Performance RSUs reflects the closing stock price on the grant dates of January 31, 2022 ($38.56), February 16, 2023 ($26.16), and February 16, 2024 ($23.61), respectively. The grant date fair value of the
Market RSUs granted January 31, 2022 ($50.14), February 16, 2023 ($33.80), and February 16, 2024 ($36.01), reflect the fair market value per RSU determined using a Monte Carlo valuation. Assuming the highest level of performance conditions are achieved for the Market RSUs and
Performance RSUs, resulting in 200% of those target RSUs being issued, the grant date values of all stock awards for 2024 would be as follows: Mr.
Connolly — $9,593,500; Mr. Adzema — $2,959,704; Ms. Hicks — $1,888,076; Mr. Hickson — $1,428,797; and Mr. McColl — $1,469,618.
The actual amount ultimately realized by the NEO, if any, from a grant of restricted stock will depend upon the value of our common stock on the vesting date. The amount ultimately realized by the NEO, if any, from a grant of Market RSUs or Performance RSUs will depend on the satisfaction of the market or performance conditions on the vesting date and the value of our stock on the settlement date.
(2)These amounts reflect the actual annual incentive cash award earned by the NEOs for the applicable year, as determined by the Compensation
Committee. For a description of the 2024 annual cash incentive award performance goals, see “Compensation Discussion and Analysis” above.
(3)The components of All Other Compensation for 2024 are as set forth in the following table.

77	COUSINS 2025 PROXY STATEMENT

	Retirement Savings Plan(A)	Insurance Premiums(B)	Perquisites(C)	Total All Other Compensation
M. Colin Connolly	$10,350	$27,029	$24,600	$61,979

Gregg D. Adzema	$10,350	$27,029	—	$37,379

Kennedy Hicks	$10,350	$9,805	—	$20,155

Richard G. Hickson IV	$10,350	$27,041	—	$37,391

John S. McColl	$10,350	$18,837	—	$29,187
(A) We maintain a Retirement Savings Plan for the benefit of all eligible employees. The Company makes automatic contributions to the plan equal to 3% of eligible compensation, subject to a maximum contribution of $10,350 in 2024. The automatic contributions were made for all employees, including our NEOs. Company automatic contributions vest in full after an employee has completed two years of service; thereafter all Company contributions are fully vested. These benefits are in a qualified 401(k) plan and generally provided to participants upon retirement but may be paid earlier in certain circumstances, such as death, disability, or termination of employment.
(B) This column reflects the portion of health, dental, life, disability, and accidental death insurance premiums paid by the Company on behalf of the NEOs, together with the health savings account contributions made by the Company. All active employees (excluding temporary or seasonal employees) regularly scheduled to work 24 hours or more per week are eligible to participate in the Company benefit plans. We contribute to health savings accounts for the benefit of all eligible employees, which are personal savings accounts funded with pre-tax dollars and used to pay for eligible health care expenses not covered by insurance. The Company contributes annually into an employee’s health savings account based upon the successful completion of wellness initiatives by the employee, subject to a maximum contribution of $1,000 in
2024. The contributions are available for all benefit-eligible employees, including our NEOs.
(C) In 2024, we did not provide any perquisites to our NEOs above the reporting threshold, except for personal security services in the amount of
$24,600 provided to our President and Chief Executive Officer as needed to address security concerns arising out of our business.

OUTSTANDING EQUITY AWARDS AT 2024 FISCAL YEAR END	78
GRANTS OF PLAN-BASED AWARDS IN 2024
The following table sets forth information with respect to grants of plan-based awards to each of our NEOs during 2024.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)		Estimated Future Payouts Under Equity Incentive Plan Awards (in units)(2)			All Other Stock Awards: Number of Shares of Stock or Units(3)	Grant Date Fair Value of Stock Awards(4)
	Grant Date	Target ($)	Maximum ($)	Threshold	Target	Maximum
M. Colin Connolly
Annual Incentive Award(1)		$999,375	$1,499,063
Market RSUs (TSR)(2)	02/16/2024			29,263	83,609	167,218		$3,010,760
Performance RSUs (FFO)[2]	02/16/2024			896	35,832	71,664		$845,994
Restricted Stock(3)	02/16/2024						79,627	$1,879,993

Gregg D. Adzema
Annual Incentive Award(1)		$522,750	$784,125
Market RSUs (TSR)(2)	02/16/2024			9,028	25,794	51,588		$928,842
Performance RSUs (FFO)[2]	02/16/2024			276	11,055	22,110		$261,009
Restricted Stock(3)	02/16/2024						24,566	$580,003

Kennedy Hicks
Annual Incentive Award(1)		$415,791	$623,687
Market RSUs (TSR)(2)	02/16/2024			5,759	16,455	32,910		$592,545
Performance RSUs (FFO)[2]	02/16/2024			176	7,052	14,104		$166,498
Restricted Stock(3)	02/16/2024						15,671	$369,992

Richard G. Hickson IV
Annual Incentive Award(1)		$407,745	$611,618
Market RSUs (TSR)(2)	02/16/2024			4,358	12,452	24,904		$448,397
Performance RSUs (FFO)[2]	02/16/2024			133	5,337	10,674		$126,007
Restricted Stock(3)	02/16/2024						11,859	$279,991

John S. McColl
Annual Incentive Award(1)		$410,923	$616,384
Market RSUs (TSR)(2)	02/16/2024			4,483	12,808	25,616		$461,216
Performance RSUs (FFO)[2]	02/16/2024			137	5,489	10,978		$129,595
Restricted Stock(3)	02/16/2024						12,198	$287,995

(1)These amounts reflect target annual incentive cash amounts for 2024 as set by the Compensation Committee. In accordance with the
Compensation Committee’s policies, there is no threshold amount set for this award. The maximum payout cannot exceed 150% of target.
(2)These rows show the potential number of RSUs that would vest pursuant to the Market RSUs and Performance RSUs at the end of the applicable three-year performance period if the threshold, target, or maximum market or performance goals are satisfied, provided the NEO remains continuously employed by us, or upon retirement if the NEO meets the Rule of 65. In addition, DEUs will be paid upon satisfaction of the vesting conditions, if at all, on a cumulative, reinvested basis over the term of the award based on the number of RSUs which actually vest. See
“Compensation Discussion and Analysis – 2024 LTI Awards” for a description of the performance parameters for these Market RSUs and
Performance RSUs, and see “Compensation Discussion and Analysis – Severance Policy, Retirement, and Change in Control Agreements” for a
description of the effect of the Rule of 65 on these awards. Note that the threshold listed for Market RSUs reflects the resulting payout if the minimum performance threshold of 30th percentile is satisfied (35% payout), and the threshold listed for Performance RSUs reflects the resulting payout if the minimum performance threshold of greater than 60% of FFO per share target is satisfied (2.5% payout).

79	COUSINS 2025 PROXY STATEMENT

(3)This row represents shares of restricted stock granted in 2024 under our Equity Plan. The restricted stock granted February 16, 2024 as part of the
2024 LTI Awards vests ratably over three years on each anniversary of the grant date, provided the NEO has been continuously employed by us through the applicable anniversary date. The restricted stock awards also receive dividends in an amount equal to all regular and special dividends declared with respect to our common stock, payable concurrently with payment of such dividends to common stockholders.
(4)This column reflects the aggregate grant date fair value of restricted stock awards, Market RSUs, and Performance RSUs granted during 2024, computed in accordance with ASC 718. The grant date fair value of the restricted stock awards and the Performance RSUs reflects the closing stock price on the date of grant of February 16, 2024 ($23.61). The grant date fair value of the Market RSUs reflects the fair market value per RSU determined using a Monte Carlo valuation ($36.01). Information about the assumptions used to value these awards can be found in Note 15 of
Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2024.
The actual amount ultimately realized by the NEO, if any, from a grant of restricted stock will depend upon the value of our common stock on the vesting date. The amount ultimately realized by the NEO, if any, from a grant of Market RSUs or Performance RSUs will depend on the satisfaction of the market or performance conditions and the value of stock on the settlement date.

OUTSTANDING EQUITY AWARDS AT 2024 FISCAL YEAR END	80
OUTSTANDING EQUITY AWARDS AT 2024 FISCAL YEAR-END
The following table sets forth information with respect to all outstanding option and stock awards for each of our NEOs on December 31, 2024.

	Stock Awards (1)
	Number of Shares or Units of Stock that Have Not Vested(2)	Market Value of Shares or Units of Stock that Have Not Vested(3)	Equity Incentive Plan Awards: Number of Unearned Units that Have Not Vested(4)	Equity Incentive Plan Awards: Market Value of Unearned Units that Have Not Vested(5)
M. Colin Connolly	221,131	$6,775,454	213,478	$6,540,966

Gregg D. Adzema	72,276	$2,214,537	66,666	$2,042,646

Kennedy Hicks	41,422	$1,269,139	41,856	$1,282,468

Richard G. Hickson IV	34,105	$1,044,977	31,550	$966,692

John S. McColl	34,954	$1,070,991	33,205	$1,017,401
(1) See “Compensation Discussion and Analysis – Severance Policy, Retirement, and Change in Control Agreements” for a description of the effect of the Rule of 65 on these awards.
(2) Includes shares earned from Market and Performance RSUs granted on February 1, 2022. These awards had a performance measurement period of three years which ended December 31, 2024 with a settlement date of January 31, 2025. The Market and Performance RSUs each surpassed the threshold. Therefore, as of December 31, 2024, the Market and Performance RSUs had been earned but not yet settled. These awards met the criteria for an average weighted payout of 166.3%, which is reflected in the number of shares above, which settled in shares on January 31, 2025 at closing stock price value of $30.53 per share. The number of shares and the amount earned by each NEO upon settlement, as well as the cash settled DEUs related to these shares, is as follows:

	Number of TSR- based RSUs	Number of FFO based RSUs	Cash Settled Dividend Equivalent Units	Total Amount Earned Upon Settlement
M. Colin Connolly	74,066	13,887	$362,427	$3,047,632

Gregg D. Adzema	25,596	4,799	$125,250	$1,053,209

Kennedy Hicks	13,070	2,450	$63,957	$537,783

Richard G. Hickson IV	11,982	2,246	$58,630	$493,011

John S. McColl	11,982	2,246	$58,630	$493,011
(3) Market value was calculated by multiplying the number of unearned unvested RSUs at year-end by our closing stock price on December 31, 2024
($30.64).
(4) Represents Market RSUs and Performance RSUs granted in 2023 and 2024, assuming that the target performance goals will be achieved for the awards granted in 2023 and 2024. The performance period for these awards is incomplete and actual performance may vary. See Note 15 of
Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2024 for an overview of the features of these awards. See “Compensation Discussion and Analysis – Severance Policy, Retirement, and Change in Control Agreements”
for a description of the effect of the Rule of 65 on these awards.
(5) Market value was calculated by multiplying the number of unearned unvested RSUs at year-end by our closing stock price on December 31, 2024
($30.64). DEUs that apply to these Market RSUs and Performance RSUs are not included.

81	COUSINS 2025 PROXY STATEMENT

STOCK VESTED IN 2024
The following tables set forth information concerning the amounts realized in 2024 upon the vesting of restricted stock and RSUs. No options were held or exercised by any of our NEOs in 2024.

	Stock Awards
	Number of Shares Acquired on Vesting(1)	Value Realized on Vesting(2)
M. Colin Connolly	117,173	$2,900,559

Gregg D. Adzema	43,729	$1,086,396

Kennedy Hicks	21,520	$532,298

Richard G. Hickson IV	20,328	$505,040

John S. McColl	19,814	$491,289
(1) The number of shares acquired upon vesting includes the following:

	Shares of Restricted Stock	Market and Performance RSUs(A)	Cash Settled Dividend Equivalent Units(A)
M. Colin Connolly	43,919	73,254	$293,923

Gregg D. Adzema	15,093	28,636	$114,899

Kennedy Hicks	8,200	13,320	$53,443

Richard G. Hickson IV	7,008	13,320	$53,443

John S. McColl	7,161	12,653	$50,769
(A)This represents the Market and Performance RSUs granted in 2021 and settled in 2024. The Market and Performance RSUs met the criteria for an average weighted payout of 144.5%, which is reflected in the number of shares above. The above also includes the DEUs earned by each NEO upon vesting which were settled in cash.
(2)The value shown includes amounts based on the following: i) for Market and Performance RSUs granted in 2021, the shares delivered upon settlement on February 5, 2024 at $21.87 per share; ii) the cash value of the DEUs delivered upon the settlement of the Market and Performance
RSUs granted in 2021; and iii) for restricted shares, the closing market price of our common stock of $22.91, $22.86, and $23.61 that vested on
January 31, 2024, February 1, 2024, and February 16, 2024, respectively . If the vesting date is not an NYSE trading day, the prior trading day’s closing price is used.

POTENTIAL PAYMENTS UPON TERMINATION, RETIREMENT, OR CHANGE IN CONTROL	82
POTENTIAL PAYMENTS UPON TERMINATION, RETIREMENT OR CHANGE IN CONTROL
Each of our executive officers is a party to a Change in Control Agreement, as described in “Compensation Discussion and Analysis — Severance Policy, Retirement, and Change in Control Agreements.” Under the Change in Control
Agreements, each NEO will be provided severance benefits (which are in lieu of the general severance benefits described in the above-referenced section), but only in the event that (1) a “change in control” occurs and (2) during the two-year period thereafter, the NEO’s employment is terminated without “cause” (discussed below) or the NEO resigns for “good reason” (discussed below). The severance benefit is payable in a lump sum six months and one day after termination. For Mr. Connolly, we have agreed to pay an amount equal to 3.00 times the sum of his annual base salary plus his average cash bonus. For each of Messrs. Adzema, Hickson, and McColl and Ms. Hicks, we have agreed to pay an amount equal to 2.00 times the sum of his or her annual base salary plus his or her average cash bonus.
For purposes of determining the severance benefit under the Change in Control Agreements, “annual base salary” is the
NEO’s annual base salary in effect on the day before the NEO’s employment terminates in connection with the change in control. The “average cash bonus” is the sum of the annual cash bonuses that were paid to the NEO during the three years immediately prior to the date the NEO’s employment terminates in connection with the change in control, divided by the number of annual cash bonuses the NEO was eligible to receive during such period. The table below assumes a triggering event occurred on December 31, 2024 (prior to the vesting of the 2022 Market RSUs or the 2022 Performance
RSUs). The annual base salary is the salary in effect for 2024, and the average bonus is based on the annual cash incentive awards actually paid in 2022, 2023 and 2024 (such annual cash incentive awards relate to the performance during the prior calendar year).
The terms of each Change in Control Agreement are substantially identical and are summarized as follows:
Health Benefits – The Change in Control Agreement provides that we will continue to provide the NEO with health benefits for two years, either under our plan, an outside plan, or by reimbursing the premiums paid by the NEO for outside coverage.
Change in Control – Under the Change in Control Agreement, a “change in control” generally means that any one of the following events occurs:
•A person (or group) acquires, directly or indirectly, the beneficial ownership representing 30% or more of the combined voting power for the election of Directors of the outstanding securities of the Company, subject to certain exceptions;
•A majority of the Board changes during a two-year period (unless the new Directors were elected by two-thirds of the Board members that were members on the first day of the two-year period);
•Stockholders approve our dissolution or liquidation;
•The sale or other disposition of all or substantially all of our assets, subject to certain exceptions; or
•In certain situations, a consolidation, merger, reorganization, or business combination involving us or our acquisition of the assets or stock in another entity.
Cause – The Change in Control Agreement defines “cause” generally as any felony or any act of fraud, misappropriation, or embezzlement or any material act or omission involving malfeasance or gross negligence in the performance of the
NEO’s duties to our material detriment.

83	COUSINS 2025 PROXY STATEMENT

Good Reason – The Change in Control Agreement defines “good reason” generally to mean:
•a reduction in the NEO’s annual base salary or eligibility to receive any annual bonuses or other incentive compensation;
•a significant reduction in the scope of the NEO’s duties, responsibilities, or authority or a change in the NEO’s reporting level by more than two levels (other than mere change of title consistent with organizational structure);
•a transfer of the NEO’s primary work site more than 35 miles from the then current site; or
•failure to continue to provide to the NEO health and welfare benefits, deferred compensation benefits, executive perquisites, stock options, and restricted stock grants (or RSU grants) that are in the aggregate comparable in value to those provided immediately prior to the change in control.
Protective Covenant Agreement and Waiver and Release – In order to receive the benefits of the Change in Control
Agreement, an NEO must enter into a “Protective Covenant Agreement” and a “Change in Control Severance
Agreement Waiver and Release.” If the NEO declines to enter into either the Protective Covenant Agreement or the
Change in Control Severance Agreement Waiver and Release then the NEO would forfeit his or her severance benefit.
•The Protective Covenant Agreement generally provides that the NEO will protect certain of our interests in exchange for the payment. In particular, the Protective Covenant Agreement provides that the NEO will not, during a “protection period,” (1) compete with our then existing projects, (2) solicit any business from any of our customers, clients, tenants, buyers, or sellers that he or she had contact with during the preceding three years while employed, and (3) solicit any of our employees that he or she had personal contact with during his or her employment with us.
For this purpose, the “protection period” is generally two years or, if shorter, the number of years used as a multiplier to determine the executive’s change in control benefit.
•The Change in Control Severance Agreement Waiver and Release is a standard release that is required for all employees to receive any severance benefits from us and provides, in particular, that the NEO waives any and all claims against us and also covenants not to sue or to disparage us.
Tax Protection – None of our NEOs are entitled to a gross-up payment pursuant to the Change in Control Agreements that they have entered into with us, but their agreements do have a “best net” provision that reduces payment to the applicable NEO if excise taxes would otherwise be triggered, to the extent that such a reduction results in a greater after-tax amount for the NEO.
The following table shows the potential payments to the NEOs upon a termination of employment under various scenarios, assuming that the triggering event occurred on December 31, 2024 (prior to the vesting of the 2022 Market
RSUs or the 2022 Performance RSUs). The table does not include a severance benefit payable generally to all salaried employees following termination of employment other than for cause, in an amount equal to the employee’s weekly pay times the sum of (i) the number of his or her years of service or, alternatively, in the context of certain reductions in force as designated by the Company, the years of service multiplied by 1.5, plus (ii) four. The Change in Control Severance
Agreement Waiver and Release required to be signed by an NEO as a condition to receive the benefits of the Change in
Control Agreement includes a waiver of eligibility to participate in this general employee severance plan. No NEO will be able to receive benefits under both the general severance plan and the Change in Control Agreement, and circumstances shall determine whether either of the two is applicable. Additionally, the table does not include the benefits under the “Rule of 65,” which addresses the impact upon unvested LTI when a key employee (including any
NEO) retires, because the Rule of 65 does not result in acceleration of any LTI (it merely waives the service requirement that would otherwise be applicable to vesting of the Market RSUs and Performance RSUs).

POTENTIAL PAYMENTS UPON TERMINATION, RETIREMENT, OR CHANGE IN CONTROL	84

	Cash(1)	Accelerated Vesting of Restricted Stock(2)	Accelerated Vesting of Market RSUs and Performance RSUs(3)	Health and Welfare Benefits	Total(4)
M. Colin Connolly
•Voluntary resignation or termination for cause not in connection with a change in control	—	—	—	—	—
•Involuntary or good reason termination following change in control	$5,623,109	$4,080,574	$8,161,944	$52,376	$17,918,003
•Termination without cause, not in connection with a change in control	$256,250	—	—	—	$256,250
•Death	—	$4,080,574	$8,161,944	—	$12,242,518

Gregg D. Adzema
•Voluntary resignation, termination without cause or termination for cause not in connection with a change in control	—	—	—	—	—
•Involuntary or good reason termination following change in control	$2,199,713	$1,283,234	$2,602,837	$52,376	$6,138,160
•Termination without cause, not in connection with a change in control	$181,790	—	—	—	$181,790
•Death	—	$1,283,234	$2,602,837	—	$3,886,071

Kennedy Hicks
•Voluntary resignation, termination without cause or termination for cause not in connection with a change in control	—	—	—	—	—
•Involuntary or good reason termination following change in control	$1,615,223	$793,607	$1,568,523	$17,928	$3,995,281
•Termination without cause, not in connection with a change in control	$85,478	—	—	—	$85,478
•Death	—	$793,607	$1,568,523	—	$2,362,130

Richard G. Hickson IV
•Voluntary resignation, termination without cause or termination for cause not in connection with a change in control	—	—	—	—	—
•Involuntary or good reason termination following change in control	$1,725,508	$609,031	$1,228,909	$52,400	$3,615,848
•Termination without cause, not in connection with a change in control	$107,454	—	—	—	$107,454
•Death	—	$609,031	$1,228,909	—	$1,837,940

85	COUSINS 2025 PROXY STATEMENT

John S. McColl
•Voluntary resignation, termination without cause or termination for cause not in connection with a change in control	—	—	—	—	—
•Involuntary or good reason termination following change in control	$1,669,528	$635,045	$1,279,618	$35,992	$3,620,183
•Termination without cause, not in connection with a change in control	$271,776	—	—	—	$271,776
•Death	—	$635,045	$1,279,618	—	$1,914,663
(1)Represents cash payments pursuant to Change in Control Agreement.
(2) These amounts represent the value of unvested restricted stock as of December 31, 2024. The amounts were calculated by multiplying the number of unvested restricted shares at year-end by the closing stock price on December 31, 2024 ($30.64).
(3) These amounts represent the value of unvested Market RSUs and Performance RSUs as of December 31, 2024. These Market RSUs and
Performance RSUs were granted in 2022, 2023, and 2024 and vest at the target award level upon a change in control. The amounts were calculated by multiplying the number of unvested RSUs at year-end by the closing stock price on December 31, 2024 ($30.64). DEUs that may apply to these Market RSUs and Performance RSUs are not included.
(4) None of the NEOs are entitled to a gross-up payment pursuant to their Change in Control Agreements, but they do have the benefit of “best net” provisions. The calculations above do not take into account any initial excise tax applicable to any executive as a result of application of
Section 280(G) of the Internal Revenue Code, or whether the “best net” provision would result in a reduction of an executive’s cash severance.

PAY VS PERFORMANCE	86
PAY VS PERFORMANCE
As required by Item 402(v) of Regulation S-K, we are providing the following information regarding the relationship between executive compensation and our financial performance for each of the last five completed calendar years. In determining the “compensation actually paid” (“CAP”) to our NEOs, we are required to make various adjustments, as summarized below, to amounts that have been previously reported in the Summary Compensation Table (“SCT”), as the
SEC’s valuation methods for stock compensation in this section differ from those required in the SCT. The table below summarizes compensation values both previously reported in our Summary Compensation Table, as well as the adjusted values required in this section for the 2024, 2023, 2022, 2021, and 2020 calendar years.

Year	SCT Total for PEO (1)	CAP to PEO (2)	Average SCT Total for Non-PEO NEOs (1)	Average CAP to Non-PEO NEOs (2)	Value of Initial Fixed $100 Investment Based On (3):		Net Income (in thousands) (4) (5)	FFO Per Share (5) (6)
					Cousins TSR	Peer Group TSR
2024	$7,989,586	$13,830,749	$2,275,683	$3,466,594	$92.87	$76.95	$46,851	$2.69

2023	$6,656,421	$7,106,946	$1,978,105	$2,123,193	$70.05	$63.34	$83,816	$2.62

2022	$5,572,678	$2,819,861	$1,703,776	$983,204	$68.67	$62.07	$167,445	$2.72

2021	$4,804,609	$6,911,912	$1,604,836	$2,155,707	$105.10	$99.51	$278,996	$2.75

2020	$3,907,620	$3,832,536	$1,347,759	$1,288,015	$85.24	$81.56	$238,114	$2.78

(1) Amounts reflect total compensation reported in the SCT for our principal executive officer (the “PEO”), M. Colin Connolly, and an average of total compensation reported in the SCT for our four other non-PEO NEOs for each applicable year. The non-PEO NEOs in each of the 2024, 2023, 2022, and 2021 periods were Gregg D. Adzema, Kennedy Hicks, Richard G. Hickson IV, and John S. McColl. The non-PEO NEOs for the 2020 period were Gregg D. Adzema, Pamela F. Roper, Richard G. Hickson, and John S. McColl.
(2) Amounts reflect CAP as computed in accordance with SEC rules. Stock compensation in the SCT is reflective of the grant date fair value of awards granted in the respective years. See tables below for the detail of the adjustments made to SCT in calculation of CAP. The Company does not maintain a defined benefit pension plan, so no pension adjustments were made. The CAP reflected below does not reflect the actual amount of compensation delivered to our NEOs during the applicable year as it includes changes in the value of stock compensation for awards which remained unvested at the end of the applicable year.

PEO Reconciliation of SCT to CAP:	2024	2023	2022	2021	2020
SCT Total for PEO	$7,989,586	$6,656,421	$5,572,678	$4,804,609	$3,907,620

PEO Adjustments: (A)
Remove stock compensation included in SCT	(5,736,747)	(4,602,915)	(3,828,832)	(2,999,439)	(2,403,537)
Add Fair value of awards granted in year and unvested as of year-end	8,210,623	4,478,060	2,713,764	4,002,325	2,253,804
Add (subtract) changes in fair value from prior year-end to current year-end of awards granted prior to year that were unvested as of year-end	3,412,574	131,326	(1,860,649)	904,595	(62,185)
Add (subtract) changes in fair value from prior year-end to current vesting date for awards that vested during the year (B)	(204,329)	329,666	(45,565)	(12,480)	13,772
Add Dividends Paid on Unvested Awards (C)	159,042	114,388	268,465	212,302	123,062
Total Adjustments	5,841,163	450,525	(2,752,817)	2,107,303	(75,084)

CAP to PEO	$13,830,749	$7,106,946	$2,819,861	$6,911,912	$3,832,536

87	COUSINS 2025 PROXY STATEMENT

Non-PEO Reconciliation of SCT to CAP:	2024	2023	2022	2021	2020
Average SCT Total for Non-PEO NEOs	$2,275,683	$1,978,105	$1,703,776	$1,604,836	$1,347,759

Non-PEO NEO Adjustments: (A)
Remove stock compensation included in SCT	(1,158,022)	(940,229)	(809,396)	(695,329)	(580,853)
Add Fair value of awards granted in year and unvested as of year-end	1,657,399	912,631	573,678	917,167	544,666
Add (subtract) changes in fair value from prior year-end to current year-end of awards granted prior to year that were unvested as of year-end	725,807	32,869	(533,304)	266,850	(85,122)
Add (subtract) changes in fair value from prior year-end to current vesting date for awards that vested during the year (B)	(66,810)	115,671	(11,274)	3,186	8,509
Add Dividends Paid on Unvested Awards (C)	32,537	24,146	59,724	58,997	53,056
Total Adjustments	1,190,911	145,088	(720,572)	550,871	(59,744)

Average CAP to Non-PEO NEOs	$3,466,594	$2,123,193	$983,204	$2,155,707	$1,288,015
(A) In calculating the necessary adjustments to the SCT, fair values of equity awards were determined as follows:
•The fair value of the Market RSUs settled in company shares reflects the fair market value per RSU determined using a Monte Carlo valuation as of December 31 for each respective year, with the exception of the value of RSUs vesting on December 31 of each year, which is based on the closing share price of Cousins Common Stock times the completed achievement of this award. The December 31, 2020, December 31, 2021, and December 31, 2024 vestings of the 2018 RSU award, 2019 RSU award, and 2022 RSU award, respectively, each reflected performance of
200%. The December 31, 2022 vesting of the 2020 RSU award reflected performance of 194%, and the December 31, 2023 vesting of the 2021
RSU award reflected performance of 167%.
•The fair value of the Performance RSUs settled in company shares reflects the closing price of Cousins Common Stock as of December 31, for each respective year multiplied by the shares to be awarded upon vesting (using the most probable outcome of the performance condition for performance based awards).
•The fair value of the Service, Performance, and Market Based RSUs settled in cash, reflects the average of the closing price of Cousins Common
Stock of each trading day in the 30 day period ending on December 31 for each respective year or the vesting date (for awards that vested during the year at a date other than year end) times the shares awarded or to be awarded upon vesting (using the most probable outcome of the performance or market condition for performance and market based awards).
•The fair value of restricted stock reflects the closing price of Cousins Common Stock as of December 31, for each respective year multiplied by the number of shares outstanding or, for awards that vested during the year, the closing price of Cousins Stock as of the vesting date multiplied by the number of shares that vested.
(B)  This is inclusive of RSUs with a three-year performance measurement period that ended on December 31 of the prior year, but were not settled until the subsequent January or February.
(C) Our restricted stock award recipients, including our NEOs, receive dividend payments on restricted stock prior to vesting. These amounts reflect the dividends actually paid with respect to unvested restricted stock in the applicable year.
(3)  With respect to the Market Based RSUs granted in 2021, our TSR Peer Group was originally the companies included in the SNL US Office REIT
Index as of January 1, 2021, that remained publicly traded on an established exchange for the entire performance period. With the discontinuance of that index, our Compensation Committee determined that our TSR Peer Group would be members of the FTSE Nareit Equity Office Index for the entirety of the respective performance periods. As shown in the chart below, the calculated CAP for both the PEO and the Non-PEO NEOs is correlated with the Company’s TSR for each of the years set forth in the table above, which begins with an initial fixed $100 investment on
December 31, 2019. This is due primarily to the Company’s use of equity awards in the long-term incentive compensation plan, which results in the alignment of the value of our executives’ outstanding and unvested awards with shareholders’ interests. As described in detail in the Compensation
Discussion and Analysis beginning on page 47, the value of the awards issued under our long-term incentive compensation program are directly linked to stock price and represent a substantial portion of our NEOs’ compensation which serves to align our executives’ interests with our shareholders’ interests. The impact of equity incentive compensation is greater for the PEO’s CAP calculation because the portion of his compensation that is delivered in the form of equity incentives is greater than that portion for the Non-PEO NEOs. During the covered years, the
CAP to the PEO and the Non-PEO NEOs moved in the same direction as the Company’s TSR.

PAY VS PERFORMANCE	88
(4) See the Company’s Consolidated Statements of Operations as presented in its Annual Report on Form 10-K Filed on February 6, 2025.
(5)The chart below shows the relationship between CAP (for both our PEO and Non-PEO NEOs) and two financial performance measures, Net Income and FFO per share.
(6) The Company believes FFO per share represents its most important financial performance measure in setting pay-for-performance, other than TSR and Net Income, for the most recently completed fiscal year. FFO per share represents 40% of our 2024 cash bonus program goals. In addition, the cumulative three-year FFO per share is used to determine the shares to be awarded at the end of the three-year vesting period of our Performance-
based RSUs. See Appendix A for reconciliation from Net Income Available to Common Stockholders per share to FFO per share and further discussion of these and other performance measures on page 103.
Tabular List of Financial Performance Measures
The following table identifies the most important financial performance measures used by our Compensation Committee to link the CAP to our PEO and other NEOs to Company performances for the most recently completed fiscal year:

Performance Measures	Measurement Type
FFO per share	Non-GAAP financial measure
Leasing Activity Volume	Statistical / non-financial measure
Net Effective Rent	Statistical / non-financial measure

89	COUSINS 2024 PROXY STATEMENT

CEO PAY RATIO
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 401(u) of
Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of our CEO. The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.
As permitted by SEC rules, we may identify our median employee for purposes of providing pay ratio disclosure once every three years and calculate and disclose total compensation for that employee each year; provided that, during the last completed fiscal year, there has been no change in the employee population or employee compensation arrangements that we reasonably believe would result in a significant change to the prior CEO pay ratio disclosure. We reviewed the changes in our employee population and employee compensatory arrangements and determined there has been no change in our employee population or employee compensatory arrangements that would significantly impact the pay ratio disclosure and thus require us to identify a new median employee. As a result, we are using the same median employee as we did in the CEO pay ratio disclosure included in our proxy statements filed with the SEC on
March 15, 2023 and March 14, 2024. This median employee was identified as summarized below:
1.We determined that, as of December 31, 2022, our employee population consisted of 286 individuals with all of these individuals located in the United States. This population consisted of our full-time employees; we had no part-
time or temporary employees nor any independent contractors on December 31, 2022.
2.To identify the “median employee” from our employee population, we compared the amount of salary and wages of our employees as reflected in our payroll records as reported to the Internal Revenue Service on Form W-2 for 2022.
In making this determination, we annualized the compensation of 49 full-time employees who were hired in 2022 but did not work for us for the entire fiscal year.
3.We identified our median employee using this compensation measure, which was consistently applied to all our employees included in the calculation. Since all our employees are located in the United States, as is our CEO, we did not make any cost-of-living adjustments in identifying the “median employee.”
4.Once we identified our median employee, we combined all of the elements of our median employee’s compensation for 2024 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in an annual total compensation of $127,258. The difference between such employee’s salary and wages and the employee’s annual total compensation represents the value of such employee’s health care and welfare benefits
(estimated for the employee and such employee’s eligible dependents at $19,691), the Company’s automatic contribution to the employee’s 401(k), and the value of annual incentive cash award (bonus) to such employee for the
2024 performance period.
5.With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of the 2024 Summary Compensation Table included on page 76 of this proxy statement.

CEO PAY RATIO	90
For 2024, our last completed fiscal year, the annual total compensation of the median employee of our company (taking into account all employees other than our CEO, pursuant to the methodology described above), the annual total compensation of our CEO (as reported in the Summary Compensation Table), and the resulting ratio is as set forth below.

CEO: Median Employee Pay Ratio
CEO Annual Total Compensation	$7,989,587

Median Employee Annual Total Compensation	$127,258

Pay Ratio	63:1
Given the different methodologies that various public companies will use to determine an estimate of their pay ratio, the estimated ratio reported above should not be used as a meaningful basis for comparison between companies.

91	COUSINS 2024 PROXY STATEMENT
DIRECTOR COMPENSATION
Our non-employee Director compensation is intended to attract, retain, and appropriately compensate highly qualified individuals to serve on our Board of Directors. The compensation for our non-employee Directors is determined by our
Board, after recommendation by the Compensation Committee, and it is reviewed periodically as appropriate. These reviews include the engagement of the Compensation Committee’s compensation consultant, FPC, to evaluate and provide counsel regarding the following: (1) review of compensation objectives; (2) analysis of trends in compensation in the marketplace generally and among our peers specifically, utilizing the same peer group used for executive compensation decisions, as discussed beginning on page 53; (3) comparison of our Director pay practices to those of peers; and (4) recommendation of the components and amounts of compensation for our Directors.
For their service on the Board, our non-employee Directors receive cash compensation and an annual equity award. Our
CEO, who is also a Director, receives no additional compensation for his service on the Board.
We typically do not adjust our Director compensation program more frequently than every other year, and during the eight year period from 2014-2023, the compensation targets were only adjusted three times. In April 2024, the
Compensation Committee engaged FPC to benchmark and review our compensation program and provide counsel as outlined above, based on then-current information and practices. This analysis also reviewed the composition of the
Director retainer program and the stock ownership requirements.
The following table shows the amounts paid to our non-employee Directors in 2024:

	2023 Director Retainer	2024 Director Retainer
Cash Retainer - Each Non-Employee Director	$75,000	$80,000
Equity Retainer - Each Non-Employee Director	$125,000	$135,000
Chair of Board Retainer	$50,000	$70,000
Chair of Audit Committee Retainer	$25,000	$30,000
Chair of Compensation & Human Capital Committee Retainer	$12,500	$15,000
Chair of Nominating & Governance Committee Retainer	$12,500	$15,000
Chair of Sustainability Committee Retainer	$12,500	$15,000
Consistent with our prior practice, the cash component of our Director retainers are paid on or about May 31st of each year, but following at least two trading days after release of any material non-public information. With respect to the equity component, each Director is granted a number of shares of common stock under the Equity Plan, based on the average closing price of our common stock on May 31 or the next business day occurring thereafter. In addition, the approved program continues to provide the option to our Directors to elect to receive all or a portion of the cash retainers in stock, at a value equal to 95% of the market price on the issuance date.
For any Director joining the Board or assuming a chair role between annual meetings, the foregoing compensation is generally prorated.
We pay or reimburse Directors for reasonable expenses incurred in attending Board and committee meetings.
We do not pay Directors any meeting fees.

DIRECTOR COMPENSATION	92
2024 COMPENSATION OF DIRECTORS
The following table shows the amounts paid to our non-employee Directors in 2024.

	Cash Retainer	Chair Retainer	Total Fees Earned Paid in Cash or Stock(1)	Equity Retainer (2)	Incremental Value of Cash Retainer paid in Stock (3)	Total
Charles T. Cannada	$80,000	—	$80,000	$134,987	$4,224	$219,211

Robert M. Chapman	$80,000	$70,000	$150,000	$134,987	$7,919	$292,906

Scott W. Fordham	$80,000	$15,000	$95,000	$134,987	—	$229,987

Lillian C. Giornelli	$80,000	—	$80,000	$134,987	$2,111	$217,098

R. Kent Griffin, Jr.	$80,000	$15,000	$95,000	$134,987	$5,016	$235,003

Donna W. Hyland	$80,000	$30,000	$110,000	$134,987	—	$244,987

Dionne Nelson	$80,000	—	$80,000	$134,987	—	$214,987

R. Dary Stone	$80,000	$15,000	$95,000	$134,987	$5,016	$235,003

(1)Our Equity Plan provides that an outside Director may elect to receive our common stock in lieu of cash fees otherwise payable for services as a
Director. Under the Equity Plan, the price at which these shares are issued is equal to 95% of the market price on the issuance date. In 2024,
Mmmes. Giornelli and Messrs. Cannada, Chapman, Griffin, and Stone elected to participate in this program. In lieu of some or all of the cash fees shown in the table, the named Directors received shares of common stock as follows: Ms. Giornelli – 1,820; Mr. Cannada – 3,641; Mr. Chapman –
6,827; Mr. Griffin – 4,324; and Mr. Stone – 4,324. The value of the 5% discount is reflected in the stock awards column.
(2) On May 31, 2024, each of Mmes. Giornelli, Hyland, and Nelson and Messrs. Cannada, Chapman, Fordham, Griffin, and Stone was granted 5,836 shares of common stock which vested immediately on the grant date. The grant date fair value reflected above is based on the closing stock price on the grant date ($23.13).
(3) These amounts represent the incremental value of the 5% discount on stock received in lieu of cash fees.

93	COUSINS 2024 PROXY STATEMENT
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
Our Compensation Committee currently consists of Ms. Hyland and Messrs. Cannada and Griffin. None of these
Directors has any interlocking relationships that are required to be disclosed in this proxy statement.
EQUITY COMPENSATION PLAN INFORMATION
The Equity Plan governs our grants of restricted stock and RSUs. The table below provides details of our Equity Plan as of February 27, 2025. There were no options outstanding under the plan as of February 27, 2025. In addition, pursuant to our 2021 Employee Stock Purchase Plan (the “ESPP”), eligible employees have the option of acquiring shares of the
Company’s common stock, at a 15% discount, subject to a maximum of 2,500 shares, during an offering period commencing December 1 and ending on November 30.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants, and Rights (Column A)	Weighted Average Exercise Price of Outstanding Options, Warrants, and Rights (Column B)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column A) (Column C)
Equity compensation plans approved by the security holders	1,412,113(1)	$26.61(2)	3,570,281(3)

Equity compensation plans not approved by the security holders	—	—	—

Total	1,412,113	$26.61	3,570,281

(1) Includes 1,396,262 shares held for issuance under our Equity Plan for RSUs granted but not yet issued and 15,851 held for purchase under our ESPP based on current offering period elections (with the shares allocated for such issuance reflecting 200% of the granted number of Market RSUs and
125% of the granted number of Performance RSUs, reflecting historical trends of performance achievement and resulting payout). Excludes 365,494 shares of unvested restricted stock, as those shares are reflected in the Company’s total shares issued and outstanding.
(2) The purchase price of shares to be acquired under the current ESPP plan year will be equal to 85% of the lower of the market price at the beginning of the offering period at December 1, 2024 ($31.30) or at the end of the offering period at November 30, 2025.
(3)Includes 654,774 and 2,915,507 securities remaining available for future issuance under the Equity Plan and ESPP, respectively.

PROPOSAL 2 - ADVISORY APPROVAL OF EXECUTIVE COMPENSATION	94
PROPOSAL 2 -
ADVISORY APPROVAL OF EXECUTIVE COMPENSATION
Pay that reflects performance and alignment of pay with the long-term interests of our stockholders are key principles that underlie our compensation program. In accordance with the Dodd-Frank Wall Street Reform and Consumer
Protection Act (the “Dodd-Frank Act”), and as required under Section 14A of the Exchange Act, stockholders have the opportunity to vote, on an advisory basis, on the compensation of our NEOs. This is often referred to as a say-on-pay, and provides you, as a stockholder, with the ability to cast a vote with respect to our 2024 executive compensation programs and policies and the compensation paid to the NEOs as disclosed in this proxy statement through the following resolution:
“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the NEOs, as described in the
Compensation Discussion and Analysis section and in the compensation tables and accompanying narrative disclosure in this proxy statement.”
As discussed in the Compensation Discussion and Analysis section, the compensation paid to our NEOs reflects the following goals of our compensation program:
•To provide overall compensation that is designed to attract and retain talented executives;
•To reward individual and corporate performance, while at the same time keeping in mind our accountability to our stockholders; and
•To provide a meaningful portion of total compensation via equity-based awards, including awards that are contingent upon future performance.
Although the vote is non-binding, the Compensation Committee will review the voting results. To the extent there is any significant negative vote, we will consult directly with stockholders to better understand the concerns that influenced the vote. The Compensation Committee will consider the constructive feedback obtained through this process in making decisions about future compensation arrangements for our NEOs.
As required by the Dodd-Frank Act, this vote does not overrule any decisions by the Board and will not create or imply any change to or any additional fiduciary duties of the Board.
Our Board of Directors recommends that you vote “FOR” the approval, on an advisory basis, of executive compensation.

95	COUSINS 2024 PROXY STATEMENT
PROPOSAL 3 - RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our Audit Committee has appointed Deloitte & Touche, LLP (“Deloitte”), our independent registered public accounting firm, to audit our consolidated financial statements for the year ending December 31, 2025 and to prepare a report on this audit, subject to approval by the Audit Committee of the fee estimate and the audit plan for the period. A representative of Deloitte will be present at the Annual Meeting, will be given the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions by our stockholders.
We are asking our stockholders to ratify the selection of Deloitte as our independent registered public accounting firm.
Although ratification is not required by our bylaws, the Board is submitting the selection of Deloitte to our stockholders for ratification because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate practice. In the event that our stockholders do not ratify the selection, it will be considered as a direction to the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit
Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that the change would be in the best interests of the Company and our stockholders.
Our Board of Directors recommends that you vote “FOR” the ratification of the appointment of the independent registered public accounting firm.
SUMMARY OF FEES TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We retained Deloitte as our independent registered public accounting firm for the years ended December 31, 2024 and
2023. Aggregate fees for services provided to us related to the fiscal years ended December 31, 2024 and 2023 by
Deloitte were as follows:

		2024	2023
Audit and Audit-related Fees	Audit fees - recurring	$892,700	$862,100
	Audit-related fees(a)	$64,000	$47,795
	Audit-related fees - non-recurring(b)	$334,895	$67,000
	Total Audit and Audit-related Fees	$1,291,595	$976,895
Tax Compliance and Preparation Fees
	Tax Compliance and Preparation Fees(C)	$452,985	$382,715

All Other Fees	Tax consulting(d)	$171,843	$214,267
	Tax fees - non-recurring(e)	$336,814	$71,428
	Total Other Non-Audit Fees	$508,657	$285,695
(a) Includes fees paid for audits of benefit plan, joint ventures, and reviews required by lenders.
(b)Includes fees related to registration statements, equity offerings, and debt offerings.
(c)Includes fees for tax compliance filings and additional compliance support work for tax returns and estimated tax payment planning.
(d) Includes fees for tax consultations related to routine transactions.
(e)Includes fees for non-routine transactions, such as services provided in connection with registration statements and certain acquisitions and dispositions.
Audit Fees – These are fees for professional services performed for the audit of our annual financial statements and the required review of quarterly financial statements and other procedures (including reviews of the purchase price allocation of acquisitions and reviews of dispositions) to be performed by the independent registered public accounting firm to be able to form an opinion on our consolidated financial statements.
Audit-Related Fees – These are fees for assurance and related services that customarily are performed by independent registered public accounting firms, such as due diligence related to acquisitions and dispositions, attestation services

PROPOSAL 3 - RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	96
that are not required by statute or regulation, internal control reviews, non-recurring agreed-upon procedures, and other professional fees associated with transactional activity. These fees also cover services that are customarily provided by independent registered public accounting firms in connection with statutory and regulatory filings or engagements and services that generally only the independent registered public accounting firm reasonably can provide, such as services associated with filing registration statements, periodic reports, professional services performed for the audit of our benefit plan and for the audit of certain subsidiaries and joint ventures, along with fees for certain technology that supports audit activity.
Tax Compliance and Preparation Fees –These are fees for all professional services performed by professional staff in our independent registered public accounting firm’s tax division, except those services related to the audit of our financial statements. These include fees for tax compliance filings, tax planning, and tax advice, including federal, state, and local issues. Services may also include due diligence activities related to acquisitions and dispositions, attestation services that are not required by statute or regulation, non-recurring agreed-upon procedures, and other professional fees associated with transactional activity.
All Other Fees – These are fees for other permissible work performed that do not meet the above-described categories.
*Excludes all fees denoted as non-recurring services in the summary table.
As stated in its charter, the Audit Committee is responsible for pre-approving all audit and permissible non-audit services provided by our independent registered public accounting firm. Pre-approvals are generally provided for no more than one year at a time and typically identify the particular services or category of services to be provided. The Audit
Committee charter also provides that the Audit Committee may delegate to one or more of its members the authority to pre-approve any audit or non-audit services to be performed by the independent registered public accounting firm, provided that the approvals are presented to the Audit Committee at its next scheduled meeting. Other than tax consulting, there were no other non-audit services provided by Deloitte to the Company in 2024 or 2023. No services were approved by the Audit Committee pursuant to the waiver of pre-approved provisions as set forth in applicable rules of the SEC.

97	COUSINS 2025 PROXY STATEMENT

REPORT OF THE AUDIT COMMITTEE
The Audit Committee oversees the Company’s financial reporting process and internal controls on behalf of the Board of
Directors. The Audit Committee operates under a written charter, the full text of which is available on the Investor
Relations page of the Company’s website at www.cousins.com.
Management has primary responsibility for financial statements and the reporting process, including the systems of internal controls, and has represented to the Audit Committee that the Company’s 2024 consolidated financial statements are in accordance with accounting principles generally accepted in the United States. In fulfilling its oversight responsibilities, the Audit Committee reviewed the financial statements contained in the Company’s Quarterly Reports on Form 10-Q, as well as the audited financial statements contained in the Company’s Annual Report on Form 10-K, and discussed these financial statements with management and Deloitte, the Company’s independent registered public accounting firm.
The Audit Committee reviewed with Deloitte the matters required to be discussed under Statement of Auditing
Standards No. 61, as amended (Codification of Statements on Auditing Standards, AU 380), as adopted by the Public
Company Accounting Oversight Board (“PCAOB”) in Rule 3200T, and other PCAOB standards, rules of the SEC, and other applicable regulations related to the 2024 audit. The Audit Committee also received written disclosures and the letter from Deloitte required by the PCAOB regarding Deloitte’s communications with the Audit Committee concerning independence, and discussed with Deloitte its independence.
The Audit Committee met with Deloitte, with and without management present, to discuss the results of their examinations, their evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting for 2024.
The Audit Committee also met with the Company’s internal audit department, with and without management present, to discuss the results of their reviews and evaluations of the Company’s internal controls for 2024.
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended
December 31, 2024 for filing with the SEC.

AUDIT COMMITTEE

Donna W. Hyland, Chair

Charles T. Cannada

Lillian C. Giornelli

Dionne Nelson

The foregoing report should not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Acts, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed filed under the Acts.

REPORT OF THE AUDIT COMMITTEE	98
CERTAIN TRANSACTIONS
In accordance with our Audit Committee Charter, our Audit Committee is responsible for reviewing and approving or ratifying the terms and conditions of transactions between the Company and any Director or executive officer, or their affiliates or family members. Our Ethics Code requires that all of our employees and Directors avoid conflicts of interest, defined as situations where the person’s private interests conflict, or even appear to conflict, with the interests of the
Company as a whole. If an “Ethics Contact” (defined in our Ethics Code to be the Chair of the Nominating &
Governance Committee (for purposes of this section, the “Governance Committee”) or our General Counsel) believes that a transaction or relationship would require approval or ratification by the Audit Committee, the Ethics Contact will bring the transaction or relationship to the attention of the Audit Committee.
At least annually, each Director and executive officer completes a detailed questionnaire that asks questions about any business relationship that may give rise to a conflict of interest and all transactions in which the Company is involved and in which an executive officer, a Director, or a related person has a direct or indirect material interest. In addition, we conduct a quarterly review to determine whether an executive officer, a Director, or a company employing a Director engaged in transactions with us during the quarter.
The Governance Committee, as the successor to the Compensation, Succession, Nominating and Governance
Committee, which is composed of independent Directors, conducts an annual review of the information from the questionnaire, evaluates related-party transactions (if any) involving the Directors and their related persons, including any transaction that would require disclosure under Item 404(a) of Regulation S-K, and makes recommendations to the Board regarding the independence of each Board member.
If a transaction arises during the year that may require disclosure as a related party transaction, information about the transaction would be provided to the Audit Committee and the Governance Committee, as applicable, for review, approval, or ratification of the transaction. No transaction has been entered into with any Director or executive officer that does not comply with those policies and procedures. There were no related-party transactions since January 1, 2024 that would require disclosure under Item 404(a) of Regulation S-K.
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires our executive officers, Directors, and persons who own more than 10% of our common stock to file certain reports with respect to their beneficial ownership of our stock. In addition, Item 405 of
Regulation S-K requires us to identify each reporting person who did not file a report on a timely basis as required by
Section 16(a) during the most recent fiscal year. Based solely on a review of these reports and written representations from the Directors and executive officers, we believe that all Directors and executive officers complied with all Section
16(a) filing requirements for fiscal year 2024.
FINANCIAL STATEMENTS
Our Annual Report on Form 10-K for the year ended December 31, 2024, including audited financial statements, are available on our website, www.cousins.com, or through the website www.proxyvote.com.

99	COUSINS 2025 PROXY STATEMENT

STOCKHOLDER PROPOSALS FOR 2026 ANNUAL MEETING OF STOCKHOLDERS
Pursuant to Rule 14a-8(e)(2) under the Exchange Act, a stockholder proposal submitted for inclusion in our proxy statement for the 2026 annual meeting must be received by us by November 18, 2025, which is 120 days before the anniversary of the date this proxy statement is released to stockholders in connection with the annual meeting. However, pursuant to such Rule, if the 2026 annual meeting is held on a date that is earlier than March 30, 2026 or later than May
29, 2026, then a stockholder proposal submitted for inclusion in our proxy statement for the 2026 annual meeting must be received by us a reasonable time before we begin to print and mail our proxy statement for the 2026 annual meeting.
Under our bylaws, a stockholder is eligible to submit director nominations and stockholder proposals outside the processes of Rule 14a-8 if the stockholder is (1) of record at the time of such proposal and at the time of the annual meeting and (2) entitled to vote at the annual meeting. The stockholder also must provide timely notice in proper written form of the nomination or proposal to our Corporate Secretary. To be timely under our bylaws, we must receive advance notice of the nomination or proposal no earlier than December 30, 2025, and no later than January 29, 2026; provided, however, that if and only if the annual meeting is not scheduled to be held within a period that commences March 30,
2026 and ends May 29, 2026, such stockholder’s notice must be delivered by the later of (A) the tenth day following the day of the public announcement of the date of the annual meeting or (B) the date which is ninety (90) days prior to the date of the annual meeting. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above.
Stockholder nomination and proposals should be submitted to Corporate Secretary, Cousins Properties Incorporated,
3344 Peachtree Road NE, Suite 1800, Atlanta, Georgia 30326-4802. Stockholders who intend to solicit proxies in reliance on the SEC’s universal proxy rule for nominations for election to the Board submitted under the advance notice provisions of our bylaws must comply with the additional requirements of Rule 14a-19(b).
EXPENSES OF SOLICITATION
We will bear the cost of proxy solicitation. We have retained Okapi Partners LLC to assist in the solicitation of proxies for the 2025 Annual Meeting at a fee of approximately $10,000, plus associated costs and expenses. In an effort to have as large a representation at the meeting as possible, special solicitation of proxies may, in certain instances, be made personally or by telephone, electronic mail, facsimile, or mail by one or more of our employees or by our proxy solicitor.
Upon request, we also will reimburse brokers, banks, nominees, and other fiduciaries for postage and reasonable clerical expenses of forwarding the proxy materials to the beneficial owners of our stock.
INFORMATION ABOUT VOTING AND THE MEETING
SHARES OUTSTANDING
Stockholders owning Cousins Properties common stock at the close of business on February 27, 2025 (the “Record
Date”) may vote at the 2025 Annual Meeting and any postponements or adjournments of the meeting. As of the Record
Date 167,910,024 shares of Cousins Properties common stock were outstanding and is entitled to one vote on each matter considered at the meeting.
ATTENDANCE AT THE MEETING
This year’s Annual Meeting will occur in person, and we are pleased to welcome back shareholders to this traditional meeting format. The meeting will be followed by management remarks and a question and answer session. All shareholders of record on February 27, 2025 are invited to participate in the meeting, including the ability to vote shares during the meeting and ask questions in accordance with the rules of conduct for the meeting. These rules will be available for review by all shareholders who attend in person and register their attendance. If there are any unavoidable

INFORMATION ABOUT VOTING AND THE MEETING	100
issues in convening or hosting the meeting, we will promptly post information to our Investor Relations website,
www.cousins.com/investors, including information on when the meeting will be reconvened.
Please note that participation in the meeting may be limited due to the capacity of our meeting room, in which case access to the meeting will be accepted on a first-come, first-served basis. Entry to the meeting will begin at 11:30 a.m.
and the meeting will begin promptly at 12:00 p.m. local time.
VOTING
How to Vote. Stockholders have a choice of voting over the internet, by telephone, or by using a traditional proxy card.
•To vote via the Proxy Vote Mobile App, first download it through the Apple App Store or Google Play Store. You will need the 16 digit number included on your proxy card, voter instruction form, or notice.
•To vote over the internet, go to www.proxyvote.com, and follow the instructions there. You will need the 16 digit number included on your proxy card, voter instruction form, or notice.
•To vote by telephone, registered stockholders should dial 1-800-690-6903 and follow the instructions. Beneficial owners should dial the phone number listed on their voter instruction form. They will need the 16 digit number included on their proxy card, voter instruction form, or notice.
•If you received a notice and wish to vote by traditional proxy card, you can receive a full set of materials at no charge through one of the following methods:
•By Internet: www.proxyvote.com or via the Proxy Vote Mobile App
•By Telephone: 1-800-690-6903
•By Mail: sign and date your proxy card and mail it in the postage-paid and addressed envelope enclosed therewith to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
If you are the beneficial owner of shares held in street name, you should refer to the voting instructions provided by your brokerage firm, bank, or other holder of record. Beneficial owners may also attend and vote online during the annual meeting. We encourage you to vote your proxy by internet, telephone, or mail prior to the meeting, even if you plan to attend the annual meeting.
If you would like to receive a printed copy of our proxy materials, you may (1) visit www.proxyvote.com (2) call
1-800-579-1639, or (3) send an email to sendmaterial@proxyvote.com. If requesting by email, please note that you need to enter the 16 digit control number (included in your proxy card or notice) in the subject line. To facilitate timely delivery, request the materials on or before April 15, 2025.
Deadline for Voting. The deadline for voting by telephone or electronically is 11:59 p.m. Eastern Time, on April 28, 2025.
Proxies Submitted but not Voted. If you properly sign and return your proxy card or complete your proxy via the telephone or internet, your shares will be voted as you direct. If you sign and return your proxy but do not specify how you want your shares voted, they will be voted FOR the election of all nominees for Director as set forth under “Election of Directors,” FOR the advisory vote on executive compensation, and FOR the ratification of the appointment of the independent registered public accountants.
Revocation of Proxies. You may revoke your proxy and change your vote at any time before the deadline for voting noted above, by submitting a written notice to the Corporate Secretary, by submitting a later dated and properly executed proxy (including by means of a telephone or internet vote), or by voting in person at the annual meeting prior to the close of balloting during the meeting.

101	COUSINS 2025 PROXY STATEMENT

Confirmation of Voting. From March 19, 2025 through April 28, 2025, you may confirm your vote beginning twenty-four hours after your vote is received, whether it was cast by proxy card, electronically, or telephonically. To obtain vote confirmation, log onto www.proxyvote.com using the 16 digit number (located on your notice or proxy card). If you hold your shares through a bank or brokerage account, the ability to confirm your vote may be affected by the rules of your bank or broker and the confirmation will not confirm whether your bank or broker allocated the correct number of shares to you.
Broker Voting. Under NYSE Rules, the proposal to approve the appointment of independent auditors is considered a
“discretionary” item. This means that brokerage firms may vote in their discretion on this matter on behalf of clients who have not furnished voting instructions at least 10 days before the date of the meeting. In contrast, the election of
Directors, and the advisory vote on executive compensation are “non-discretionary” items. This means brokerage firms that have not received voting instructions from their clients on these proposals may not vote on them. These so-called
“broker non-votes” will be included in the calculation of the number of votes considered to be present at the meeting for purposes of determining a quorum, but will not be considered in determining the number of votes necessary for approval and will have no effect on the outcome of the vote for Directors and the advisory vote on executive compensation.
Results of Voting. We will file results with the SEC as required by applicable rules.
STOCK OWNERSHIP
Based on a review of filings with the SEC, the Company has determined that the following persons hold more than 5% of the outstanding shares of Cousins Properties common stock.

Name and Address of Beneficial Owner	Shares	Percent of Class(1)
The Vanguard Group(2) PO Box 2600 V26 Valley Forge, PA 19482	24,802,104	14.77%

Blackrock, Inc.(3) 50 Hudson Yards New York, NY 10001	22,226,280	13.24%

Principal Financial Group Inc(4) 711 High Street Des Moines, IA 50392	13,491,300	8.03%

(1) The percent of class for each listed beneficial owner is based on the shares owned by such beneficial owner as of December 31, 2024, as set forth in the respective beneficial owners’ filings with the SEC, and our shares outstanding as of February 27, 2025.
(2) According to filings with the SEC filed on February 11, 2025, The Vanguard Group has sole voting power with respect to no shares, shared voting power with respect to 164,626 shares, sole dispositive power with respect to 24,450,855 shares, and shared dispositive power with respect to 351,249 shares.
(3)According to filings with the SEC filed on February 7, 2025, Blackrock, Inc. has sole voting power with respect to 21,009,300 shares, shared voting power with respect to no shares, sole dispositive power with respect to 22,226,280 shares, and shared dispositive power with respect to no shares.
(4)According to filings with the SEC filed on January 31, 2025, Principal Financial Group Inc has sole voting power with respect to 13,491,300 shares, shared voting power with respect to no shares, sole dispositive power with respect to no shares, and shared dispositive power with respect to 13,491,300 shares.
To our knowledge, except as noted above, no person or entity is the beneficial owner of more than 5% of the voting power of the Company’s stock.

STOCK OWNERSHIP	102
The following table shows the amount of our common stock beneficially owned (unless otherwise indicated) by current
Directors, nominees, and NEOs and by Directors, nominees, and executive officers as a group. All information is as of
February 27, 2025.

Directors, Nominees for Director and Named Executive Officers	Shares(1)	Restricted Stock(2)	Percent of Class(3)
Gregg D. Adzema	77,003	44,707	*

Charles T. Cannada	65,957(4)		*

Robert M. Chapman	66,104		*

M. Colin Connolly	251,485	140,760	*

Scott W. Fordham	129,763(5)		*

Lillian C. Giornelli	94,561(6)		*

Susan L. Givens	0 (7)

R. Kent Griffin, Jr.	69,102		*

Kennedy Hicks	43,141	28,616	*

Richard G. Hickson IV	52,314(8)	21,181	*

Donna W. Hyland	57,706		*

John S. McColl	44,385(9)	22,129	*

Dionne Nelson	18,460		*

R. Dary Stone	80,296		*

Total for all Directors, nominees and executive officers as a group (16 persons)	1,103,347(10)	284,677	1.47%
(*) Less than 1% individually.
(1) Based on information furnished by the individuals named in the table. Includes shares for which the named person has sole voting or investment power or shared voting or investment power with his or her spouse. Under SEC rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she has no beneficial economic interest. Except as stated in the notes below, the persons indicated possessed sole voting and investment power with respect to all shares set forth opposite their names. As of February 27, 2025, no options are outstanding and exercisable by Directors or executive officers. No executive officer owns shares through the Company’s Retirement Savings Plan.
(2) Represents shares of restricted stock awarded to executive officers. The executive officers have the right to direct the voting of the shares of restricted stock reflected in the table.
(3) Based on 167,910,024 shares of common stock issued and outstanding as of February 27, 2025.
(4) Excludes 203 shares owned by Mr. Cannada’s spouse, as to which Mrs. Cannada has sole voting power, and for which Mr. Cannada disclaims beneficial ownership.
(5) Includes 1,937 shares owned by Mr. Fordham and his spouse, as to which Mr. Fordham shares voting and investment power.
(6) Includes 233 shares owned by Ms. Giornelli and her spouse, as to which Ms. Giornelli shares voting and investment power. Includes 1,874 shares owned by Nonami Foundation, Inc., of which Ms. Giornelli and her spouse, as the sole trustees, share voting and investment power; 13,784 shares owned by The Cousins Foundation, of which Ms. Giornelli is one of four trustees who share voting and investment power; 9,443 shares owned by TGC Partners LLP, a trust for which Ms. Giornelli is the sole trustee, with sole voting and investment power; and 4,280 shares owned by TGC Partners II LLP, a trust for which Ms. Giornelli is the sole trustee, with sole voting and investment power.
(7) Ms. Givens’ election to the Board is effective April 1, 2025. Her initial grant of stock as director compensation will occur after that date (prorated for the term prior to the 2025 Annual Meeting).
(8)      Includes 31,830 shares owned jointly by Mr. Hickson and his spouse, as to which Mr. Hickson shares voting and investment power.
(9)Includes 2,340 shares owned jointly by Mr. McColl and his spouse, as to which Mr. McColl shares voting and investment power.
(10)Includes 90,475 shares as to which Directors and executive officers share voting and investment power with others. Does not include 203 shares owned by spouses and other affiliates of Directors and executive officers, as to which they disclaim beneficial ownership.

103	COUSINS 2025 PROXY STATEMENT

APPENDIX A

RECONCILIATION OF NET INCOME AVAILABLE TO COMMON STOCKHOLDERS
TO FUNDS FROM OPERATIONS
(in thousands, except per share amounts)

	Year Ended December 31, 2024			Year Ended December 31, 2023
	Dollars	Weighted Average Common Shares	Per Share Amount	Dollars	Weighted Average Common Shares	Per Share Amount

Net Income Available to Common Stockholders	$45,962	153,413	$0.30	$82,963	151,715	$0.55
Noncontrolling interest related to unit holders	8	25	—	14	25	—
Conversion of unvested restricted stock units	—	575	—	—	301	—
Net Income - Diluted	45,970	154,015	$0.30	82,977	152,041	$0.55

Depreciation and amortization of real estate assets:
• Consolidated properties	364,584	—	2.37	314,449	—	2.07
• Share of unconsolidated joint ventures	4,745	—	0.03	1,931	—	0.01
• Partners’ share of real estate depreciation	(1,106)	—	(0.01)	(1,070)	—	(0.01)
Loss (gain) on sale of depreciated properties:
• Consolidated properties	(101)	—	—	2	—	—
Funds From Operations	$414,092	154,015	$2.69	$398,289	152,041	$2.62

	Year Ended December 31, 2022			Year Ended December 31, 2021
	Dollars	Weighted Average Common Shares	Per Share Amount	Dollars	Weighted Average Common Shares	Per Share Amount

Net Income Available to Common Stockholders	$166,793	150,113	$1.11	$278,586	148,666	$1.87
Noncontrolling interest related to unit holders	143	25	—	56	25	—
Conversion of stock options	—	—	—	—	1	—
Conversion of unvested restricted stock units	—	281	—	—	199	—
Net Income - Diluted	166,936	150,419	$1.11	278,642	148,891	$1.87

Depreciation and amortization of real estate assets:
• Consolidated properties	295,029	—	1.96	287,469	—	1.93
• Share of unconsolidated joint ventures	3,927	—	0.03	9,674	—	0.06
• Partners’ share of real estate depreciation	(794)	—	(0.01)	(929)	—	(0.01)
Loss (gain) on sale of depreciated properties:
• Consolidated properties	9	—	—	(152,611)	—	(1.01)
• Share of unconsolidated joint ventures	(81)	—	—	39	—	—
• Investment in unconsolidated joint ventures	(56,267)	—	(0.37)	(13,083)	—	(0.09)
Funds From Operations	$408,759	150,419	$2.72	$409,201	148,891	$2.75

APPENDIX A	104

	Year Ended December 31, 2020
	Dollars	Weighted Average Common Shares	Per Share Amount

Net Income Available to Common Stockholders	$237,278	148,277	$1.60
Noncontrolling interest related to unit holders	315	297	—
Conversion of stock options	—	8	—
Conversion of unvested restricted stock units	—	54	—
Net Income - Diluted	237,593	148,636	$1.60

Depreciation and amortization of real estate assets:
• Consolidated properties	287,960	—	1.94
• Share of unconsolidated joint ventures	8,740	—	0.06
• Partners’ share of real estate depreciation	(742)	—	—
Loss (gain) on sale of depreciated properties:
• Consolidated properties	(90,105)	—	(0.61)
• Share of unconsolidated joint ventures	(450)	—	—
• Investment in unconsolidated joint ventures	(44,578)	—	(0.31)
Impairment	14,829	—	0.10
Funds From Operations	$413,247	148,636	$2.78

Cousins

3344 Peachtree Road NE
Suite 1800
Atlanta, GA 30326
404-407-1000